Exhibit 10.2

EXECUTED VERSION

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

SECURED MULTICURRENCY REVOLVING SYNDICATED FACILITY AGREEMENT
INCORPORATING AN AUD BANK GUARANTEE FACILITY

(Australian Branch)

SYNDICATED FACILITY AGREEMENT

dated 15 September 2018

for

CORONADO FINANCE PTY LTD (ACN 628 668 235)

arranged and underwritten by

WESTPAC BANKING CORPORATION (ABN 33 007 457 141)

with

WESTPAC BANKING CORPORATION (ABN 33 007 457 141)

acting as Agent

NORTON ROSE FULBRIGHT AUSTRALIA

Level 18, Grosvenor Place
225 George Street
Sydney, NSW 2000

Tel: +61 02 9330 8000
nortonrosefulbright.com
Our ref: 4008970

i

THIS AGREEMENT is dated 15 September 2018 and made between:

(1)                         CORONADO FINANCE PTY LTD (ACN 628 668 235) (Original Borrower)

(2)                         THE ENTITIES listed in Part I of Schedule 1 as original guarantors (the Original Guarantors)

(3)                         CORONADO GLOBAL RESOURCES, INC (the Parent)

(4)                         WESTPAC BANKING CORPORATION (ABN 33 007 457 141) as mandated lead arranger, underwriter and bookrunner (the Arranger)

(5)                         THE ENTITIES listed in Part II of Schedule 1 as lenders (the Original Lenders)

(6)                         WESTPAC BANKING CORPORATION (ABN 33 007 457 141) (the Agent)

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Agreement:

ABL Facility means the facility provided under the Asset-Based Revolving Credit Agreement, dated as of June 6, 2017, as amended as of the effective date of 29 March 2018, among Coronado Group LLC and related entities, Bank of America, N.A., and certain lenders and issuing banks.

Acceptable Bank means:

(a)                                 a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)                                 any other bank or financial institution approved by the Agent.

Accession Deed has the meaning given to the term “Accession Deed” in the Security Trust Deed.

Accession Letter means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 27 (Changes to the Obligors).

Additional Guarantor means a company which becomes an Additional Guarantor in accordance with Clause 27 (Changes to the Obligors).

Additional Obligor means an Additional Borrower or an Additional Guarantor.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent’s Spot Rate of Exchange means, in relation to Australian dollars at any time, the rate of exchange to buy US dollars with Australian dollars as determined by reference to Bloomberg’s page ‘WMFXAU10 Index’ average rate being the “Australian Hedge Settlement Rate” at that time. If for any reason the rate is not displayed, the rate will be the Agent’s spot rate of exchange for the purchase of US dollars with Australian dollars at or around 11:00am on the relevant day.

A-IFRS means the Australian equivalents of the international financial reporting standards issued by the International Accounting Standards Board, as in effect from time to time.

Anti-Corruption Laws means all applicable laws, rules and regulations relating to bribery or corruption, including the US Foreign Corrupt Practices Act of 1977 (US), as amended (FCPA), the UK Bribery Act 2010 (UK) and any other applicable anti-corruption or anti-bribery laws.

Assignment Agreement means an agreement in the form agreed between the Agent and the relevant assignor and assignee.

Associate has the meaning given to it in Section 128F(9) of the Tax Act.

ASX means the Australian Securities Exchange Limited and the equity securities exchange is manages.

Auditors means KPMG, Ernst Young, PWC or Deloitte, or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

Australian Mining Tenement means Mining Lease Numbers 1878, 1990, 80010, 80011, 80012, 80086, 80110, 80112, 80123, 80171, 700006, 700007, 700008 and 700009 and Mineral Development Licence Numbers 162, 328 and 329 and any renewals, extensions and amendments thereof and any tenements issued to Coronado Curragh Pty Limited in place thereof or over any part of the area covered by the foregoing tenements any other mining tenement issued to an Obligor that is not a Project Asset and any other mining tenement as agreed for the purposes of this definition between the Parent and Agent or otherwise the subject of a Mining Tenement Security, from time to time.

Australian Mortgage means each real property mortgage granted by an Obligor over leasehold and freehold real property interests in Australia.

Australian Withholding Tax means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).

Authorised Officer means:

(a)                                 in respect of an Obligor, any director or secretary, or the chief executive officer or group chief financial officer, of such Obligor, or any person from time to time nominated as an Authorised Officer by it by an Authorised Officer Certificate or notice to the Finance Parties accompanied by certified copies of signatures of all new persons so appointed (and in respect of which the identity of that person has been verified to each Finance Party’s satisfaction in order to manage its anti-money laundering, counter-terrorism financing or “know your customer” laws or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country and the Agent has not received notice of revocation of the appointment); and

(b)                                 in respect of each Finance Party, any person whose title or acting title includes the word, Head, Director, Manager or President or a person performing the functions of any of them, any attorney appointed by that Finance Party and any other person appointed by that Finance Party to act as its authorised officer for the purpose of this Agreement.

Authorised Officer Certificate means a properly executed certificate in the form in Part IV of Schedule 2 (Authorised Officer Certificate).

Authorisation means:

(a)                                 an authorisation, consent, approval, resolution, licence, exemption, filing or registration; or

(b)                                 in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                 the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)                                 in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under Facility A only, that Lender’s participation in any Facility A Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Availability Period means the period from and including the date of this Agreement to and including the date falling one Month before the Termination Date.

Bank Guarantee means a letter of credit, bank guarantee, performance bond or other instrument in the form requested by the Borrower and agreed by an Issuing Bank.

Bankruptcy Law means Title 11 of the United States Code (11 USC. § 101 et seq.) and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally.

Base Currency Amount means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation or, if, in relation to Facility A the amount requested is not denominated in the Facility A Base Currency, that amount converted into the Facility A Base Currency at the Agent’s Spot Rate of Exchange:

(a)                                 for a proposed Facility A Utilisation, on the date which is three Business Days before the Utilisation Date (or if later, on the date the Agent receives the Utilisation Request) of that Proposed Facility A Utilisation; and

(b)                                 in relation to an outstanding Facility A Utilisation, on the date the Agent receives a Utilisation Request in respect of any proposed new Facility A Utilisation,

adjusted to reflect any repayment, prepayment, consolidation or division of a Facility A Utilisation.

BBSY Bid means in relation to any Loan in Australian dollars:

(a)                                 the applicable Screen Rate as of the Specified Time for Australian dollars and for a period equal in length to the Interest Period of that Loan; or

(b)                                 as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate).

and if, in either case, that rate is less than zero, BBSY Bid shall be deemed to be zero.

Beneficial Ownership Certification means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation means 31 C.F.R. § 1010.230.

Beneficiaries has the meaning given to it in the Security Trust Deed.

Benefit Arrangement means an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or contributed to by any member of the ERISA Group.

Benefit Plan means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

Black Lung Act means collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 27 (Changes to the Obligors).

Borrower Affiliate means the Borrower, any Affiliates of the Borrower, any trust of which it or any of its Affiliates is a trustee, any partnership of which it or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, it or any of its Affiliates.

Break Costs means the amount (if any) by which:

(a)                                 the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

It is an amount payable in lieu of interest which would otherwise have been paid.

Buchanan Mine means the Obligors’ underground mine located near the town of Oakwood in Buchanan County, in the State of Virginia, in the United States of America.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney and Brisbane and, for transactions to be effected or amounts owing in US dollars, London, New York, Brisbane and Sydney.

CAH Loan Agreement means the loan agreement dated 29 March 2018 between Coronado Curragh Pty Limited, Curragh Queensland Mining Pty Ltd, Curragh Coal Sales Co. Pty. Ltd. and Coronado Australia Holdings Pty Limited.

Change of Control means, after the Listing Date, the occurrence of any of the following:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d under the Exchange Act) (in each case other than the Energy & Minerals Group and its Affiliates) shall be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Capital Stock having more, directly or indirectly, than 50% of the total voting power of all outstanding Capital Stock of Parent; or

(b)                                 any person alone or together with its associates (as defined in section 12 of the Corporations Act) other than the Energy & Minerals Group and its Affiliates has voting power (as defined in s610 of the Corporations Act) in the Parent of more than 50%, or otherwise controls the Parent (where, in this paragraph (ii), “control” has the meaning given in s50AA of the Corporations Act).

For the purposes of this definition:

Affiliate as to any Person shall mean any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Capital Stock shall mean with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

Coal Act means the Coal Industry Retiree Health Benefits Act of 1992, as amended.

Commitment means a Facility A Commitment or Facility B Commitment.

Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

Compulsory Acquisition means an actual or proposed compulsory acquisition, resumption, appropriation or confiscation of, or freezing, restraining or forfeiture order in connection with, assets under legislation or otherwise, including a restriction or order under which compensation is payable in connection with assets.

Confidential Information means all information relating to a Borrower, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)                                 any Group Member or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                     information that:

(A)                               is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or

(B)                               is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(C)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                                  any Funding Rate or Reference Bank Quotation.

Confidentiality Undertaking means a confidentiality undertaking substantially in a form as set out in Schedule 8 (Form of Confidentiality Undertaking) or in any other form agreed between a Borrower and the Agent.

Consol Arrangements means the arrangements and transactions embodied in the Royalty arrangement documented in the “Membership Interest and Asset Purchase Agreement” between, among others, Coronado IV LLC and Consol Energy Inc in relation to the Buchanan mine.

Consolidated Net Income mean consolidated net income (or loss) of the Group, excluding (without duplication):

(a)                                 the effect of non-cash compensation expenses related to common stock and other equity securities issued to employees;

(b)                                 the effect of any extraordinary or non-recurring gains, losses or expenses (including fees) (including IPO Costs and costs and expenses, including fees, incurred in connection with the consummation of the transactions contemplated under the Finance Documents);

(c)                                  the gains or losses on discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations);

(d)                                 equity earnings or losses of Affiliates (other than earnings or losses of a Group Member);

(e)                                  non-cash charges due to cumulative effects of changes in accounting principles;

(f)                                   non-cash unwind of the below market contract in the Stanwell Arrangements;

(g)                                  non-cash impact of the unwind of the Stanwell Reserve Area/Stanwell Rebate (as those terms are contemplated by the Stanwell Arrangements); and

(h)                                 non-cash gains/losses related to hedge book or interest rate swap revaluation.

Contamination shall mean the presence or Release or threat of Release of Regulated Substances in, at, on, under or emanating to or from any property, whether owned or leased, of any Obligor or any Subsidiary of an Obligor, which pursuant to Environmental Health and Safety Laws requires notification or reporting to a Governmental Agency, or which pursuant to Environmental Health and Safety Laws requires performance of a Remedial Action or which otherwise constitutes a violation of Environmental Health and Safety Laws.

Contested Tax means a Tax payable by an Obligor where that Obligor is diligently contesting its liability to pay that Tax in good faith.

Corporations Act means the Corporations Act 2001 (Cth).

Cross Charge means any Security given by an Obligor who is party to a joint venture over any of its interest in that joint venture to another party (or parties) to that joint venture to secure the due payment of amounts payable or obligations incurred and/or the performance of any other obligations, under or in respect of that joint venture.

Curragh Intercompany Loans means any of the following, if and for so long as they are subordinated in accordance with the terms of the Curragh Intercompany Subordination Deed;

(a)                                 the loan made by Coronado Australia Holdings Pty Limited to Coronado Curragh Pty Ltd pursuant to the CAH Loan Agreement;

(b)                                 the loan made by the Parent to Coronado Curragh Pty Limited pursuant to the Parent Loan Agreement; and

(c)                                  any loan made by an Obligor to another Obligor.

Curragh Intercompany Subordination Deed means a subordination deed in the form of the subordination deed delivered to the Agent as a condition precedent under Part I of Schedule 2 (Conditions precedent) or any other form of subordination deed agreed between the Agent (acting on the instructions of the Majority Lenders) and the Parent.

Curragh Mine means the Obligors’ open-pit mines located in Queensland’s Bowen Basin, in Australia and the subject of the Australian Mining Tenements.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)                                 acquires by way of assignment, novation or transfer;

(b)                                 enters into any sub-participation in respect of; or

(c)                                  enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, or allowing it to control the exercise of rights relating to, any Commitment or amount outstanding under this Agreement.

Default means:

(a)                                 an Event of Default; or

(b)                                 any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period or the giving of notice, the making of any determination under the Finance Documents, or any combination of any of the foregoing) be an Event of Default.

Defaulting Finance Party means any Finance Party (other than a Lender which is a Borrower Affiliate):

(a)                                 which (in any capacity) has failed to make a payment when due under this Agreement or has notified a Party that it will not make such a payment, except where:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)                                  the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question;;

(b)                                 which (in any capacity) has otherwise rescinded or repudiated a Finance Document; or

(c)                                  which is a Lender which has failed to issue a Bank Guarantee (or has notified the Agent or a Borrower (which has notified the Agent) that it will not issue a Bank Guarantee) in accordance with Clause 6.5 (Issue of Bank Guarantees) or which has failed to pay a claim (or has notified the Agent or a Borrower (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.1 (Claims under a Bank Guarantee); or

(d)                                 which:

(i)                                     is or is adjudicated to be insolvent;

(ii)                                  applies or resolves to be wound up, given protection against creditors or placed in bankruptcy or any analogous process; or

(iii)                               is subject to the appointment of a liquidator, administrator, manager, trustee in bankruptcy or any analogous process,

unless, in the case of paragraphs (a) and (c) above:

(iv)                              its failure to pay or to issue a Bank Guarantee, is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(v)                                 the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question;

Disruption Event means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Distribution means any of the following paid by a person to a shareholder or Affiliate of that person:

(a)                                 a distribution (whether of cash or other assets) by way of dividend, charge, interest, fee, payment or other distribution on, or buy back, return of capital, redemption, repurchase, retirement or repayment on or in respect of, any Marketable Security or loan; and

(b)                                 any management or similar fees.

EBITDA means for any period of determination with respect to the Group for such period of determination:

(a)                                 Consolidated Net Income; plus

(b)                                 the sum of the following, without duplication and to the extent deducted in determining Consolidated Net Income:

(i)                                     Interest Expense (net of interest income),

(ii)                                  income tax expense,

(iii)                               depreciation, depletion and amortization of property, plant, equipment and intangibles,

(iv)                              non-cash debt extinguishment costs,

(v)                                 non-cash impairment charges or asset write-offs and non-cash charges due to cumulative effects of changes in accounting principles, plus

(c)                                  cash dividends or distributions received from Affiliates (other than received from Group Members to the extent not included in determining Consolidated Net Income).

All items included in the definition of EBITDA shall be determined in each case for the applicable Person for the period of determination on a consolidated basis in accordance with US GAAP.

Environment means components of the earth, including:

(a)                                 land, surface and subsurface, strata, sediment, indoor and outdoor air, and water, including surface water, groundwater and drinking water; and

(b)                                 any layer of the atmosphere;

and includes interacting natural ecosystems that include components referred to in the foregoing.  Environmental has the like meaning.

Environmental Approval means any permits, licenses, franchises, certificates, approvals and other similar authorisations (or waivers in lieu thereof) required under any applicable Law pertaining to the Environment.

Environmental Health and Safety Claim means any administrative, regulatory or judicial action, suit, claim, written notice of noncompliance or violation, written notice of liability or potential liability, written request for information, demand letter or proceeding relating to any Environmental Health and Safety Laws, any Environmental Health and Safety Permit, any Regulated Substances, any Contamination, the performance of any Remedial Action.

Environmental Health and Safety Complaint means any written notice or complaint by any Person or Governmental Agency setting forth allegations relating to or a cause of action arising under any Environmental Health and Safety Laws for personal injury or property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of a Remedial Action, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Health and Safety Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by a Governmental Agency pursuant to any Environmental Health and Safety Laws.

Environmental Health and Safety Laws mean, collectively, any applicable federal, state, local or foreign statute, Law (including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC § 9601 et seq, the Resource Conservation and Recovery Act, 42 USC § 6901 et seq, the Hazardous Materials Transportation Act, 49 USC § 1801 et seq, the Toxic Substances Control Act, 15 USC § 2601 et seq, the Federal Water Pollution Control Act, 33 USC § 1251 et seq, the Federal Safe Drinking Water Act, 42 USC § § 300f-300j, the Federal Air Pollution Control Act, 42 USC § 7401 et seq, the Oil Pollution Act, 33 USC § 2701 et seq, the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC §§ 136 to 136y, the Occupational Safety and Health Act, 29 USC § § 651 et seq related to Regulated Substances, the Mine Safety and Health Act, 30 USC § § 801 et seq, related to Regulated Substances, the Surface Mining Control and Reclamation Act 30 USC §§ 1201 et seq, the Atomic Energy Act, 42 USC § 2011 et seq, the National Historic Preservation Act, 16 USC § 470 et seq, the Endangered Species Act, 16 USC § 1531 et seq, the Wild and Scenic Rivers Act, 16 USC §§ 1271-1278, the Environmental Protection (Impact of Proposals) Act 1974 (rep, to the extent applicable) of Australia, the Environment Protection and Biodiversity Conservation Act 1999 of Australia, the Work Health and Safety Act 2011 of Australia, the Environmental Protection Act 1994 of Queensland, Australia, the Work Health and Safety Act 2011 of Queensland, Australia, the Coal Mining Safety and Health Act 1999 of Queensland, Australia, each as amended, or any equivalent state or local statute, and any amendments thereto), code, consent decree, settlement agreement, directive or any binding judicial or agency interpretation, policy or guidance, in each case regulating: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the Environment (including mining reclamation obligations and related financial assurance requirements); (iv) employee health and safety in the workplace related to Regulated Substances (but excluding workers compensation and wage and hour laws); and (v) the presence, use, management, generation, manufacture, processing, extraction, mining, treatment, recycling, refining, reclamation, labelling, transport, storage, collection, distribution, Release or threat of Release of Regulated Substances.

Environmental Health and Safety Orders shall mean all decrees, orders, directives, judgments, opinions, rulings writs, injunctions, settlement agreements or consent orders issued by or entered into with a Governmental Agent relating or pertaining to Contamination, Environmental Health and Safety Laws, Environmental Health and Safety Permits, Regulated Substances or Remedial Actions.

Environmental Health and Safety Permit shall mean any applicable Permit required under any of the Environmental Health and Safety Laws.

Environmental Liability means any claim, action, damage, loss, liability, obligation, cost, charge, expense, outgoing or payment relating to any actual or alleged Environmental Health and Safety Laws, Environmental Approval or exposure to or release of any Regulated Substance, including but not limited to

(a)                                 any investigation or remediation required by any Environmental Health and Safety Laws;

(b)                                 any claim by any third party pursuant to any Environmental Health and Safety Laws;

(c)                                  any action, order, declaration or notice by a Governmental Agency under an Environmental Health and Safety Laws; or

(d)                                 any agreement between any Group Member and any:

(i)                                     owner or occupier of land; or

(ii)                                  Governmental Agency,

to which liability is assumed or imposed with respect to any of the foregoing.

ERISA shall mean the Employee Retirement Income Security Act of 1974 (US), as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Group shall mean, at any time, the Parent and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control or treated as a single employer under Section 414(b) or (c) of the US Tax Code.

Event of Default means any event or circumstance specified as such in Clause 25 (Events of Default).

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Excluded Interest Expense means:

(a)                                 any interest and amounts in the nature of interest or of similar effect to interest:

(i)                                     paid or payable by in respect of any Limited Recourse Financial Indebtedness; or

(ii)                                  accruing, but not paid by the Group (determined on a consolidated basis) on Financial Indebtedness which is Subordinated Debt;

(b)                                 any capitalised interest of a Group Member (if and for so long as that capitalised interest is subordinated in accordance with the terms of the Curragh Intercompany Subordination Deed); and

(c)                                  any non-cash unwinding of the effects of discounting on provisions or any other non-cash interest expense that is not associated with interest bearing liabilities which is shown as an interest expense in the Financial Statements of the Group for the relevant period.

Excluded Subsidiary means a Subsidiary of the Parent:

(a)                                 which is not a wholly-owned Subsidiary; or

(b)                                 which is a Project Company.

Existing Arrangements Intercreditor Deed means an intercreditor deed of that name dated after the date of this Agreement between the Security Trustee, Stanwell Corporation Limited, Wesfarmers Limited, Coronado Australia Holdings Pty Ltd, the Parent, Coronado Curragh Pty Limited, Curragh Queensland Mining Pty Ltd and Curragh Coal Sales Co. Pty. Ltd. To avoid doubt, and without limitation, this document must contain undertakings from the Security Trustee in favour of Stanwell Corporation Limited in terms substantially the same as those given to it by Wilmington Trust, National Association, in Clause 2 of the Deed Poll dated 29 March 2018.

Expiry Date means, for a Bank Guarantee, the last day of its Term.

Facility means Facility A or Facility B.

Facility A means the multicurrency revolving credit facility made available under this Agreement as described in Clause 2 (The Facilities).

Facility A Base Currency means US dollars.

Facility A Base Currency Amount means, in relation to a Facility A Loan, the amount of the Loan if denominated in Facility A Base Currency or, if the amount requested is denominated in Australian dollars, that amount converted into Facility A Base Currency at the Agent’s Spot Rate of Exchange.

Facility A Commitment means:

(a)                                 in relation to an Original Lender, the amount in the Facility A Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in the Facility A Base Currency of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility A Lender means:

(a)                                 each Original Lender who is shown in Part II of Schedule 1 as having a Facility A Commitment; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders) with a Facility A Commitment, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

Facility B means the revolving bank guarantee facility made available under this Agreement as described in Clause 2 (The Facilities).

Facility B Commitment means:

(a)                                 in relation to an Original Lender, the amount in Australian dollars set opposite its name under the heading “Facility B Commitment” in Pail II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)                                 in relation to any other Lender, the amount in Australian dollars of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Facility B Lender means:

(a)                                 each Original Lender who is shown in Part II of Schedule 1 as having a Facility B Commitment; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders) with a Facility B Commitment, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

Facility B Utilisation means a Bank Guarantee.

Facility Office means each office of each Lender shown as such in Part II of Schedule 1 (or in any relevant Transfer Certificate, as the case may be), or such other addresses in Australia or the United States of America, as applicable, as the Agent (on behalf of a Lender) or a Lender otherwise specifies in consultation with the Parent, being the offices in Australia and the United States of America through which a Lender will perform its obligations under this Agreement.

FATCA means:

(a)                                 sections 1471 to 1474 of the US Tax Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)                                 in relation to a “withholdable payment” described in section 1473(l)(A)(i) of the US Tax Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the US Tax Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)                                  in relation to a “passthru payment” described in section 1471(d)(7) of the US Tax Code not falling within paragraphs (a) or (b) above, 1 January 2019 or the date of the publication of final US Treasury Regulations defining the term “passthru payment”;

or, in each case, such later date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means any letter or letters dated on or after the date of this Agreement setting out any of the fees referred to in Clause 13 (Fees), and any letter that amends or replaces any of them.

Finance Document means:

(a)                                 this Agreement;

(b)                                 any Fee Letter;

(c)                                  any Compliance Certificate;

(d)                                 the Security Trust Deed;

(e)                                  any Recognition Certificate;

(f)                                   any Transaction Security Document;

(g)                                  the Existing Arrangements Intercreditor Deed;

(h)                                 the Curragh Intercompany Subordination Deed;

(i)                                     the Deed of Undertaking from the Security Trustee in favour of Winged Horse Pty Ltd as trustee for the Pegasus Royalty Unit Trust;

(j)                                    any Accession Letter;

(k)                                 any Accession Deed;

(l)                                     any Resignation Letter;

(m)                             any Hedging Agreement;

(n)                                 any document designated by the Agent or Security Trustee in connection with the appointment and performance of a US Security Agent;

(o)                                 any document amending or amending and restating any of the above; and

(p)                                 any other document designated as such by the Agent and the Borrowers.

Finance Lease means any lease:

(a)                                 which effectively transfers from the lessor to the lessee substantially all the risks and benefits incident to ownership of the leased property without transferring the legal ownership; or

(b)                                 the liabilities under which are required to be capitalised on the lessee’s balance sheet according to US GAAP as in effect on the date of this Agreement.

Finance Party means the Agent, the Arranger, the Security Trustee, any US Security Agent appointed under a Finance Document or a Lender.

Financial Covenant means each financial covenant in Clause 23.1 (Financial covenants).

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability under a Finance Lease;

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                   any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing of money, which would, in accordance with US GAAP, be treated as a liability in the audited consolidated Financial Statements of the Group;

(g)                                  any deferred purchase price agreement in relation to any asset or service, excluding:

(i)                                     any such deferred purchase price agreement which provides for a deferred purchase price of no more than 180 days; and

(ii)                                  any other deferred purchase price agreement in respect of any asset or service entered into in the ordinary course of business;

(h)                                 (for the purposes of Clause 25.5 (Cross-default) only) any close out amount, early termination amount or any other amount payable in respect of any Treasury Transaction which has been dosed out or terminated;

(i)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary bank guarantee or any other instrument issued by a bank or financial institution; and

(j)                                    the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

Despite the above, Financial Indebtedness shall not include any liabilities of any person under any lease that is not a Finance Lease.

Financial Statements means:

(a)                                 a statement of comprehensive income (otherwise known as a statement of financial performance or profit and loss statement);

(b)                                 a statement of financial position;

(c)                                  a statement of cash flow; and

(d)                                 a statement of changes in equity,

together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.

Flood Laws means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iv) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

Funding Rate means any individual rate notified by a Lender to the Agent pursuant to Clause 12.4(a)(ii) (Cost of funds).

General Security Deed means the General Security Deed entered into by each Australian Obligor with the Security Trustee after the date of this Agreement by which the Australian Obligors grant security over all their present and after acquired property.

Good Operating Practice means the exercise of skill, prudence and operating practice which would reasonably and ordinarily be expected from a reputable, skilled and experienced owner and operator engaged in the same business as the Obligors under similar circumstances in compliance with all applicable legislation, industry codes of practice, Authorisations and all relevant documents relating to the Obligors’ business.

Governmental Agency means any government or any governmental, semi-governmental or judicial entity or authority in any relevant jurisdiction. It also includes any self-regulatory organisation established under statute or any stock exchange.

Greenbrier Mine means the underground bord and pillar mine and the surface contour and highwall mining operations located in the Greenbrier and Nicholas Counties of West Virginia, in the United States of America.

Group means the Parent and its Subsidiaries for the time being.

Group Member means an entity that is a member of the Group.

Group Structure Diagram means the diagram showing the structure of the Group, provided to the Agent with the Parent’s verification certificate as a condition precedent under Part I of Schedule 2, as replaced from time to time under Clause 22.4(i) (Information: miscellaneous).

Guarantee means the guarantee, undertaking and indemnity given under Clause 20 (Guarantee).

Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 27 (Changes to the Obligors).

Head Company means the head company (as defined in the Tax Act) of a Tax Consolidated Group.

Hedge Counterparty means a Lender or an Affiliate of a Lender that is, or has become, a party to the Security Trust Deed as a Hedge Counterparty in accordance with the provisions of the Security Trust Deed.

Hedging Agreement means any master agreement, confirmation, schedule or other agreement or trade entered into or to be entered into by a Borrower or other Obligor and a Hedge Counterparty for the purpose of Treasury Transactions required or permitted to be entered into by this Agreement.

Hedging Policy means any board approved policy describing the hedging arrangements to be entered into for the purpose of entering into Treasury Transactions in connection with carrying on the Group’s business in a prudent and responsible manner.

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Interest Expense means all interest and amounts in the nature of interest or of similar effect to interest (including amounts other than principal payable under the Finance Documents) paid or payable by the Group (determined on a consolidated basis) including:

(a)                                 any dividend or distribution payable on any Marketable Security which is Financial Indebtedness;

(b)                                 the interest component of rentals in respect of Finance Lease obligations;

(c)                                  the face amount of bills of exchange or other financial instruments drawn, issued, endorsed or accepted by any Group Member less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee; and

(d)                                 all line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring nature payable in relation to Financial Indebtedness but not establishment, arrangement and other fees payable once only on the initial provision of financial accommodation, plus or minus the amount of any net payments by or to a Group Member under any interest rate Treasury Transaction.

It excludes any Excluded Interest Expense.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

IPO means the proposed initial public offering and listing on the ASX of securities in the Parent.

IPO Costs means third party costs and expenses (including all value added taxes) (including adviser, joint lead manager and other syndicate fees) incurred by the Parent or any Subsidiary of the Parent (or recharged to the Parent by Coronado Group LLC) relating to the IPO.

Issuing Bank means, in relation to a Bank Guarantee, a Facility B Lender that has issued or is to issue that Bank Guarantee under Facility B.

JORC Code means the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves from time to time.

Labor Contracts mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Obligor or Subsidiary of an Obligor and its employees.

Law means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Agency, foreign or domestic.

Lender means:

(a)                                 any Original Lender; and

(b)                                 any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

LIBOR means, in relation to any Loan:

(a)                                 the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or

(b)                                 as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

Limited Recourse Financial Indebtedness means any Financial Indebtedness incurred in connection with a Project where the provider of the indebtedness only has recourse, in respect of the Parent and its Subsidiaries, to all or any of the following:

(a)                                 the Project Assets;

(b)                                 shares in a Project Company;

(c)                                  the Project Company or Project Companies, provided that (other than in the case of fraud, wilful misconduct or negligence of the Project Company), if the Project Assets do not comprise all or substantially all of a Project Company’s business or interests the recourse is limited to recoveries in respect of the Project Assets and the provider of the Financial Indebtedness or any agent appointed by the provider of the Financial Indebtedness has no right to take any step towards its winding up or dissolution or the appointment of a liquidator, administrator, administrative receiver or similar officer in respect of it or its assets; and

(d)                                 the giver of any Surety that is Permitted Financial Accommodation under paragraph (e) of that definition.

Listing Date means the first day that the securities in the Parent are able to be traded on the ASX.

Loan means a Facility A Loan or a Facility B Loan.

Logan Mine means the underground and surface mining operations located in the Counties of Boone, Logan and Wyoming in West Virginia, in the United States of America.

Majority Lenders means at any time:

(a)                                 if there are only two Lenders, then all Lenders; or

(b)                                 where a Lender or Lenders whose Commitments aggregate at least 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66 2/3% of the Total Commitments immediately prior to the reduction). Where a Lender’s Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation.

For the purposes of this definition, “Commitments” and “Total Commitments” are to be calculated by converting any Facility B Commitment or Facility A or Facility B participation into US dollars at the Agent’s Spot Rate of Exchange.

Margin means, in respect of Facility A:

(a)                                 until the first Compliance Certificate is delivered and received by the Agent in accordance with this Agreement, 2.85% per annum; and

(b)                                 after delivery of a Compliance Certificate pursuant to Clause 22.2 (Compliance Certificate and other information), such other applicable margin based on the pricing grid below:

Net Debt to EBITDA in most recent Compliance Certificate	Facility A Margin
> 2.00 times	3.25% per annum
>1.50 times and < 2.00 times	3.00% per annum
< 1.50 times	2. 85% per annum

Any change in Margin arising by reason of the delivery of a Compliance Certificate will take effect on the first day of the next applicable Interest Period occurring after the date of receipt by the Agent of the applicable Compliance Certificate. If a Compliance Certificate is not delivered when due, for the purposes of determining the applicable Margin, Net Debt to EBITDA will be assumed to be greater than 2.00 times until a Compliance Certificate is delivered.

Marketable Security has the meaning given to securities in section 92(3) of the Corporations Act, but also includes:

(a)                                 an undertaking referred to in the exceptions in paragraphs (a) and (b) of the definition of debenture in the Corporations Act;

(b)                                 a unit or other interest in a trust or partnership;

(c)                                  a negotiable instrument; and

(d)                                 a right or an option in respect of a Marketable Security, whether issued or unissued, including any of the above.

Material Adverse Effect means a material adverse effect on:

(a)                                 the financial condition of the Group taken as a whole; or

(b)                                 the ability of the Obligors taken as a whole to perform their obligations under the Finance Documents; or

(c)                                  the validity or enforceability of the whole or any material part of any Finance Document or the ranking of any Security granted or purported to be granted pursuant to the Finance Documents or any material rights or remedies of a Finance Party under the Finance Documents.

Material Contract means each of the following:

(a)                                 Stanwell Amended Coal Supply Agreement dated 6 November 2009 between Stanwell Corporation Limited and Coronado Curragh Pty Ltd, as amended by the ACS A Deed of Amendment entered into on or about 21 November 2016;

(b)                                 Curragh Mine New Coal Supply Deed between Stanwell Corporation Limited and Coronado Curragh Pty Ltd dated 14 August 2018 including any agreement arising from the binding term sheet attached thereto;

(c)                                  Take or pay agreement dated 27 September 2011 between Coronado Curragh Pty Ltd and WICET Pty Ltd;

(d)                                 Coal Handling Agreement dated 1 June 2004 between Coronado Curragh Pty Ltd and Gladstone Ports Corporation;

(e)                                  Wiggins Island Rail Project Deed (2011) between Coronado Curragh and Aurizon Network Pty Ltd dated 5 September 2011, as amended from time to time;

(f)                                   Rail Transportation Agreement between Aurizon Operations Limited and Coronado Curragh Pty Ltd dated 11 November 2011, as amended from time to time;

(g)                                  QR Coal Transport Agreement between Aurizon Operations Limited and Coronado Curragh Pty Ltd dated 31 May 2004, as amended from time to time;

(h)                                 each Australian Mining Tenement;

(i)                                     each lease and the other contractual rights comprising or affecting the property described in Schedule 10 (Real Property) and other real property on which infrastructure and equipment necessary for the business as usual operations of an Obligor’s mine site is located;

(j)                                    Membership Interest and Asset Purchase Agreement between Consol Energy, Inc, Consol Mining Holding Company LLC, Consol Buchanan Mining Company LLC, Consol Amonate

Mining Company LLC, Consol Mining Company LLC, CXN Land LLC, CXN Marine Terminals Inc, CXN RCPC LLC, Consol Pennsylvania Coal Company LLC, Consol Amonate Facility LLC and Coronado IV LLC, dated 26 February 2018;

(k)                                 CONSOL Energy Amendment and Restatement of Master Cooperation and Safety Agreement between Consol Buchanan Mining Company LLC, Coronado IV LLC, CNX Gas Company LLC, Consol Energy Inc. and various CEI Subsidiaries, dated 31 March 2016;

(l)                                     Command Center Services Agreement between Consol Buchanan Mining Company LLC and CNX Gas Company LLC dated 31 March 2016;

(m)                             Drilling and Related Services Agreement between Consol Buchanan Mining Company LLC and CNX Gas Company LLC, dated 31 March 2016;

(n)                                 Subsidence and Relocation Agreement between Cardinal States Gathering Company, Coronado IV LLC and Coronado Buchanan Mining Company LLC, dated 31 March 2016; and

(o)                                 any other contract or agreement to which an Obligor is a party (other than the Finance Documents) for which breach, non-performance, cancellation or failure to renew would have or would be reasonably likely to have a Material Adverse Effect (which, for the avoidance of doubt, unless otherwise agreed, includes any contract or agreement that replaces any of the above).

Material Subsidiary means any Subsidiary of Parent which at any time (i) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of Parent and its Subsidiaries on a consolidated basis, or (ii) has total assets equal to or in excess of five percent (5%) of the total assets of Parent and its Subsidiaries, in either case, as determined and consolidated in accordance with US GAAP.

Mining Laws means any and all applicable federal, state, local and foreign statutes, laws, regulations, guidance, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to Mining Operations and activities, or oil, natural gas, minerals, and other hydrocarbons and their constituents production operations and activities. Mining Laws shall include but not be limited to, (i) the Mineral Lands Leasing Act of 1920, the Federal Coal Leasing Amendments Act, the Surface Mining Control and Reclamation Act, all other land reclamation and use statutes and regulations relating to coal mining, the Federal Coal Mine Health and Safety Act, the Black Lung Act and the Coal Act, the Mine Safety and Health Act and the Occupational Safety and Health Act, each as amended, and their state and local counterparts or equivalents; and (ii) Laws of Queensland and the Commonwealth of Australia relating to mining, coal and the environment, each as amended.

Mining Operations shall mean (i) the removal of coal, gas and other minerals or similar resources from the natural deposits or from waste or stock piles by any surface or underground mining methods; (ii) operations or activities conducted underground or on the surface associated with or incident to the preparation, development, operation, maintenance, opening and reopening of an underground or surface mine storage or stockpiling of mined materials, backfilling, sealing and other closure procedures related to a mine or the movement, assembly, disassembly or staging of any mining equipment; (iii) milling; (iv) coal preparation, coal processing or testing; (v) coal refuse disposal, coal fines disposal or the operation and maintenance of impoundments; (vi) the operation of any mine drainage system; (vii) reclamation activities and operations; or (viii) the operation of coal terminals, river or rail load-outs or any other transportation facilities.

Mining Tenement Security means each of:

(a)                                 the Mortgages required to be on mining tenements pursuant to the terms of this Agreement;

(b)                                 the Australian Mortgages;

(c)                                  the General Security Deed;

(d)                                 each other Transaction Security Document entered into from time to time to comply with Clause 24.20 (Mining tenements; Further assurances regarding Secured Property).

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

Mortgage means each of the fee and leasehold mortgages, deeds of trust, assignments of leases and rents and other security documents, in each case substantially in the form of (other than as to US Excluded Property definitions) the “Mortgages” (as defined in the Term Loan Facility Agreement) and otherwise in such form reasonably satisfactory to the Security Trustee and the Agent, delivered on or after the date of this Agreement with respect to Real Property to be encumbered pursuant to this Agreement or the applicable US Security Document, as each may be amended, supplemented or otherwise modified from time to time.

Multiemployer Plan means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any other member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

Multiple Employer Plan means a Plan which has two or more contributing sponsors (including the Borrower or any other member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

Net Debt means:

(a)                                 the total amount of current and non-current interest bearing loans and borrowings of the Group but excluding leases that are not Finance Leases, Subordinated Debt and Limited Recourse Financial Indebtedness; and

(b)                                 in accordance with US GAAP, the total amount shown as a liability in those Financial Statements for any guarantee or indemnity, or a counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other similar instrument, but only up to that amount shown as a liability (except in relation to Bank Guarantees issued and outstanding under Facility B, of which only 50% of the aggregate face value of all such Bank Guarantees is to be included for the purposes of this paragraph (b)); less

(c)                                  the total amount shown in those Financial Statements as “cash and cash equivalents” but only to the extent such are not subject to any Security (other than a Transaction Security).

To avoid doubt, Net Debt does not include any amount attributable to open Treasury Transactions.

Net Interest Expense means, for a period, Interest Expense for that period, less interest income received by the Group during that period (determined on a consolidated basis).

New Lender has the meaning given to that term in Clause 26 (Changes to the Lenders).

Non-Consenting Lender means a Lender that does not agree to consent to a waiver, amendment of, or a consent under, any provision of a Finance Document which has been requested by the Borrower or the Agent where the requested waiver, amendment or consent is one which requires the consent of all Lenders and Lenders whose Commitments aggregate at least 75% of the Total Commitments have voted in favour of the relevant waiver, amendment and consent.

Obligor means a Borrower or a Guarantor.

Obligor Group means the Borrower and the Guarantors.

OFAC means the US Treasury Department’s Office of Foreign Assets Control.

Offshore Associate means an Associate:

(a)                                 which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)                                 which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

Original Financial Statements means:

(a)                                 the consolidated Financial Statements for Coronado Curragh Pty Ltd as at 30 June 2018; and

(b)                                 the consolidated Financial Statements for Coronado Group LLC as at 31 December 2017.

Original Obligor means an Original Borrower or an Original Guarantor.

Parent Loan Agreement means the loan agreement dated 25 January 2017 between Coronado Curragh Pty Limited, Curragh Queensland Mining Pty Ltd, Curragh Coal Sales Co. Pty. Ltd. and Wesfarmers Limited, as amended and restated on 22 December 2017, as assigned by Wesfarmers Limited to Coronado Group LLC pursuant to a deed of assignment dated 29 March 2018 and as assigned by Coronado Group LLC to the Parent pursuant to a deed of assignment dated 13 August 2018 and as further amended by deed of amendment dated 31 August 2018.

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permit shall mean any and all permits, approvals, licenses, registrations, consents, notifications, identification numbers, bonds, waivers or exemptions and any other regulatory authorization, in each case, from a Governmental Agency having jurisdiction over the applicable activity.

Permitted Disposal means each of the following:

(a)                                 a disposal of trading stock or inventory in the ordinary course of the Group’s business on ordinary commercial terms;

(b)                                 the disposal of any agreement, mining licence, mining or mineral lease or fee property, permit or other asset in the ordinary course of the Group’s business on commercial terms so long as the aggregate book value of the assets to be disposed of and the assets already disposed of in any 12 month period under this paragraph and paragraphs (c) and (j) below does not exceed 10% of Total Tangible Assets;

(c)                                  the disposal of an interest in a joint venture or joint venture vehicle, agreement, licence, permit or other asset in the ordinary course of the Group’s business on commercial terms so long as the aggregate book value of the assets to be disposed of and the assets already disposed of in any 12 month period under this paragraph and paragraph (b) above and paragraph (j) below does not exceed 10% of Total Tangible Assets;

(d)                                 a disposal of assets in contemporaneous exchange for other assets comparable or superior as to type, value and quality or for cash which is applied in or towards the purchase of assets comparable or superior as to type, value and quality;

(e)                                  a disposal of obsolete, damaged, used or worn out assets or assets (excluding assets of the kind described in paragraphs (b) and (c) above) no longer required for the purpose of the relevant Obligor’s business or operations;

(f)                                   the payment of cash for any asset acquired in the ordinary course of business;

(g)                                  the investment of funds which are not immediately required in the relevant Obligor’s business in accordance with the Group’s established money market treasury policies or the realisation of such investments;

(h)                                 the application of the proceeds of an issue of securities (whether debt or equity) for the purpose stated in the prospectus or other offering document relating to that issue;

(i)                                     any disposal by a non-Obligor Group Member to an Obligor (including any inter-company debt forgiveness, from time to time), provided the disposal is on arm’s length terms and for fair market value or on terms and for value more favourable to the Obligor, or any disposal by a non-Obligor Group Member to another non-Obligor Group Member;

(j)                                    a disposal comprised in or which occurs as part of any sale and lease-back, forward sale, stock loan or repurchase transaction so long as the aggregate book value of the assets to be disposed of and the assets already disposed of in any 12 month period under this paragraph and paragraphs (b) and (c) above does not exceed 10% of Total Tangible Assets; and

(k)                                 a disposal which also constitutes or arises as a result of any Permitted Security,

in the case of each of the above (other than paragraph (k) insofar as it relates to any disposal by a non-Obligor Group Member to another non-Obligor Group Member), where the relevant transaction was entered into in good faith, for fair market value and on an arm’s length basis; and

(l)                                     the payment of cash for any payment permitted under Clause 24.12 (Distributions);

(m)                             transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Agency or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, and transfers of properties that have been the subject of a Compulsory Acquisition;

(n)                                 any disposal by way of cash constituted by or comprised in the Consol Arrangements;

(o)                                 any disposal constituted by or comprised in the Stanwell Arrangements;

(p)                                 any disposal by way of cash constituted by or comprised in the Wesfarmers Arrangements;

(q)                                 any disposal by way of cash constituted by or comprised in the Winged Horse Arrangements; and

(r)                                    a disposal. not falling within any of the above to which the Agent (acting on the instructions of the Majority Lenders) has consented in writing.

Permitted Financial Accommodation means:

(a)                                 except where such is prohibited under the laws of incorporation or formation of the relevant Group Members, a loan or other accommodation made available by a Group Member to or for the benefit of employees or directors or officers of a Group Member to acquire shares in a Group Member in an amount in aggregate for all employees and directors not exceeding US$5,000,000;

(b)                                 any deposit funds of an Obligor with a bank in the ordinary course of its business;

(c)                                  any trade credit not exceeding 180 days provided, or otherwise accommodated by an Obligor to acquire goods and services on extended terms in the ordinary course of trading;

(d)                                 the Curragh Intercompany Loans and any other accommodation made by an Obligor to another Obligor;

(e)                                  accommodation including a Surety made by an Obligor to a Project Company (or (in the case of a Surety in connection with a Project Company) so long as the giving of that accommodation does not result in a breach of Clause 22.7 (Financial covenants) and the aggregate accommodation made available by Obligors under this paragraph and paragraph (f) together does not exceed 5% of Total Tangible Assets at any time;

(f)                                   accommodation provided to a partnership, joint venture, non-wholly owned subsidiary or other entity contemplated by Clause 24.18 (Partnerships and joint ventures) so long as that accommodation is provided by an Obligor and does not result in a breach of Clause 22.7 (Financial covenants) and the aggregate accommodation made available by Obligors under this paragraph and paragraph (e) together does not exceed 5% of Total Tangible Assets at any time; and

(g)                                  accommodation (not being accommodation which is permitted under paragraph (e) or which is prohibited under the laws of incorporation of the relevant Group Members) made by an Obligor to a Group Member which is not an Obligor provided that such accommodation does not exceed A$5,000,000 in aggregate for all financial accommodation provided under this paragraph (f).

Permitted Financial Indebtedness means each of the following:

(a)                                 any Financial Indebtedness created under a Finance Document;

(b)                                 any Financial Indebtedness owing by a Group Member to another Group Member which is Permitted Financial Accommodation provided Financial Indebtedness owing by an Obligor (including without limitation any member of the Obligor Group) to any Group Member other than a member of the Obligor Group must be subordinated pursuant to an Curragh Intercompany Subordination Deed;

(c)                                  any Financial Indebtedness raised via the issuance of bonds, notes, debentures or other instruments of that type in the domestic, United States of America, European or other debt capital markets;

(d)                                 any Financial Indebtedness in respect of Finance Leases and hire purchase agreements entered into in the ordinary course of business;

(e)                                  any Financial Indebtedness which is guaranteed or otherwise supported by an export credit agency;

(f)                                   any Financial Indebtedness raised under transactional banking facilities;

(g)                                  any Financial Indebtedness which is Subordinated Debt;

(h)                                 any Financial Indebtedness (including, without limitation, reimbursement obligations in respect of letters of credit and bank guarantees) on account of any demand, request or requirement of any Governmental Agency for any surety bond, letter of credit or other financial assurance pursuant to any Environmental Health and Safety Laws, or any related permit, in each case, in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(i)                                     any Financial Indebtedness owing by a non-Obligor Group Member to another non-Obligor Group Member;

(j)                                    any Financial Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Financial Indebtedness) in the ordinary course of business and to the extent it is secured by cash or cash equivalents;

(k)                                 any Financial Indebtedness under any Treasury Transaction;

(l)                                     any Financial Indebtedness constituted by or comprised in the Wesfarmers Arrangements;

(m)                             in addition to the above, unsecured Financial Indebtedness in aggregate for all Obligors not exceeding 5% of Total Tangible Assets; and

(n)                                 in addition to the above, any Financial Indebtedness to which the Agent (acting on the instructions of the Majority Lenders) has consented in writing.

For the avoidance of doubt, Permitted Financial Indebtedness also includes any Financial Indebtedness incurred as Limited Recourse Financial Indebtedness.

Permitted Security means each of the following:

(a)                                 any Security which secures the Obligations of an Obligor under a Finance Document;

(b)                                 any Security expressly permitted under a provision of a Finance Document (including, any Security provided by a Security Provider in favour of the Security Trustee);

(c)                                  any Security under a Cross Charge;

(d)                                 any Security under present commercial or present or future statutory royalty agreements in connection with a Project so long as, at any time, the aggregate amount secured by a Security described in this paragraph (d) when aggregated with the amounts referred to in paragraph (f) and paragraph (q) does not exceed 5% of Total Tangible Assets;

(e)                                  a lien arising by operation of law (other than under the PPSA) in the ordinary course of day to day trading and not securing Financial Indebtedness where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith;

(f)                                   any Security granted to a Governmental Agency over funds deposited as security in support of an Obligor’s obligations in respect of the abandonment of a Project so long as, at any time, the aggregate amount so deposited and subject to a Security described in this paragraph (f) when aggregated with the amounts referred to in paragraph (d) and paragraph (q) does not exceed 5% of Total Tangible Assets;

(g)                                  any Security over the assets of a company which becomes a Group Member after the date of this Agreement and which:

(i)                                     is in existence at the date the company becomes a Group Member and has not been created in anticipation of that company becoming a Group Member, provided that the Security is discharged within 180 days after the date the company becomes a Group Member; or

(ii)                                  that the company is contractually bound to enter into at the time it becomes a Group Member and has not become so bound in anticipation of the company becoming a Group Member, provided that the Security is discharged within 180 days after its creation, and, in each case, the principal amount secured has not increased in contemplation of, or since the acquisition of, that company;

(h)                                 a Security which is over any asset acquired by a Group Member after the date of this Agreement and is in existence at the date of such acquisition and has not been created in anticipation of such acquisition, but only to the extent of the indebtedness secured by any such Security at the date of such acquisition, and provided that the Security is discharged within 180 days after the asset is acquired;

(i)                                     a Security which is a netting or set-off arrangement entered into by any Group Member:

(i)                                     in the ordinary course of its or the Group’s transactional banking arrangements on a bank’s standard terms and conditions (or on terms more favourable to Group Members) for the purpose of netting debit and credit balances; or

(ii)                                  under any Treasury Transaction on market standard terms and conditions (or terms and conditions more favourable to Group Members);

(j)                                    a Security provided for by one of the following transactions so long as the transaction does not secure payment or performance of an obligation:

(i)                                     a transfer of an account or chattel paper in respect of which a Group Member is the transferor; or

(ii)                                  a commercial consignment in respect of which a Group Member is the consignee; or

(iii)                               a PPS lease in respect of which a Group Member is the lessee; or

(k)                                 all Security securing any part of the Curragh Intercompany Loans if and for so long as the priority of such Security is regulated by the Curragh Intercompany Subordination Deed;

(l)                                     any Security for Contested Taxes granted to a Governmental Agency and as to which appropriate reserves have been established in accordance with US GAAP or other appropriate accounting principles;

(m)                             any Security given in the ordinary course of business to secure payment of reclamation liabilities, worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, or other social security programs (including Security to secure, letters of credit or bank guarantees issued to assure payment of such obligations);

(n)                                 any Security over cash or cash equivalents in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Financial Indebtedness) in the ordinary course of business;

(o)                                 good-faith pledges or deposits made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (including liens on such good-faith pledges or deposits to secure letters of credit issued to assure payment of such obligations);

(p)                                 encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(q)                                 all other Security so long as the aggregate principal amount of indebtedness secured by all such other Security when aggregated with the amounts referred to in paragraph (d) and paragraph (f) does not exceed at any time, 5% of Total Tangible Assets;

(r)                                    a Security comprised in or constituted by a Finance Lease that is limited to the asset being leased;

(s)                                   a Security securing Financial Indebtedness and obligations incurred in connection with the financing by the Parent or a Subsidiary of the Parent (either alone or together with a co-venturer or group of co-venturers, either directly or through a special purpose finance vehicle) of all or part of the purchase price of new assets:

(i)                                     of the Parent or a Subsidiary of the Parent; and/or

(ii)                                  in which the Parent, a Subsidiary of the Parent or a co-venturer or co-venturers of the Parent or a Subsidiary of the Parent has or have or will have an interest, either directly or indirectly, provided that:

(iii)                           any such Security shall be confined solely to the assets acquired and/or the shares, units or other interests held by any Group Member in any Subsidiary of the Parent which holds the relevant acquired assets or interest in the relevant assets (including the proceeds of any dividends, distributions, return on capital or similar rights, the proceeds of or rights to payments in respect of intercompany loans or any other compensation, proceeds, amounts or assets received or receivable by the Parent or any subsidiary of the Parent in connection with such shareholding, unitholding or other interest); and

(iv)                            any such Security will cease to be Permitted Security as and from the date which is 120 days after the date of the relevant acquisition;

(t)                                    any Security securing Limited Recourse Financial Indebtedness over any assets referred to in paragraphs (a) or (b) of the definition of Limited Recourse Financial Indebtedness; and

(u)                                 any Security constituted by or comprised in the Stanwell Arrangements if and for so long as the priority of such Security is regulated by the Existing Arrangements Intercreditor Deed;

(v)                                 any Security constituted by or comprised in the Wesfarmers Arrangements if and for so long as the priority of such Security is regulated by the Existing Arrangements Intercreditor Deed;

(w)                               any Security by way of caveat constituted by or comprised in the Winged Horse Arrangements;

(x)                                 a Security securing indemnity obligations to an export credit agency in respect of a guarantee or other support provided by that agency;

(y)                                 any Security securing Subordinated Debt for so long as the priority arrangements are satisfactory to the Agent;

(z)                                  any Security existing as at the Listing Date to the extent it affects US Excluded Property; and

(aa)                          a Security not falling within paragraphs (a) to (z) above which is created with the consent in writing of the Agent (acting on the instructions of Majority Lenders).

Person means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Personal Information means information or an opinion about an identified individual or an individual who is reasonably identifiable.

Plan means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the US Tax Code and either (i) is maintained by any member of the ERISA Group for any employees of any member of the ERISA Group, or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

PPSA means the Personal Property Securities Act 2009 (Cth).

Premises means any property owned, leased or occupied by any Group Member or which is used by any Group Member to carry on any activities.

Prime Bank means a bank determined by ASX Benchmarks Pty Limited (or any other person which takes over the administration of the Screen Rate for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that Screen Rate. If ASX Benchmarks Pty Limited or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.

Privacy Statement means the current version of each Lender’s privacy statement as required under the Australian Privacy Principles set out in the Privacy Act 1998 (Cth), as provided to the Borrower from time to time.

Prohibited Transaction means any prohibited transaction as defined in Section 4975 of the US Tax Code or Section 406 of ERISA.

Producing Unincorporated Joint Venture means any unincorporated joint venture of a member of the Group that is generating income.

Production means, in relation to a period, the volume of coal produced and available for sale from a mine during that period.

Project means any particular project of the Parent or any Subsidiary of the Parent relating to the ownership, creation, development, operation, exploration, investigation or exploitation of any assets in the coal sector acquired by the Parent or any Subsidiary of the Parent after the date of this Agreement.

Project Assets means any assets used exclusively for and in connection with a Project.

Project Company means any entity which is a Subsidiary of the Parent (other than one which is a Subsidiary of the Parent as at the date of this Agreement) and is established or maintained following the date of this Agreement solely for the purpose of the acquisition, development or operation of a Project, either alone or in conjunction with other parties that are non-Group Members and which owes Limited Recourse Financial Indebtedness.

However, upon a Project Company ceasing to have any Limited Recourse Financial Indebtedness it will cease to be a Project Company and will be taken into account for the purposes of compliance with Clause 24.16 (Composition of Obligor Group).

Prospectus means the prospectus to be issued by Coronado Group LLC and the Parent, which as at the date of this Agreement is intended to be dated on or about 24 September 2018 and lodged with the Australian Securities and Investments Commission on or about that date.

PTE means a prohibited transaction class exemption issued by the US Department of Labor, as any such exemption may be amended from time to time.

Quarter means the period of 3 calendar months ending on each of 31 March, 30 June, 30 September and 31 December each year.

Quotation Day means, in relation to any period for which an interest rate is to be determined:

(a)                                 if the currency is Australian dollars, the first day of that period; and

(b)                                 if the currency is US dollars, 2 Business Days before the first day of that period.

Real Property means, individually as the context requires, the real property (other than as set forth in the proviso below) that is owned, leased or licensed by an Obligor, including, but not limited to surface, coal and other mineral rights, interests, mining leases, exploration permits, mineral development licenses, and other related mining tenements and coal leases associated with the properties described in Schedule 10 (Real Property), and “Real Property” shall mean, collectively, as the context requires, all of the foregoing; provided, however, “Real Property” shall not include (i) US Excluded Property, (ii) any asset that shall have been released from the Transaction Security pursuant to the express provisions of the Finance Documents or (iii) any “building” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Laws).

Reclamation Laws means all applicable federal, state, local and foreign statutes, laws, regulations, guidance, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to mining reclamation or reclamation liabilities.

Recognition Certificate has the meaning given in the Security Trust Deed.

Reference Bank Quotation means any quotation supplied to the Agent by a Reference Bank.

Reference Bank Rate means:

(a)                                 in relation to BBSY Bid, the sum of:

(i)                                     the following rates:

(A)                               the arithmetic mean of the rates (rounded upwards to 4 decimal places) as supplied to the Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period or in the same half month period under market conventions; or

(B)                               (if there is no observable market rate for marketable parcels of Prime Bank Australian dollar securities referred to in paragraph (A)above), the arithmetic mean of the rates (rounded upwards to 4 decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian dollars in the Australian interbank market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(ii)                                  0.05% per annum;

(b)                                 the arithmetic mean of the rates (rounded upwards to 4 decimal places) as supplied to the Agent at its request by the Reference Banks in relation to LIBOR as either:

(i)                                     if:

(A)                               the Reference Bank is a contributor to the applicable Screen Rate; and

(B)                               it consists of a single figure,

the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator; or

(ii)                                in any other case, the rate at which the relevant Reference Bank could fund itself in the relevant currency for the relevant period with reference to the unsecured wholesale funding market.

Reference Banks means:

(a)                                 in relation to BBSY Bid, the principal office in Sydney of any three of the following:

(i)                                     Australia and New Zealand Banking Group Limited;

(ii)                                  Commonwealth Bank of Australia;

(iii)                               National Australia Bank Limited; and

(iv)                              Westpac Banking Corporation; and

(b)                                 in relation to LIBOR, the principal Sydney offices of:

(i)                                     Australia and New Zealand Banking Group Limited;

(ii)                                  Commonwealth Bank of Australia;

(iii)                               National Australia Bank Limited; and

(iv)                              Westpac Banking Corporation.

Regulated Substances means, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Health and Safety Law as a “hazardous substance,” “pollutant,” “pollution,” “contaminant,” “hazardous or toxic substance,” “extremely hazardous substance,” “toxic chemical,” “toxic substance,” “toxic waste,” “hazardous waste,” “special handling waste,” “industrial waste,” “residual waste,” “solid waste,” “municipal waste,” “mixed waste,” “infectious waste,” “chemotherapeutic waste,” “medical waste,” “regulated substance” or words of similar import, or any other material, substance or waste, regardless of its form or nature, which is regulated by Environmental Health and Safety Law due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature, or which otherwise is regulated by any Environmental Health and Safety Law including, without limitation, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, coalbed methane gas, synthetic gas and any mixtures thereof, asbestos and asbestos containing materials, urea formaldehyde, polychlorinated biphenyls, mercury and radioactive substances.

Related Fund in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Release means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment or within, from or into any building, structure, facility or fixture, including all mines and other subsurface structures.

Relevant Group means the Parent and its Subsidiaries, excluding any Project Company.

Relevant Market means:

(a)                                 in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits; and

(b)                                 in relation to US dollars, the London interbank market.

Remedial Action means any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, the treatment of discharges or seeps, containment, operation and maintenance or management in-place, control, abatement or other response actions to Regulated Substances and any closure or postclosure measures, or reclamation activities associated therewith.

Repeating Representations means each of the representations set out in Clauses 21.1 (Status) to 21.8 (No default), 21.10 (No misleading information), 21.12 (Financial Statements) to 21.34 (Projects) and paragraphs (b) and (c) of Clause 21.36 (Group Structure Diagram).

Reportable Event means a reportable event described in Section 4043 of ERISA or regulations thereunder with respect to a Plan or a Multiemployer Plan (other than any such event as to which the thirty-day notice period is waived); provided that, in the case of any such reportable event with respect to a Multiemployer Plan, such event shall only be deemed a Reportable Event for purposes of this Agreement if the Borrowers have knowledge of such event.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Reserves means the Mineral Resources and Ore Reserves (as those terms are defined in the JORC Code) of coal within the Mining Tenements.

Reserves Statement means a statement given in accordance with the JORC Code showing, amongst other things, the Mineral Resources and Ore Reserves (as those terms are defined in the JORC Code) of coal within the Mining Tenements as at a given date.

Resignation Letter means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

Review Event means any of the following events:

(a)                                 a Change of Control occurs without the prior consent of the Agent (acting on the instructions of all Lenders); or

(b)                                 the Parent is delisted from the ASX or an application is made by a competent person to delist the Parent from the ASX; or

(c)                                  trading in the Parent’s shares on the ASX is suspended for 7 consecutive trading days, unless due to a pending market announcement not related to financial difficulties of the Parent; or

(d)                                 the Reserves as at the Termination Date as forecast in the most recent 5 year forecast provided pursuant to Clause 22.2 (Compliance Certificate and other information) are less than 60% of the Reserves as disclosed in the Prospectus; or

(e)                                  any Environmental Liability of or relating to any Group Member occurs, is subsisting or is otherwise identified or determined to exist, in each case that will have or is reasonably likely to have a Material Adverse Effect.

Rollover Loan means one or more Facility A Loans:

(a)                                 made or to be made on the same day that a maturing Facility A Loan is due to be repaid;

(b)                                 the aggregate amount of which is equal to or less than the amount of the maturing Facility A Loan;

(c)                                  made or to be made to the same Borrower for the purpose of refinancing that maturing Facility A Loan; and

(d)                                 made in the same currency as the maturing Facility A Loan.

Sanctioned Country means, at any time, a country or territory which is itself the subject or target of any Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

Sanctioned Person means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the US Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, any Governmental Authority of Australia, or the United Kingdom (irrespective of its status vis-a- vis the European Union), (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

Sanctions means economic or financial sanctions, trade embargoes or similar measures enacted, administrated or enforced by the United States of America, Australia; the United Nations Security Council, and/or the European Union or any present or future state thereof and/or the French Republic, and/or Her Majesty’s Treasury or any other relevant sanctions authority or by any agency of the above.

Screen Rate means:

(a)                                 in relation to BBSY Bid:

(i)                                   the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with a Borrower; and

(ii)                                  if the rate described in sub-paragraph (i) above is not available, the sum of:

(A)                               the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with a Borrower; and

(B)                               0.05% per annum; and

(b)                                 in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOROl or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

Secured Money has the meaning given to that term in the Security Trust Deed.

Secured Property means all of the assets of the Obligors which from time to time are the subject of the Transaction Security.

Security means a mortgage, charge, pledge, license, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including any “security interest” as defined in the PPSA or the US Uniform Commercial Code.

Security Provider means an Obligor that is a party to a Transaction Security.

Security Trust means the trust established by the Security Trust Deed.

Security Trust Deed means the deed entitled “Security Trust Deed” dated after the date of this Agreement and made between, among others, the Borrower, and Westpac Administration Pty Limited (ACN 008 617 203) (as Security Trustee).

Security Trustee means Westpac Administration Pty Limited (ACN 008 617 203) or such other person appointed from time to time as the trustee of the Security Trust.

Selection Notice means a notice substantially in the form set out in Part III of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to Facility A.

Specified Time means a time determined in accordance with Schedule 9 (Timetables).

Stanwell Arrangements means the arrangements and transactions embodied in:

(a)                                 the Stanwell Amended Coal Supply Agreement dated 6 November 2009 between Stanwell Corporation Limited and Coronado Curragh Pty Ltd, as amended by the ACS A Deed of Amendment entered into on or about 21 November 2016; and

(b)                                 the Curragh Mine New Coal Supply Deed between Stanwell Corporation Limited and Coronado Curragh Pty Ltd dated 14 August 2018 including any agreement arising from and consistent with the binding term sheet attached thereto.

Subordinated Debt means all debt of a Group Member under which:

(a)                                 the Agent is satisfied that the creditor’s rights are subordinated to the rights of the Finance Parties under the Finance Documents in a form and substance satisfactory to the Agent; and

(b)                                 (without limiting paragraph (a) above), such debt must meet the following criteria (as a minimum):

(i)                                   as at the time it is originally incurred it has a maturity date that falls at least 180 days after the maturity date for the Financial Indebtedness owed pursuant to the Finance Documents;

(ii)                                it is not subject to prepayment events, other than events of default (however defined, but only for the purpose of capitalising interest) (or such events have been approved by the Finance Parties in writing); and

(iii)                             it is on terms which do not impose more onerous obligations (including in relation to Financial Covenants) on the Obligors than those under the Finance Documents unless the Finance Parties also agree to make corresponding changes to the Finance Documents (or advise the Parent that they do not require such changes).

Subsidiary has the meaning given in the Corporations Act 2001, but as if body corporate includes any entity. It also includes (a) an entity required by current accounting practice to be included in the consolidated annual Financial Statements of that entity or would be required if that entity were a corporation and (b) with respect to any entity (herein referred to as the “parent”), any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled (as defined in the definition of Change of Control) or held by the parent or one or more subsidiaries of the parent or (ii) whose accounts are consolidated with the accounts of the parent or one or more subsidiaries of the parent in such parent’s or subsidiary’s US Securities and Exchange Commission filings (or the filings of any Governmental Agency succeeding to any or all of its functions). Unless the context otherwise requires, Subsidiary shall mean a Subsidiary of Parent.

Surety means an obligation or offer to provide funds (including by subscription or purchase) or otherwise be responsible in respect of an obligation or indebtedness, or the financial condition or insolvency, of another person. It includes a guarantee, indemnity, letter of credit or legally binding letter of comfort, or an obligation or offer to purchase an obligation or indebtedness of another person.

Tangible Net Worth means total shareholders’ equity in the Group, less intangible assets, non-current deferred tax assets and non-current prepayments (each determined in accordance with US GAAP and as shown in the most recent consolidated Financial Statements for the Group delivered to the Agent under Clause 22.1 (Financial Statements), and after adding back:

(a)                                 liabilities related to below-market contract obligations;

(b)                                 any difference between the actual amount of interest bearing loans and borrowings of the Group and their fair market value as shown in the Financial Statements; and

(c)                                  any asset or liability related to the Stanwell Reserve Area (as that term is contemplated by the Stanwell Arrangements).

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty, interest or addition to tax payable in connection with any failure to pay or any delay in paying any of the same).

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

Tax Agreements means the Tax Funding Agreement and the Tax Sharing Agreement.

Tax Consolidated Group means a Consolidated Group or an MEC Group as defined in the Tax Act.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Funding Agreement mans a tax funding agreement between each member of the Tax Consolidated Group which includes:

(a)                                 reasonably appropriate arrangements for the funding of tax payments by the Head Company, having regard to the position of each member of the Tax Consolidated Group;

(b)                                 an undertaking from each member of the Tax Consolidated Group to compensate each other member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the tax Consolidated Group; and

(c)                                  an undertaking from the Head Company to pay all group liabilities (as described in section 721-10 of the Tax Act) of the Tax Consolidated Group before the members of the Tax Consolidated Group make any payments to the Head Company under the agreement.

Tax Sharing Agreement means, for any jurisdiction, any tax sharing agreement in relation to the sharing of tax liabilities in that jurisdiction between one or more Group Members in that jurisdiction, including an agreement between each member of the Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Tax Act and which complies with the Tax Act and any law, official directive, request, guideline or policy (whether or not having the force or law issued in connection with the Tax Act).

Term means each period determined under this Agreement for which the Issuing Bank is under a liability under a Bank Guarantee.

Term Loan B Facility means the US$550,000,000 “Term Loan B Facility” under and as defined in the Term Loan Facility Agreement.

Term Loan C Facility means the US$150,000,000 “Term Loan C Facility” under and as defined in the Term Loan Facility Agreement.

Term Loan Facility Agreement means the Term Loan Syndicated Facilities Agreement dated as March 29, 2018 (as amended by Amendment No. 1 dated as of May 5, 2018) between Coronado Group LLC, a Delaware limited liability company, Coronado Australia Holdings Pty Limited, an Australian company, Coronado Curragh LLC, a Delaware limited liability company, the lenders party thereto from time to time, Deutsche Bank AG New York Branch, in its capacity as administrative agent and Wilmington Trust, National Association, in its capacity as collateral trustee.

Termination Date means the date that falls 41 Months after the date of this Agreement.

Total Tangible Assets means the total assets shown as such in the most recent consolidated Financial Statements of the Group delivered to the Agent under Clause 22.1 (Financial Statements) after deducting intangible assets and deferred tax assets.

Total Commitments means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments. For the purposes of this definition, the Total Facility B Commitments are to be calculated by converting all Facility B Commitments into US dollars at the Agent’s Spot Rate of Exchange.

Total Facility A Commitments means the aggregate of the Facility A Commitments, being US$350,000,000 at the date of this Agreement.

Total Facility B Commitments means the aggregate of the Facility B Commitments, being A$370,000,000 at the date of this Agreement.

Transaction Security means the Security created or expressed to be created in favour of, or held for the benefit of, the Security Trustee pursuant to the Transaction Security Documents.

Transaction Security Documents means each of:

(a)                                 the General Security Deed;

(b)                                 each Australian Mortgage;

(c)                                  each Mining Tenement Security;

(d)                                 each US Security Document; and

(e)                                  any other Finance Document under which a Security is created or expressed to be created in favour of the Security Trustee.

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and a Borrower.

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

Treasury Transaction means any interest rate swap, foreign exchange transaction, equity or equity index option, bond option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative transaction or product entered into in connection with protection against, or benefit from, fluctuation in any rate, currency, commodity or price.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US or United States means, in each case, the United States of America.

US Borrower means a Borrower which is incorporated, organised or formed under the laws of the United States or any state or commonwealth thereof (including the District of Columbia).

US Excluded Property means, solely with respect to the assets of US Security Providers:

(a)                                 assets subject to certificates of title (other than mining tenements) not in excess of $100,000;

(b)                                 the assets of any Group Member who is not an Obligor (but only if and for so long as it is not an Obligor);

(c)                                  voting equity interests in excess of 65% of the voting equity interests of any Subsidiary of the Parent that is a first-tier CFC or first-tier CFC Holdco (excluding any Subsidiary (including a successor entity) that is a Guarantor), where:

(i)                                     “CFC” means “controlled foreign corporation” within the meaning of Section 957(a) of the Internal Revenue Code (provided, however, that for purposes of the Finance Documents, neither the Borrower, nor any Subsidiary of the Borrower, including their successors, will be deemed to be a CFC); and

(ii)                                CFC Holdco means a Subsidiary (and any successor entity of such Subsidiary) that has no material assets other than the capital stock (or capital stock and indebtedness) of one or more foreign subsidiaries that are CFCs provided that no such Subsidiary is an Obligor incorporated in Australia;

(d)                                 the assets with respect to which any pledge or security interests thereof would be:

(i)                                     prohibited by law or would require consent of any Governmental Authority, or

(ii)                                in the case of equity interests of non-wholly owned Subsidiaries or joint ventures permitted by Clause 24.18 (Partnerships and joint ventures), prohibited by the organizational documents of such non-wholly owned Subsidiary or joint venture, except to the extent such prohibition is ineffective or rendered unenforceable under applicable law (including the US Uniform Commercial Code) or principles of equity (provided, however, that the proceeds of any such equity interests shall not be US Excluded Property);

(e)                                  real property existing on the Listing Date, whether owned or leased or licensed by any Group Member, including but not limited to surface, coal and other mineral rights, interests and coal leases, mining leases, exploration permits, mineral development licences, and other related mining tenements, other than the real property listed in Schedule 10 (Real Property) or required to ensure the representation in Clause 21.43 (Surface Facilities) is correct;

(f)                                   real property that does not contain proven reserves or material operations;

(g)                                  any:

(i)                                     owned real property acquired after the Listing Date with a fair market value not exceeding $500,000; and

(ii)                                  buildings or other structures situated on any real property described in the foregoing paragraph (i);

(h)                                 any real property lease:

(i)                                   where the terms of the lease do not permit the grant of a security interest, provided that (x) with respect to any such real property lease as of the Listing Date, the Obligors comply with Clause 4.5 (Conditions subsequent - other) in relation to obtaining consent and (y) with respect to any such real property lease entered into after the Listing Date, the Obligors comply with Clause 24.20 (Mining tenements; After-Acquired Properly; Further assurances regarding Secured Property) (it being understood that, in each case, no Obligor will be required to pay any fee or pay any other consideration or agree to any commercial change that would be detrimental to any Obligor to obtain any such consent); (z) the representation in Clause 21.43 (Surface Facilities) remains correct at all times; or

(ii)                                entered into after the Listing Date with a Obligor as lessee, and with the lessor being a Person that is not a Obligor or Affiliate thereof, with annual minimum royalties, rents or any similar payment obligations, not exceeding $500,000;

(i)                                     any contract or lease agreement (other than a real property lease agreement) if the grant of a security interest in such contract or lease agreement is prohibited by the terms of such contract or lease agreement or would give another party thereto any rights of termination or acceleration, except to the extent that:

(i)                                     the term in such contract or lease providing for such prohibition or right of termination or acceleration is ineffective or rendered unenforceable under applicable law (including the US Uniform Commercial Code) or principles of equity; or

(ii)                                any consent or waiver has been obtained that would permit a Transaction Security to attach notwithstanding the prohibition or restriction on the pledge of or security interest in such contract or lease agreement;

(j)                                    any property which is subject to a Permitted Security pursuant to documents which prohibit the applicable Obligor from granting any other Security in such property or to the extent the grant of a security interest therein would violate or invalidate such documents or would create a termination right in favour of any other party thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to the US Uniform Commercial Code or any other applicable law or principles of equity and other than to the extent all necessary consents to the creation, attachment and perfection of Transaction Security thereon have been obtained), and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms that prohibit such Obligor from granting any other Security in such property or the obtainment of such consents to the creation, attachment and perfection of Transaction Security thereon, such property shall cease to constitute an Excluded Property;

(k)                                 any intent-to-use trademark applications prior to the filing, and acceptance by the United States Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, if any, to the extent that, and solely during the period in which, the grant of a security interest therein prior to such filing and acceptance would impair the validity or enforceability of such intent-to-use trademark applications or the resulting trademark registrations under applicable federal law;

(l)                                     letter of credit rights, except to the extent a security interest therein can be perfected by a US Uniform Commercial Code filing;

(m)                             commercial tort claims below $500,000 in the aggregate for all of the Group in aggregate;

(n)                                 margin stock;

(o)                                 equity interests in JEP Mining LLC;

(p)                                 any of the following accounts,

(i)                                   any deposit account that is used solely for payment of payroll, bonuses, other compensation and related expenses, in each case, for employees or former employees;

(ii)                                escrow accounts to the extent the use of such, escrowed funds is permitted under the Finance Documents and the amount on deposit therein in connection with any letter of intent in respect of a purchase that would reasonably be expected to result in an acquisition or other investment that would not cause or result in an Event of Default;

(iii)                               fiduciary or trust accounts for the benefit of third parties (other than Obligors);

(iv)                              zero-balance accounts, so long as the balance in such account is zero at the end of each Business Day; and

(v)                                 any other deposit accounts with an aggregate daily balance as at the end of each Business Day of less than $1,000,000 in the aggregate for all such deposit accounts;

(q)                                 assets or property (other than the real property listed in Schedule 10 (Real Property) or real property necessary to ensure the representation in Clause 21.43 (Surface Facilities) is correct) as to which creating or perfecting a security interest therein would be expected to result in material adverse tax consequences to any Group Member; and

(r)                                  assets or property as to which in the reasonable determination of the Agent the cost of creating or perfecting a security interest therein is excessive in relation to the benefit to the Finance Parties to be afforded thereby;

provided, however that no assets or other property that would be required to constitute “Collateral” securing the obligations of the obligors under the Term Loan Facility Agreement as of the date of this Agreement shall constitute “US Excluded Property” under any Finance Document.

US GAAP means the generally accepted accounting principles in the United States as are in effect from time to time and applied on a consistent basis as to classification of items and amounts.

US Guarantee Agreement means the Guarantee Agreement substantially in the form of the “Guaranty Agreement” (as defined in the Term Loan Agreement) and otherwise in form and substance reasonably satisfactory to the Agent executed and delivered by the US Guarantors party thereto for the benefit of the Finance Parties pursuant to Clause 4 (Conditions of Utilisation), as the same may be supplemented, amended, restated, replaced, or modified from time to time, in accordance with the terms hereof and thereof.

US Guarantor means a Guarantor which is incorporated, organised or formed in the United States or any state or commonwealth thereof (including the District of Columbia).

US Person means an entity which is incorporated, organised or formed under the laws of the United States of America or any state or commonwealth thereof (including the District of Columbia).

US Security Agent means any Person appointed from time to time by or behalf of the Agent or the Security Trustee as a co-agent, co-security trustee, sub-agent, sub-security trustee or attorney-in-fact under the US Security Documents to act as agent, collateral agent, trustee, security trustee, collateral trustee or similar capacity with respect to the Security Trust in favour of, or held for the benefit of, the Beneficiaries under the US Security Documents.

US Security Agreement means the Security Agreement substantially in the form (other than as to US Excluded Property definitions) of the “U.S. Security Agreement” (as defined in the Term Loan Facility Agreement) and otherwise in form and substance reasonably satisfactory to the Security Trustee executed and delivered by the US Security Providers party thereto for the benefit of the Security Trustee and the Beneficiaries, as the same may be supplemented, amended, restated, replaced, or modified from time to time, in accordance with the terms hereof and thereof.

US Security Documents means:

(a)                                 the US Security Agreement;

(b)                                 the US Guarantee;

(c)                                  each Mortgage;

(d)                                 each Intellectual Property Security Agreement (as defined in the US Security Documents);

(e)                                  any supplement to any of the foregoing delivered to the Security Trustee pursuant to the terms hereof or of any other Transaction Security Document;

(f)                                   the Perfection Certificate (as defined in the US Security Agreement); and

(g)                                  each of the other instruments and documents with respect to the Transaction Security that is governed by the laws of the United States or any state or commonwealth thereof (including the District of Columbia).

US Security Provider means a Security Provider which is a US Person.

US Tax Code means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

US Uniform Commercial Code means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state of the US the laws of which are required to be applied to the Secured Property.

USA PATRIOT Act means the US Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. No. 107-56, 115 Stat. 272 (2001).

Utilisation means a utilisation of a Facility.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Bank Guarantee is to be issued.

Utilisation Request means a notice substantially in the form set out in Part I (for Facility A) or Part II (for Facility B) (as applicable) of Schedule 3 (Requests).

Wesfarmers Arrangements means the arrangements and transactions embodied in the Value Share Mechanism Deed entered into between Coronado Curragh Pty Ltd and Wesfarmers Limited on 29 March 2018, pursuant to which Wesfarmers Limited has lodged a caveat in respect of each Mining Tenement held by Coronado Curragh, securing its rights under the Value Share Mechanism Deed.

Winged Horse Arrangements means the arrangements and transactions embodied in the Royalty Deed dated 31 August 2010 (as amended, novated or assigned), pursuant to which Winged Horse Pty Limited as trustee for the Pegasus Royalty Unit Trust and B. McDonald (No. 2) Pty Limited are entitled to a royalty with respect to any coal produced from any mine covering some or all of MDL 162.

1.2                               Construction

(a)                                 Unless a contrary indication appears, any reference in this Agreement to:

(i)                                     the “Agent”, the “Arranger”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Issuing Bank”, any “Obligor”, any “Party” or the “Security Trustee” shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights and/or obligations under the Finance Documents or Finance Documents;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)                              a “group of Lenders” includes all the Lenders;

(v)                                 “guarantee” means (other than in Clause 20 (Guarantee)) (A) any guarantee, bank guarantee, bond, indemnity or similar assurance against loss, or (B) any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)                              “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)                           the “Interest Period” of a Bank Guarantee shall be construed as a reference to the Term of that Bank Guarantee;

(viii)                        a “person” or “entity” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns;

(ix)                              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(x)                                 a Utilisation made or to be made to a Borrower includes a Bank Guarantee issued on its behalf;

(xi)                            a provision of Law or a regulation is a reference to that provision as amended or re-enacted and all statutory and regulatory provisions consolidating, amending, replacing, supplementing, superseding or interpreting that provision;

(xii)                           a time of day is a reference to Sydney time; and

(xiii)                      the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)                                 The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                  A Borrower providing “cash cover” for a Bank Guarantee means a Borrower paying an amount in the currency of the Bank Guarantee to the Issuing Bank of such Bank Guarantee who must apply the amount in accordance with Clause 25.1 (Cash cover).

(f)                                   A Default (other than an Event of Default) is “continuing” if it has not been remedied to the satisfaction of all Lenders acting reasonably or waived and an Event of Default or Review Event is “continuing” if it has not been remedied to the satisfaction of all Lenders acting reasonably or waived.

(g)                                  A Borrower “repaying” or “prepaying” a Bank Guarantee means:

(i)                                     that Borrower providing cash cover for that Bank Guarantee;

(ii)                                that Borrower making a payment under Clause 7.1 (Claims under a Bank Guarantee) in respect of the Bank Guarantee or a Borrower reimbursing an amount paid by the Issuing Bank under the Bank Guarantee under Clause 7.2 (Indemnities);

(iii)                             the maximum amount payable under the Bank Guarantee being reduced or cancelled in accordance with its terms;

(iv)                              the Issuing Bank being satisfied that it has no further liability under that Bank Guarantee; or

(v)                                 if the Issuing Bank has given its prior consent, providing a back-to-back bank guarantee, bank guarantee or similar from a bank which, along with the terms (including fees and identity of the issuer) of such bank guarantee, bank guarantee or similar instrument, must be acceptable to the Issuing Bank in its absolute discretion, and the amount by which a Bank Guarantee is repaid or prepaid under paragraphs (i), (ii), (iii) and (v) above is the amount of the relevant cash cover, payment, reimbursement, reduction or cancellation. When under this Agreement a Borrower is obliged to repay or prepay a Bank Guarantee, it must:

(A)                             provide cash cover for the outstanding amount of the Bank Guarantee (less the total amount paid by the Issuing Bank under the Bank Guarantee); and

(B)                               pay under Clause 7.1 (Claims under a Bank Guarantee) or Clause 7.2 (Indemnities) an amount equal to the total amount paid by the Issuing Bank under the Bank Guarantee,

except to the extent that the amount of the Bank Guarantee has been repaid or prepaid by another means.

(h)                                 An amount borrowed includes any amount utilised by way of Bank Guarantee.

(i)                                     Amounts outstanding under this Agreement include amounts actually or contingently outstanding under or in respect of any Bank Guarantee.

(j)                                    An outstanding amount of a Bank Guarantee at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Bank Guarantee at that time.

(k)                                 A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Bank Guarantee in accordance with paragraph (g) above.

(l)                                   With respect to any US limited liability company, any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by any such limited liability company, or an allocation of assets to a series of any such limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of any US limited liability company shall constitute a separate Person hereunder (and each division of any such limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(m)                             Notwithstanding anything to the contrary in this Agreement or any other Finance Document, any references contained herein or therein to the Security Trustee shall be deemed to be a reference to the Security Trustee party hereto and any co-agents or co-security trustee (including any US Security Agent), sub-agents or sub-security trustee (including any US Security Agent) and attorneys-in-fact appointed by such Security Trustee or Agent pursuant to the terms of this Agreement or any other Transaction Security Document (including, without limitation, the US Security Agreement), as applicable.

1.3                               Currency symbols and definitions

(a)                                 “A$”, “AUD” and “Australian dollars” denote the lawful currency of Australia.

(b)                                 “US$”, “USD” and “US dollars” denote the lawful currency of the United States of America.

1.4                               Obligors’ agent

(a)                                 All communications and notices under the Finance Documents to and from the Obligors may be given to or by the Original Borrower and each Obligor irrevocably authorises each Finance Party to give those communications to the Original Borrower.

(b)                                 Each Obligor (other than a Borrower) irrevocably appoints the Original Borrower to act on its behalf as its agent in connection with the Finance Documents and irrevocably authorises the Original Borrower on its behalf to:

(i)                                     supply all information relating to itself as contemplated by any Finance Document to any Finance Party;

(ii)                                  give and receive all communications and notices (including any Utilisation Request or Selection Notice) and instructions under the Finance Documents; and

(iii)                             agree and sign all documents under or in connection with the Finance Documents (including any amendment, novation, supplement, extension or restatement of or to any Finance Document) without further reference to, or the consent of, that Obligor.

(c)                                  An Obligor shall be bound by any act of the Original Borrower under this Clause 1.4 (Obligors’ agent) irrespective of whether the Obligor knew about it or whether it occurred before the Obligor became an Obligor under any Finance Document.

(d)                                 To the extent that there is any conflict between any communication or notice by the Original Borrower on behalf of an Obligor and any other Obligor, those of the Original Borrower shall prevail.

1.5                               Security Trustee limitation of liability

(a)                                 The Security Trustee enters into and performs the Finance Documents to which it is a party and the transactions they contemplates only in its capacity as the trustee of the Security Trust (and not in its personal capacity, or in its capacity as trustee of any other trust other than the Security Trust), except where expressly stated otherwise. This applies also in respect of any past and future conduct (including omissions) relating to this agreement or those transactions.

(b)                                 Under and in connection with the Finance Documents and those transactions and conduct:

(i)                                     the Security Trustee’s liability (including for negligence) is strictly limited, and can only be enforced against the Security Trustee, to the extent to which it can be satisfied out of the Security Trust assets or the Security Trustee is actually indemnified for the liability. This limitation will not apply to any obligation or liability of the Security Trustee only to the extent it is not so satisfied because there is a reduction in the extent of the Security Trustee’s indemnification out of the Security Trust assets caused by the Security Trustee’s fraud, gross negligence or wilful misconduct. The Security Trustee need not pay any such liability out of other assets;

(ii)                                  another party may only do the following with respect to the Security Trustee (but any resulting liability remains subject to the limitations in this Clause):

(A)                               prove and participate in, and otherwise benefit from, any form of insolvency administration of the Security Trustee but only with respect to Security Trust assets;

(B)                               exercise rights and remedies with respect to Security Trust assets, including set-off;

(C)                               enforce its security (if any) and exercise contractual rights; and

(D)                               bring any proceedings against the Security Trustee seeking relief or orders that are not inconsistent with the limitations in this Clause,

and may not:

(E)                                bring other proceedings against the Security Trustee;

(F)                                 take any steps to have the Security Trustee placed in any form of insolvency administration or to have a receiver or receiver and manager appointed or see to have the Security Trustee wound up, or prove in any winding up of the Security Trustee; or

(G)                               seek by any means (including set-off) to have a liability of the Security Trustee to that party (including for negligence) satisfied out of any assets of the Security Trustee other than Security Trust assets;

(H)                              have an administrator appointed to the Security Trustee;

(I)                                   obtain a judgment against the Security Trustee for the payment of money;

(J)                                   carry out any distress or execution on any property of the Security Trustee; or

(K)                               exercise any:

(1)                                 right of set-off;

(2)                                 right to combine or consolidate accounts; or

(3)                                 banker’s lien,

against the Security Trustee, other than in respect of the Security Trust, in connection with the Security Trustee’s obligations under the Finance Documents.

(c)                                  Paragraphs (a) and (b) apply despite any other provision in any Finance Document but do not apply with respect to any liability of the Security Trustee to another party (including for negligence) to the extent that the Security Trustee has no right or power to have Security Trust assets applied towards satisfaction of that liability, or its right or power to do so is subject to a deduction, reduction, limit or requirement to make good, in either case because of the Security Trustee’s fraud, gross negligence or wilful misconduct.

(d)                                 The limitation in paragraph (b)(i) is to be disregarded for the purposes (but only for the purposes) of the rights and remedies described in paragraph (b)(ii), and interpreting this agreement and any security for it, including determining the following:

(i)                                   whether amounts are to be regarded as payable (and for this purpose damages or other amounts will be regarded as a payable if they would have been owed had a suit or action barred under paragraph (b)(ii) been brought);

(ii)                                  the calculation of amounts owing; or

(iii)                               whether a breach or default has occurred,

but any resulting liability will be subject to the limitations in this Clause.

(e)                                  Nothing in paragraph (c) above shall make the Security Trustee liable to any claim for an amount greater than the amount which the other parties would have been able to claim and recover from the Security Trust assets in relation to the relevant liability if the Security Trustee’s right of indemnification out of the assets of the Security Trust had not been prejudiced by the Security Trustee’s fraud, gross negligence or wilful misconduct.

(f)                                   This Clause applies despite any other provision of any Finance Document or any principle of equity or law to the contrary.

1.6                               Liability must be limited and must be indemnified

The Security Trustee is not obliged to do or not do anything in connection with the Finance Document (including enter into any transaction or incur any liability) unless:

(a)                                 the Security Trustee’s liability is limited in a manner which is consistent with Clause 1.5(Security Trustee limitation of liability);

(b)                                 the Security Trustee is indemnified (or otherwise put in funds) to its reasonable satisfaction against any liability or loss arising from, and any costs, charges and expenses (including those incurred in connection with advisers) properly incurred in connection with, doing or not doing that thing; and

(c)                                  it has received the relevant instructions from the relevant Beneficiaries.

1.7                               Administration in connection with Facility B

Despite any other provision of this Agreement and while no Default subsists, any notice, request, correspondence, payment or administration mechanics (including in relation to fees, principal and interest) in connection with Facility B or Bank Guarantees issued under Facility B may be given, made or operated directly between the relevant-Borrower and the Facility B Lender or Issuing Bank without reference to the Agent, unless the Borrower and the Issuing Bank or Facility B Lender agree otherwise and, where applicable, any references to the Agent in this Agreement will be read as references to that Issuing Bank or Facility B Lender.

1.8                               Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to this Agreement, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                                 any Bail-In Action in relation to any such liability, including (without limitation):

(i)                                   a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                                a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                               a cancellation of any such liability; and

(b)                                 a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

In this clause:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)                                 in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time ; and

(b)                                 in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means:

(a)                                 in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)                                 in relation to any other applicable Bail-In Legislation:

(i)                                     any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)                                  any similar or analogous powers under that Bail- In Legislation.

SECTION 2
THE FACILITIES

2.                                      THE FACILITIES

2.1                               The Facilities

Subject to the terms of this Agreement:

(a)                                 Facility A: the Facility A Lenders make available to the Borrowers a US dollar based revolving credit facility for Loans drawable in US dollars and Australian dollars, in an aggregate amount equal to the Total Facility A Commitments; and

(b)                                 Facility B: the Facility B Lenders make available to the Borrowers an Australian dollar revolving bank guarantees facility in an aggregate amount equal to the Total Facility B Commitments.

2.2                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and for the avoidance of doubt, any part of a Utilisation or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.                                      PURPOSE

3.1                               Purpose

(a)                                 Facility A: Utilisations under Facility A may only be used:

(i)                                     to refinance the Term Loan B Facility, the Term Loan C Facility and the ABL Facility; and

(ii)                                  for working capital requirements and for general corporate purposes of the Group.

(b)                                 Facility B: Bank Guarantees drawn under Facility B may only be issued in favour of beneficiaries (which may include the issuers of existing instruments) in support of the business operations of the Group.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                      CONDITIONS OF UTILISATION

4.1                               Initial conditions precedent

Subject to Clause 4.5 (Conditions subsequent - other), the Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent acting on the instructions of all Lenders. The Agent shall notify a Borrower and the Lenders promptly upon being so satisfied.

4.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 in the case of:

(i)                                     a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan; and

(ii)                                in the case of any other Utilisation, no Default or Review Event is continuing or would result from the proposed Utilisation;

(b)                                 the Repeating Representations to be made by each Obligor are true in all material respects and not misleading; and

(c)                                  despite Clause 8.2 (Repayments for currency equalisation), the relevant Facility Commitment is not and will not be exceeded based on a currency conversion at the Agent’s Spot Rate of Exchange (where applicable).

4.3                               Maximum number of Utilisations

A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding. There is no limit to the number of Bank Guarantees that may be outstanding at any time.

4.4                               Condition subsequent - Tax Consolidation

If not done before the first Utilisation of a Facility, the Parent must deliver to the Agent in form and substance satisfactory to the Agent (acting on the instructions of all Lenders) within 40 Business Days after the Listing Date, a certified copy of the Tax Sharing Agreement and the Tax Funding Agreement to which Coronado Australia Holdings Pty Limited and all of its Australian incorporated wholly-owned Subsidiaries are party.

4.5                               Conditions subsequent - other

(a)                                 If any of the conditions precedent described in Part I of Schedule 2 (Conditions precedent), other than those identified in paragraph (b) below, have not been received by the Agent in form and substance satisfactory to the Agent acting on the instructions of all Lenders by the proposed Listing Date, then they shall cease to be conditions precedent to the first Utilisation Request and, subject to Clause 4.5(c), they must instead be received by the Agent in form and substance satisfactory to the Agent acting on the instructions of all Lenders (each acting reasonably) by no later than the 45th day after the Listing Date together with such other documents referred to in item 1 of Part I of Schedule 2 (Conditions precedent) to enable the delivery of such opinions referred to in item 3 of Part I of Schedule 2 (Conditions precedent) as the Finance Parties may require with respect to the items being delivered as conditions subsequent. To that extent a condition subsequent arising pursuant to this paragraph (a) is the execution of a Finance Document, then subject to Clause 4.5(c), the opinions described in item 3 of Part I of Schedule 2 (Conditions Precedent) must also be delivered in connection with those Finance Documents no later than the 45th day after the Listing Date.

(b)                                 Paragraph (a) does not apply to the matters described in the following items in Part I of Schedule 2 (Conditions precedent) and those items shall always remain conditions precedent, unless the Agent (acting on the instructions of all the Lenders) agrees otherwise in writing:

(i)                                     item 1(a), (b) and (c) (insofar as (c) relates to property of Obligors incorporated in Australia);

(ii)                                item 2(a), (b), (c), (e) (insofar as (e) relates to Security to be granted by Obligors incorporated in Australia but except if and to the extent the reason why any part of (e) cannot be satisfied over a Relevant Asset is the absence of a Security Consent), (f), (g), (h), (i) and (j) (insofar as (i) and (j) relate to Security to be granted by Obligors incorporated in Australia), (k) and (1);

(iii)                               item 3;

(iv)                              item 4 (except if and to the extent the reason why any part of this item cannot be satisfied over a Relevant Asset is the absence of Security Consent); and

(v)                                 item 5(a), (b), (c), (d), (e), (f), (g) (insofar as (g) relates to the Winged Horse Arrangements and Wesfarmers Arrangements) , (h), (i) (except in relation to reliance letters), (j) and (k).

(c)                                  If by the 120th day after the Listing Date (or any later date stipulated by the Agent) any Security Consent has not been obtained and as a consequence Security over the Relevant Asset as contemplated by a Transaction Security Document has not been perfected to the satisfaction of the Agent acting on the instructions of the Majority Lenders (each acting reasonably), then:

(i)                                     that failure, of itself, will not constitute an Event of Default or Review Event;

(ii)                                the Obligors must promptly (and, in any case, no later than 5 Business Days after the 120th day after the Listing Date (or any later date stipulated by the Agent)) provide to the Agent sufficient information in reasonable detail about each missing Security Consent together with details of the reasonable commercial endeavours undertaken to obtain the Security Consents; and

(iii)                             the Obligors must, on request from the Agent from time to time (acting on the instructions of the Majority Lenders), again use reasonable commercial endeavours to obtain that Security Consent and perfect the Security over that Relevant Asset, and must respond promptly to requests by the Agent for information concerning progress in that regard together with details of the reasonable endeavours undertaken to obtain the Security Consents.

(d)                                 In this Clause, Clause 24.20 (Mining tenements; After-Acquired Property; Further assurances regarding Secured Property) and Part II of Schedule 2 (Conditions precedent), “Security Consent” means a consent or permission from a Governmental Agency, a landlord, a lessor or another person (not being a Group Member), without which an Obligor may not give or perfect the Security over an asset that is contemplated by a Transaction Security Document without contravening a law or breaching a contract, or without which any such Security would be ineffective or invalid. “Relevant Asset” means the asset contemplated by a Transaction Security Document in respect of which a Security Consent is required. To avoid doubt, it is acknowledged that, in using reasonable commercial endeavours to obtain a Security Consent, no Obligor will be required to pay any fee or pay any other consideration or agree to any commercial change that would be detrimental to any Obligor.

4.6                               US Excluded Property

(a)                                 Despite anything to the contrary in the Finance Documents, nothing in the Finance Documents obliges the Obligors to provide to the Security Trustee or any other Finance Party any Security over any US Excluded Property, or makes the giving of any such Security a condition to the provision of financial accommodation under the Finance Documents.

(b)                                 If any US Excluded Property is affected by any Transaction Security, the Security Trustee must do all things reasonably requested by the Parent to release that property from that Transaction Security.

4.7                               Group Restructure

The Finance Parties consent to the restructure of the Group described in the document set out in Schedule 11 (Restructure - Steps Paper) by 31 October 2018.

SECTION 3
UTILISATION

5.                                      UTILISATION - LOANS

5.1                               Utilising Facility A

(a)                                 A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)                                 This Clause 5 does not apply to Utilisations by way of Bank Guarantees, in respect of which, Clause 6 (Utilisation - Bank Guarantees) applies.

5.2                               Completion of a Utilisation Request for Loans

(a)                                 Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     it identifies that Facility A is to be utilised;

(ii)                                  the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)                               the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iv)                              the proposed Interest Period complies with Clause 11 (Interest Periods);

(v)                                 it is signed by an Authorised Officer of a Borrower.

(b)                                 Only one Loan may be requested in each Utilisation Request.

5.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request under Facility A must be US dollars or Australian dollars.

(b)                                 The amount of the proposed Loan must be an amount whose Base Currency Amount is not more than Available Facility for Facility A and must be:

(i)                                     if in US dollars, a minimum of US$1,000,0000 and a whole multiple of US$500,000 or, if less, the Available Facility for Facility A; and

(ii)                                  if in Australian dollars, a minimum of A$ 1,000,0000 and a whole multiple of A$500,000 or, if less, the Available Facility for Facility A.

5.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, and subject to Clause 8.1 (Repayment of Facility A Loans), each Facility A Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Facility A Available Commitment to the Available Facility for Facility A immediately prior to making the Loan.

5.5                               Cancellation of Facility A Commitment

The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

6.                                      UTILISATION - BANK GUARANTEES

6.1                               Utilising Facility B

(a)                                 Facility B may only be utilised by way of Bank Guarantees.

(b)                                 Clause 5 (Utilisation - Loans) does not apply to Utilisations by way of Bank Guarantees.

(c)                                  In determining the amount of the Available Facility for the purposes of this Agreement the Available Commitment of a Lender will be calculated ignoring any cash cover or any back-to-back bank guarantee or other instrument provided for outstanding Bank Guarantees.

(d)                                 The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

6.2                               Delivery of a Utilisation Request for Bank Guarantees

A Borrower may request a Bank Guarantee to be issued by delivery to the Issuing Bank (with a copy to the Agent) of a duly completed Utilisation Request not later than 11:00am (Sydney time) on the third Business Days before proposed Utilisation Date. A Borrower must use its reasonable commercial endeavours to ensure, that each Issuing Bank has, to the extent practicable, an amount of Bank Guarantees issued by it outstanding that is proportionate to its Facility B Commitment.

6.3                               Completion of a Utilisation Request for Bank Guarantees

Each Utilisation Request for a Bank Guarantee is irrevocable and will not be regarded as having been duly completed unless:

(a)                                 it specifies that it is for a Bank Guarantee;

(b)                                 the proposed Utilisation Date is a Business Day within the Availability Period for Facility B;

(c)                                  the currency and amount of the Bank Guarantee comply with Clause 6.4 (Currency and amount);

(d)                                 the form of Bank Guarantee is attached and is in the form that has been agreed in writing by the Issuing Bank;

(e)                                  if the Bank Guarantee is to have an Expiry Date (which it need not), it specifies that fact and the Expiry Date of the Bank Guarantee must fall on or before the Termination Date for Facility B;

(f)                                   the delivery instructions for the Bank Guarantee are specified;

(g)                                  the identity of the beneficiary of the Bank Guarantee is approved by the Issuing Bank;

(h)                                 the underlying contract or agreement or obligation in respect of which the Bank Guarantee is issued is specified; and

(i)                                     it is signed by an Authorised Officer of a Borrower.

6.4                               Currency and amount

(a)                                 The currency specified in a Utilisation Request, and the denomination of a Bank Guarantee, must be Australian dollars.

(b)                                 The amount of the proposed Bank Guarantee must not be more than the Issuer’s Available Commitment for Facility B.

6.5                               Issue of Bank Guarantees

(a)                                 If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Bank Guarantee on the Utilisation Date.

(b)

(i)                                     The Issuing Bank will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date, no Default or Review Event is continuing or would result from the proposed Utilisation; and

(ii)                                  the Repeating Representations to be made by each Obligor are true in all material respects.

(c)                                  The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Bank Guarantee based on such assumption.

(d)                                 The Issuing Bank is solely responsible for the form of the Bank Guarantee that it issues. The Agent has no duty to monitor the form of that document.

(e)                                  Subject to paragraph (j) of Clause 29.7 (Rights and discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Bank Guarantee and its issue.

(f)                                   The Issuing Bank may issue a Bank Guarantee in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to issue that Bank Guarantee in any particular form of communication.

6.6                               Notification of the Agent

The Issuing Bank shall, upon request, provide to the Agent details of all Bank Guarantees issued under this Agreement including details of the initial face value of each Bank Guarantee, the tenor, the Expiry Date, the relevant Borrower and the beneficiary under that Bank Guarantee.

6.7                               Reduction or expiry of Bank Guarantee

If the amount of any Bank Guarantee is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Borrower that requested the issue of that Bank Guarantee shall promptly notify the Agent of the details upon becoming aware of them.

6.8                               Bank Guarantee which does not expire before Termination Date

A Bank Guarantee may be issued with or without an Expiry Date. If a Bank Guarantee does not have an Expiry Date, or the Expiry Date of the Bank Guarantee is after the Termination Date applicable to Facility

B, the Borrower that requested the issue of that Bank Guarantee shall repay or prepay the Bank Guarantee on the Termination Date applicable to Facility B.

7.                                      BANK GUARANTEES

7.1                               Claims under a Bank Guarantee

(a)                                 Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Bank Guarantee requested by it and which appears on its face to be in order and to make any payment under Clause 7.4 (Restrictions on voluntary pay-out of Bank Guarantees), each of a claim or payment under Clause 7.4 (Restrictions on voluntary pay-out of Bank Guarantees) is a “claim”).

(b)                                 The relevant Borrower shall pay to the Issuing Bank an amount equal to the amount of any claim on the day on which the Issuing Bank pays that claim. If the Borrower does not pay this amount to the Issuing Bank on the date on which the Issuing Bank pays the claim, interest shall accrue on the amount from that date up to the actual date of payment in accordance with Clause 10.3 (Default interest).

(c)                                  If under this Agreement, a Borrower is obliged to pay or indemnify the Issuing Bank for amounts paid under a claim under a Bank Guarantee, the Borrower shall (unless the Borrower notifies the Issuing Bank otherwise) be deemed to have requested a Loan under Facility A in Australian dollars in accordance with paragraph (d) below.

(d)                                 On the date the Issuing Bank pays a claim made under a Bank Guarantee, the Borrower shall be deemed to have delivered to the Agent a duly completed Utilisation Request requesting a Loan under Facility A in Australian dollars:

(i)                                     for an amount equal to the amount of the claim (if applicable, less any cash cover);

(ii)                                for an Interest Period of 3 Months or such other period of up to 6 Months as notified by the relevant Borrower to the Agent prior to the Utilisation Date; and

(iii)                               with a Utilisation Date on the date of receipt of the relevant demand or notification.

The proceeds of the Loan shall be used to pay the relevant claim.

(e)                                  Each Borrower acknowledges that the Issuing Bank:

(i)                                     may make payments under a Bank Guarantee by any means that it determines;

(ii)                                may make any payments under a Bank Guarantee despite any direction by the Borrower to the Issuing Bank not to pay, any dispute between the Borrower and the Issuing Bank as to the Issuing Bank’s obligation to pay, any dispute between the Borrower and the beneficiary of the Bank Guarantee or any claim by the Borrower that a claim under the Bank Guarantee is not valid;

(iii)                             is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim;

(iv)                              may refuse to make a payment under a Bank Guarantee (in its absolute discretion) where it considers that a claim under, or any other document presented under the Bank Guarantee, does not comply with the terms of the Bank Guarantee; and

(v)                                 deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(f)                                   The obligations of a Borrower under this Clause 7.1 will not be affected by:

(i)                                     the sufficiency, accuracy or genuineness of any claim or any other document;

(ii)                                  any incapacity of, or limitation on the powers of, any person signing a claim or other document;

(iii)                             any act of any Governmental Agency, court, arbitral body, agency or authority or the application of any law or regulation affecting any Bank Guarantee; or

(iv)                              any failure by any person to obtain any Authorisation required or desirable in connection with any Bank Guarantee.

7.2                               Indemnities

(a)                                 Without prejudice to each Borrower’s obligation under Clause 7.1 (Claims under a Bank Guarantee), each Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Bank Guarantee requested by that Borrower (including as a result of the Issuing Bank making a payment under Clause 7.4 (Restrictions on voluntary pay-out)).

(b)                                 The obligations of each Borrower under this Clause 7.2 (Indemnities) are continuing obligations and will extend to the ultimate balance of sums payable by the Borrower in respect of any Bank Guarantee, regardless of any intermediate payment or discharge in whole or in part.

(c)                                  The obligations of any Borrower under this Clause 7.2 (Indemnities) will not be affected by any act, omission, matter or thing which, but for this Clause 7.2 (Indemnities), would reduce, release or prejudice any of its obligations under this Clause 7.2 (Indemnities) (without limitation and whether or not known to it or any other person) including:

(i)                                     any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Bank Guarantee or any other person;

(ii)                                the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any Group Member;

(iii)                             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Bank Guarantee or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)                              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Bank Guarantee or any other person;

(v)                                 any amendment (however fundamental) or replacement of a Finance Document, any Bank Guarantee or any other document or security;

(vi)                              any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Bank Guarantee or any other document or security; or

(vii)                           any insolvency or similar proceedings.

7.3                               Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.4                               Restrictions on voluntary pay-out of Bank Guarantees

Despite the terms of any issued Bank Guarantee, an Issuing Bank may cancel a Bank Guarantee, by paying to the beneficiary of the relevant Bank Guarantee the outstanding amount of the Bank Guarantee or any lesser amount specified by the beneficiary, but only if:

(a)                                 an Event of Default is continuing; or

(b)                                 the Issuing Bank would be entitled to exercise its rights under Clause 9.2 (Illegality in relation to Bank Guarantee) or Clause 33.11 (Anti-Money Laundering).

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

8.                                      REPAYMENT

8.1                               Repayment of Facility A Loans

(a)                                 Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)                                 Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)                                     one or more Loans are to be made available to a Borrower:

(A)                               on the same day that a maturing Loan is due to be repaid by that Borrower; and

(B)                               in the same currency as the maturing Loan; and

(C)                               in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)                                the proportion borne by each Facility A Lender’s participation in the maturing Facility A Loan to the amount of that maturing Facility A Loan is the same as the proportion borne by that Facility A Lender’s participation in the new Facility A Loans to the aggregate amount of those new Facility A Loans, the aggregate amount of the new Facility A Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility A Loan so that:

(A)                               if the amount of the maturing Facility A Loan exceeds the aggregate amount of the new Facility A Loans:

(1)                                 the relevant Borrower will only be required to make a payment under Clause 33.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)                                 each Facility A Lender’s participation in the new Facility A Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Facility A Lender’s participation in the maturing Facility A Loan and that Facility A Lender will not be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Facility A Loans; and

(B)                               if the amount of the maturing Facility A Loan is equal to or less than the aggregate amount of the new Facility A Loans:

(1)                                 the relevant Borrower will not be required to make a payment under Clause 33.1 (Payments to the Agent); and

(2)                                 each Facility A Lender will be required to make a payment under Clause 33.1 (Payments to the Agent) in respect of its participation in the new Facility A Loans only to the extent that its participation in the new Facility A Loans exceeds that Facility A Lender’s participation in the maturing Facility A Loan and the remainder of that Facility A Lender’s participation in the new Facility A Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Facility A Lender’s participation in the maturing Facility A Loan.

8.2                               Repayments for currency equalisation

(a)                                 On the last day of each Quarter, on receipt of a Utilisation Request in respect of Facility A and on each Utilisation Date in respect of Facility A the Agent may recalculate the Facility A Base Currency Amount of each Loan denominated in Australian dollar’s by notionally converting the outstanding amount of that Loan into Facility A Base Currency using the Agent’s Spot Rate of Exchange on the date of calculation.

(b)                                 If at any time the aggregate Facility A Base Currency Amount of all Loans outstanding under Facility A (after converting Loans denominated in Australian dollars in accordance with paragraph (a)) (the Aggregate Base Currency Amount) exceeds 110% of the Facility A Commitment then a Borrower shall:

(i)                                     (subject to paragraph (ii) below), within 5 Business Days of written notice from the Agent, ensure that Loans are prepaid in an amount equal at least to the difference between the Aggregate Base Currency Amount and the Facility A Commitment; or

(ii)                                  if prepaying Loans in the time specified in paragraph (i) above would cause the Borrower to incur Break Costs, the Borrower may instead pay an amount equal at least to the difference between the Aggregate Base Currency Amount and the Facility A Commitment to a blocked suspense account of the Agent to be applied in prepayment of Loans on the last day of the current Interest Period for such Loans.

8.3                               Bank Guarantees outstanding on the Termination Date

In respect of each Bank Guarantee issued under Facility B that remains outstanding on the Termination Date for Facility B, the Borrower must place cash cover with the Issuing Bank, to the value of that bank’s potential liability under that Bank Guarantee, to be held on the terms of Clause 25.21 (Cash cover) or otherwise repay or prepay that Bank Guarantee.

8.4                               Term out of Defaulting Finance Party’s Facility A Utilisations

(a)                                 When a Facility A Lender becomes a Defaulting Finance Party, the participation of the Facility A Lender in the Loans then outstanding denominated in any currency will be treated as a separate Facility A Utilisation denominated in that currency (the “Separate Loans”) and the maturity date of that Utilisation will be automatically extended to the Termination Date in relation to Facility A.

(b)                                 A Borrower may prepay any such Utilisation if it gives at least 5 Business Days’ prior notice to the Agent, who shall promptly notify the relevant Defaulting Finance Party.

(c)                                  If the Borrower makes a prepayment of a Facility A Utilisation, a Borrower to whom a Separate Loan is outstanding may prepay that Separate Loan by giving not less than 5 Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Facility A Utilisation to the Facility A Utilisations. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (c) to the Defaulting Finance Party concerned as soon as practicable on receipt.

(d)                                 Interest in respect of any such Utilisation will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Finance Party) on the last day of each such Interest Period.

9.                                      PREPAYMENT AND CANCELLATION

9.1                               Illegality

If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation after the date of this Agreement) for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(a)                                 that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Borrowers, each Available Commitment of that Lender will be immediately cancelled; and

(c)                                  to the extent that the Lender’s participation has not been transferred pursuant to Clause 9.5 (Restrictions), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

9.2                               Illegality in relation to Bank Guarantee

If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation) for the Issuing Bank to issue or leave outstanding any Bank Guarantee:

(a)                                 the Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)                                 upon the Agent notifying the Borrowers, the Issuing Bank shall not be obliged to issue any Bank Guarantee;

(c)                                  the Borrowers shall use their best endeavours to procure the release of each Bank Guarantee issued by the Issuing Bank and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)                                 if that results in there being no Facility B Commitments, Facility B shall cease to be available for the issue of Bank Guarantees.

9.3                               Voluntary cancellation

The Borrowers may, if they gives the Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of an Available Facility, subject, in the case of part cancellations, to:

(a)                                 Facility A: it being in a minimum amount of US$1,000,000 and an integral multiple of US$500,000; and

(b)                                 Facility B: it being in a minimum amount of A$1,000,000 and an integral multiple of A$500,000.

Any cancellation under this Clause 9.3 shall reduce the Commitments of the Lenders rateably under that Facility.

9.4                               Voluntary prepayment of Facility A Loans

(a)                                 A Borrower to which a Facility A Loan has been made may, if it gives the Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the Facility A Base Currency Amount of the Loan by a minimum amount of US$ 100,000).

9.5                               Restrictions

(a)                                 Any notice of cancellation or prepayment given under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the relevant currency amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid in the relevant currency and, subject to any Break Costs, without premium or penalty.

(c)                                  Unless a contrary indication appears in this Agreement, any part of Facility A which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

9.6                               Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank

(a)                                 If:

(i)                                     a Lender is a Non-Consenting Lender;

(ii)                                  an Obligor becomes obliged to pay any amount in accordance with Clause 9.1 (Illegality) to any Lender;

(iii)                             a Lender becomes an Affected Lender (as defined in Clause 12.3 (Market disruption)) and no substitute basis for determining the rate of interest payable to the Lender is agreed at the end of the period provided for by Clause 12.4(b) (Cost of funds);

(iv)                              any sum payable to any Lender by an Obligor is required to be increased under Clause 14.2(c) (Tax gross-up);

(v)                                 any Lender claims any sum from the Borrower under Clause 14.3 (Tax indemnity) or Clause 16.1 (Increased costs); or

(vi)                              a Facility B Lender is not or ceases to be an “approved security provider” as defined in section 36 of the Financial and Performance Management Standard 2009 (Qld),

the Borrower may:

(vii)                           in the case of sub-paragraph (a)(i), within 120 days after the relevant Lender becoming a Non-Consenting Lender; or

(viii)                        in all other cases, whilst the circumstance giving rise to the requirement for that increase or claim continues,

give the Agent and the relevant Lender:

(ix)                              notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans; or

(x)                                 notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in each Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(d)                                 If any of the circumstances set out in paragraph (a) above apply to a Lender, the Borrower may, on 10 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) in any such case selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     the Borrower shall have no right to replace the Agent;

(ii)                                  neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                               in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                              the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(v)                                 in the case of any replacement of a Lender resulting from payments required to be made pursuant to paragraph (a)(iv) above or a claim for compensation under paragraph (a)(v) above, such transfer of rights and obligations pursuant to paragraph (d) above will result in a reduction in such payments or compensation thereafter.

(f)                                   A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

9.7                               Right of cancellation in relation to a Defaulting Finance Party

(a)                                 The Borrowers may give the Agent 5 Business Days’ notice of cancellation of each Available Commitment of a Lender that is, and continues to be, a Defaulting Finance Party.

(b)                                 On the notice becoming effective, each Available Commitment of the Defaulting Finance Party will reduce to zero.

(c)                                  The Agent shall notify all the Lenders as soon as practicable after receiving the notice.

9.8                               Review Event

If a Review Event occurs:

(a)                                 The Borrowers shall promptly notify the Agent upon becoming aware of that event. If the Agent becomes aware of a Review Event that has not been notified, it may give the Borrowers a notice of that Review Event.

(b)                                 Once a notice is given under paragraph (a), a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan) for so long as the Review Event continues.

(c)                                  The Obligors and the Lenders must enter into negotiations for a period of up to 30 days after a notice is given under paragraph (a), with a view to agreeing terms on which:

(i)                                     if the Review Event is a Change of Control, all Lenders; or

(ii)                                  in any other case, the Majority Lenders,

would be prepared to offer to provide, fund or maintain all or any of the Facilities.

(d)                                 If agreement is reached, the Obligors must promptly do all acts and execute all documents as the Majority Lenders reasonably require to document, or to protect, preserve or secure the Finance Parties’ rights and interests under, such agreement.

(e)                                  If agreement is not reached within 30 days after a notice is given under paragraph (a), or if (in the opinion of the Majority Lenders) any of the Obligors do not do all acts and execute all documents as the Majority Lenders reasonably require to document, or to protect, preserve or secure for the Finance Parties’ rights and interests under, any agreement, the Agent, acting on the instruction of:

(i)                                     any Lender if the Review Event is a Change of Control; or

(ii)                                  the Majority Lenders in any other case,

may by giving written notice to the Borrower:

(iii)                               cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(iv)                              declare that all or any part of the outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents is due and payable whereupon it will be due and payable within 60 days.

(f)                                   If the Borrower fails to prepay all amounts payable under Clause (e) within 60 days, that failure will constitute an Event of Default.

(g)                                  To avoid doubt, neither the failure to reach agreement nor the giving of a notice under this Clause 9.8 constitutes an Event of Default.

SECTION 5
COSTS OF UTILISATION

10.                               INTEREST

10.1                        Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 in relation to any Loan in:

(i)                                     Australian dollars, BBSY Bid; and

(ii)                                  US dollars, LIBOR.

10.2                        Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest in the relevant currency on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

10.3                        Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 (Default interest) shall be immediately payable by the Obligor on demand by the Agent.

(b)                                 If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                   the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent per annum and the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4                        Notification of rates of interest

(a)                                 The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

(b)                                 The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

11.                               INTEREST PERIODS

11.1                        Selection of Interest Periods

(a)                                 A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower to which that Facility A Loan was made not later than the Specified Time.

(c)                                  If a Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, be the same duration as the Interest Period just ended.

(d)                                 Subject to this Clause 11 (Interest Periods), a Borrower may only select Interest Periods of:

(i)                                     1, 2, 3 or 6 Months for Loans denominated in US dollars; and

(ii)                                  1, 2, 3 or 6 Months for Loans denominated in Australian dollars,

or another period agreed by the Majority Lenders.

(e)                                  An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)                                   Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

11.2                        Non-Business Days

(a)                                 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3                        Consolidation and division of Facility A Loans

(a)                                 Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                     relate to Facility A Loans made to the same Borrower;

(ii)                                  in the same currency; and

(iii)                               end on the same date,

those Facility A Loans will, unless that Borrower (or a Borrower on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan on the last day of the Interest Period.

(b)                                 Subject to Clause 4.3 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount), if a Borrower (or a Borrower on its behalf) requests in a Selection Notice that a Facility A Loan be divided into two or more Facility A Loans, that Facility A Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Facility A Loan immediately before its division.

12.                               CHANGES TO THE CALCULATION OF INTEREST

12.1                        Unavailability of Screen Rate

(a)                                 Interpolated Screen Rate: If no Screen Rate is available for BBSY Bid or LIBOR (as the case may be) for the Interest Period of a Loan, the applicable BBSY Bid or LIBOR (as the case may be) shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)                                 Reference Bank Rate: If no Screen Rate is available for BBSY Bid or LIBOR (as the case may be) for:

(i)                                     the currency of a Loan; or

(ii)                                  the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable BBSY Bid or LIBOR (as the case may be) shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)                                  Cost of Funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency and Interest Period there shall be no BBSY Bid or LIBOR (as the case may be) for that Loan and Clause 12.4 (Cost of funds) shall apply to that Loan for that Interest Period.

12.2                        Calculation of Reference Bank Rate

(a)                                 Subject to paragraph (b) below, if BBSY Bid or LIBOR (as the case may be) is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank. Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)                                 If at or about noon (Sydney time) on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that Interest Period.

12.3                        Market disruption

If before 5pm (Sydney time) on the Business Day after the Quotation Day for the relevant Interest Period the Agent receives notifications from Lender or Lenders (whose participations in a Loan exceed 35 per cent of that Loan) that as a result of market circumstances not limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date it becomes a Lender), the cost to it of funding its participation in that Loan (from whatever source it may reasonably select) would be in excess of BBSY Bid or LIBOR (as the case may be) (in which case an “Affected Lender” will be a Lender which gives such a notification), then Clause 12.4 (Cost of funds) shall apply to the participation in the Loan of each Affected Lender for the relevant Interest Period.

12.4                        Cost of funds

(a)                                 If this Clause 12.4 (Cost of funds) applies, the rate of interest on each relevant Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                     the Margin; and

(ii)

(A)                               in the circumstances described in Clause 12.3 (Market disruption), the rate notified to the Agent by the relevant Affected Lender; and

(B)                               in the circumstances described in Clause 12.1 (Unavailability of Screen Rate) or 12.7(c) (Successor LIBOR), the rate of interest notified to the Agent by the Lender,

to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select. That rate is to be notified as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period.

(b)                                 If this Clause 12.4 (Cost of funds) applies and the Agent or a Borrower so requires, the Agent and a Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)                                  Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and a Borrower, be binding on all Parties.

12.5                        Agent’s role

The Agent shall promptly notify the Borrowers if there is a market disruption event under Clause 12.3 (Market disruption) and of the identity of any Lender or Lenders giving a notice under that Clause.

12.6                        Break Costs

(a)                                 Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                 Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.7                        Successor LIBOR

(a)                                 If at any time the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Agent that it has determined, that:

(i)                                   the circumstances set out in Clause 12.1(b) have arisen with respect to LIBOR and such circumstances are unlikely to be temporary or;

(ii)                                the circumstances set out in Clause 12.1(b) have not arisen but the supervisor for the administrator of LIBOR has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Agent and the Borrower shall endeavour to establish an alternate rate of interest to LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in Australia at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.

(b)                                 Notwithstanding anything to the contrary in Clause 39, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment.

(c)                                  If the Agent and the Borrower cannot reach agreement on the terms of a proposed amendment within 10 Business Days of commencing discussions for the purpose or if the Majority Lenders provide to the Agent a notice pursuant to paragraph (b) above, Clause 12.4 (Cost of funds) will apply.

13.                               FEES

13.1                        Commitment fee

(a)                                 The Borrowers shall pay:

(i)                                     to the Agent for the account of each Facility A Lender, a fee (in US dollars) computed at the rate of 50 per cent of the applicable Margin per annum on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A; and

(ii)                                  subject to Clause 1.7 (Administration in connection with Facility B) to a Facility B Lender, a fee (in Australian dollars) computed at the rate of 50 per cent of the applicable Margin per annum on that Lender’s Available Commitment under Facility B for the Availability Period applicable to Facility B.

(b)                                 The accrued commitment fee is payable in arrears on the last day of each Quarter during the relevant Availability Period, on the last day of the Availability Period, and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

13.2                        Arrangement and underwriting fee

The Borrowers shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.3                        Establishment Fee

The Borrowers shall pay to the Agent an establishment fee in the amount and at the times agreed in a Fee Letter.

13.4                        Agency and Security Trustee fee and US Security Agent fee

(a)                                 The Borrowers shall pay to the Agent and the Security Trustee (for their own respective account) an agency fee and security trustee fee in the amount and at the times agreed in a Fee Letter.

(b)                                 The Borrowers shall pay to any US Security Agent appointed from time to time an agency fee (for the US Security Agent’s own account) in the amount and at the times agreed in a Fee Letter.

13.5                        Fees payable in respect of Bank Guarantees

(a)                                 Each Borrower shall pay to the Issuing Bank a Bank Guarantee fee, computed at:

(i)                                   for a Bank Guarantee that is a performance guarantee, a rate equal to 70 per cent of the Margin applicable to a Loan; and

(ii)                                  for a Bank Guarantee that is a financial guarantee, a rate equal to the Margin applicable to a Loan on the outstanding amount of each requested Bank Guarantee for the period from the issue of that Bank Guarantee until its Expiry Date or if the Bank Guarantee does not have an Expiry Date, until the Bank Guarantee is repaid in one of the ways set out Clauses 1.2(g)(ii) to 1.2(g)(iv).

(b)                                 The accrued Bank Guarantee fee on a Bank Guarantee shall be payable on the last day of each successive period of three Months (or such shorter period as shall end on the Expiry Date for that Bank Guarantee) starting on the date of issue of that Bank Guarantee. If the outstanding amount of a Bank Guarantee is reduced, any Bank Guarantee fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

(c)                                  If a Borrower provides cash cover in respect of any Bank Guarantee:

(i)                                     the Bank Guarantee fee shall continue to be payable until the expiry of the Bank Guarantee; and

(ii)                                each Borrower shall be entitled to apply interest accrued on the cash cover to pay the fees described in paragraph (i) above provided that no Event of Default is continuing.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

14.                               TAX GROSS UP AND INDEMNITIES

14.1                        Definitions

(a)                                 In this Clause 14 (Tax Gross Up and Indemnities):

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax Gross-up) or a payment under Clause 14.3 (Tax indemnity).

14.2                        Tax Gross-up

(a)                                 Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)                                 The Borrowers or a Finance Party shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Finance Party it shall notify a Borrower and that Obligor.

(c)                                  If a Tax Deduction is required by law to be made by an Obligor or an applicable withholding agent except in relation to a Tax described in Clause 14.4 (Exclusions), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction (including Tax Deduction applicable to the additional amount payable under this Clause), the Finance Party receives an amount equal to the sum which would have been due if no Tax Deduction had been required.

(d)                                 If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by law.

(e)                                  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made and/or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3                        Tax indemnity

(a)                                 Subject to Clause 14.4 (Exclusions) and except if they are compensated for by the payment of an additional amount under Clause 14.2 (Tax gross-up), the Borrowers shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it. A certificate as to the amount of such loss, liability or cost suffered for or on account of Tax delivered to a Borrower by a Protected Party, or by the Agent on its own behalf or on behalf of a Protected Party, shall be conclusive absent manifest error.

(b)                                 A Protected Party making or intending to make a claim pursuant to Clause 14.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(c)                                  A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4                        Exclusions

(a)                                 Clauses 14.2 (Tax gross-up) and 14.3 (Tax indemnity) shall not apply:

(i)                                     with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party:

(A)                               under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(ii)                                  with respect to Australian Withholding Tax; or

(iii)                               (where the relevant Finance Party is an Australian resident, or a non-resident carrying on business in Australia or through a permanent establishment of the non-resident in Australia) if the Tax is imposed because that Finance Party has not supplied an appropriate tax file number, an Australian business number or other exemption details; or

(iv)                              with respect to a Tax which would not be required to be deducted by the Obligor if, the Commissioner of Taxation of the Commonwealth of Australia had not given a notice under section 260-5 of Schedule 1 of the Australian Taxation Administration Act 1953 (Cth) or section 255 of the Tax Act requiring the relevant Obligor to deduct that Tax from any payment to be made by the Obligor to the Finance Party; or

(v)                                 with respect to a Tax Deduction required to be made for a US federal withholding tax, to the extent any such Tax Deductions imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (x) the Lender acquires such interest in the Loan or (y) such Lender changes its Facility Office, except in each case of (x) and (y) to the extent that, pursuant to Clause 14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Facility Office; or

(vi)                              if the Tax Deduction is required to be made as a result of a breach by the Finance Party of any of its obligations under Clause 15 (US Tax Matters);

(vii)                           if the Tax Deduction is required to be made as a result of any representation or warranty given by the Finance Party (and not its predecessors) under Clause 15.3 (US Tax Matters) being untrue; or

(viii)                        to the extent the relevant loss, liability or cost relates to a FATCA Deduction required to be made by a Party.

14.5                        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:

(a)                                 a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)                                 that Finance Party has obtained, utilised and retained that Tax Credit,

subject to Clause 30 (Conduct of Business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor. If an Obligor at any time requests that a Finance Party make a determination under this Clause the Finance Party must do so in good faith and provide the Borrower with the results of that determination in writing, within reasonable time of the request (it being understood that the determination shall be made in the Finance Party’s absolute discretion).

14.6                        Stamp duties and Taxes The Borrowers shall:

(a)                                 pay; and

(b)                                 within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability that Finance Party incurs in relation to,

all stamp duty, registration, documentary or other similar Tax payable in respect of any Finance Document except Transfer .Certificates (other than Transfer Certificates executed pursuant to Clause 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender or Issuing Bank).

14.7                        Indirect Tax

(a)                                 All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)                                     it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)                                  the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)                                 Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

14.8                        FATCA Information

(a)                                 Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)                                     confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party, or

(B)                               not a FATCA Exempt Party;

(ii)                                  supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;

(iii)                               supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                 If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                  Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)                                     any law or regulation;

(ii)                                  any fiduciary duty; or

(iii)                               any duty of confidentiality.

(d)                                 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.9                        FATCA Deduction

(a)                                 Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)                                 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify a Borrower and the Agent and the Agent shall notify the other Finance Parties.

15.                               US TAX MATTERS

15.1                        Finance Party’s Obligations

(a)                                 Without limiting the generality of Clause 14.4 (Exclusions):

(i)                                     each Lender (other than where a Lender is a “United States Person” within the meaning of Section 7701(a)(30) of the US Tax Code) shall, subject to Clause 15.l(a)(iii), deliver to the Borrower (and/or such other Obligors as the Borrower designates) and the Agent two duly executed copies (or such other number as may be specified by the Borrower in order to comply with then applicable requirements of US law) of whichever of the following US Internal Revenue Service Forms is applicable,-namely W-8BEN, W-8BEN-E, W-8-ECI, W-8-IMY or any successor to any such form including (if applicable) certification by each relevant Lender under the applicable income tax treaty to which the United States is a party (and, where that Lender is (through its relevant Facility Office) claiming exemption from US federal income and withholding tax under Section 871(h) or 881(c) of the US Tax Code a statement that it is not a person described in Section 881(c)(3) of the US Tax Code) and/ or such other forms, certificates and documentation as may be necessary or appropriate to establish, in each case, whether it is entitled to receive payments under the Facilities without a Tax Deduction for US federal income or withholding tax or with a Tax Deduction at a reduced rate;

(ii)                                  each Lender, where it is a “United States Person” within the meaning of Section 7701(a)(30) of the US Tax Code, shall, subject to Clause 15.1 (a)(iii), deliver to the Borrower (and/or such other Obligors as the Borrower designates) and the Agent the appropriate number of copies of duly executed US Internal Revenue Service Form W-9 or any successor to that form;

(iii)                               each Lender is not obliged to deliver any form(s) under Clause 15.l(a)(i) or (ii) above if, and to the extent that, as a result of the introduction of, or change in, or change in the interpretation or application by any relevant authority of, any law, treaty or regulation or any practice or concession of the US Internal Revenue Service after the date of this Agreement, such Lender is not legally entitled to complete the form(s) in a manner which will enable the Borrower to make payments to, or for, such Lender (through its relevant Facility Office) without deduction or withholding in respect of Taxes in the United States of America or with a Tax Deduction at a reduced rate; and

(iv)                              each Lender (copying in the Agent at all times) shall deliver the forms, certificates and documentation described in this Clause 15.1(a) to the Borrower at the following times:

(A)                               on or prior to becoming a party to this Agreement;

(B)                               upon a change in circumstances (other than the mere passage of time) requiring a new or additional form, certificate or documentation; and

(C)                               when reasonably requested by the Borrower.

(b)                                 If any form, document or request for information referred to in Clause 15.1(a) or 15.1(c) requires the disclosure of information, other than information necessary to compute the Tax payable and such information as is required to be provided on the withholding forms, certificates and documents (including all attachments, revisions, updates and replacements currently required) that the relevant Lender is required to provide at the time it becomes a party to, or acquires an interest in, this Agreement which information each Lender reasonably considers to be confidential, that Lender shall not be obligated to include in such form or document such confidential information provided, however that the identity of any person shall not be considered confidential if such information is required to avoid or reduce withholding taxes.

(c)                                  Each Lender shall promptly provide, upon reasonable request from the Borrower any additional information that the Borrower needs in order for the Borrower to determine the amount of any applicable withholding taxes, if applicable.

15.2                        Register of Loans

(a)                                 The Agent shall maintain a register (the US Register) for the registration and transfer of the Loans, and shall enter the names and addresses of the registered holders of the Loans, the transfers of the Loans and the names and addresses of the transferees of the Loans. Each Lender, to the extent such Lender sells participations to any Person in all or a portion of such Lender’s rights and/or obligations under this Agreement but remains solely responsible to the other Parties hereto for the performance of such Lender’s obligations, shall maintain a register (the Participant Register) on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Finance Documents. The entries in the US Register and the Participant Register shall be conclusive absent manifest error.

(b)                                 A Borrower and any Lender (as to its own Loans) shall be provided reasonable opportunities to inspect the US Register from time to time upon reasonable prior notice. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the US Treasury Regulations (or any successor regulations).

(c)                                  A Borrower shall treat any registered holder as the absolute owner of any Loans held by such holder, as indicated in the US Register, for the purpose of receiving payment of all amounts payable with respect to such Loans and for all other purposes. Each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)                                 Solely for the purposes of this Clause 15.2 and for US federal income tax purposes, the Agent and each Lender shall be the Borrower’s non-fiduciary agent for purposes of maintaining the US Register and the Participant Register.

(e)                                  This Clause 15.2 shall be construed so that the Loans are at all times maintained in “registered form” meaning:

(i)                                     the Loans are registered obligations and the right, title and interest of each Lender and its assignees or participants in and to such Loans, shall be transferable only upon notation of such transfer in the US Register or the Participant Register; and

(ii)                                  the right to principal and interest is transferable only through an entry on the books of the obligation’s Lender or Agent.

15.3                        US Representations

(a)                                 If a Lender is a US Person, that Lender warrants, represents and undertakes to a Borrower that at all times it is, and (except solely as a result of a change in law of the type described in Clause 16 (Increased costs)) shall be, a “United States person” for US federal withholding tax purposes.

(b)                                 The warranties, representations and undertakings in this Clause 15.3 survive execution of this Agreement and apply at all times during the currency of this Agreement.

16.                               INCREASED COSTS

16.1                        Increased costs

(a)                                 Subject to Clause 16.3 (Exceptions) a Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)                                  compliance with any law or regulation,

made after the date of this Agreement. This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)                                 In this Agreement “Increased Costs” means:

(i)                                     a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any Tax on capital or reduction in the rate of return on capital as more capital is required to be allocated);

(ii)                                  an additional or increased cost; or

(iii)                               a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(c)                                  In this Agreement “Basel III” means:

(i)                                     the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)                                  the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)                               any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

16.2                        Increased cost claims

(a)                                 A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify a Borrower.

(b)                                 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3                        Exceptions

Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)                                 attributable to a Tax Deduction required by law to be made by an Obligor;

(b)                                 attributable to a FATCA Deduction required to be made by a Party;

(c)                                  compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 14.4 (Exclusions) applied); or

(d)                                 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e)                                  attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

17.                               OTHER INDEMNITIES

17.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2                        Other indemnities

The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability (including legal fees) incurred by that Finance Party as a result of:

(a)                                 the occurrence of any Default;

(b)                                 any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement;

(c)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, expense, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(d)                                 funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(e)                                  issuing or making arrangements to issue a Bank Guarantee requested by a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)                                   a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or a Borrower; or

(g)                                  an amount being paid or payable by that Finance Party to the Agent or another Finance Party under Clause 29.11 (Lenders’ indemnity to the Agent); or

(h)                                 security being provided by that Finance Party to the Agent under Clause 29.7(j) (Rights and discretions) or Clause 29.11(d) (Lenders’ indemnity to the Agent) including costs and expenses in providing that security and, if the security is cash, a Borrower shall pay interest on the amount provided from the date of provision in the manner provided in Clause 10.3 (Default interest); or

(i)                                     any Environmental Liability of or relating to any Group Member, including any failure by any Group Member to comply with any Environmental Health and Safety Law or any Environmental Approval,

in each case only to the extent that the cost, loss or liability does not arise as a result of any gross negligence, wilful misconduct or fraud on the part of the relevant Finance Party, its Affiliates or any of its employees.

17.3                        Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against any cost, expense, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                  instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers as permitted under this Agreement.

18.                               MITIGATION BY THE FINANCE PARTIES

18.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with a Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment being cancelled pursuant to, any of Clause 9.1 (Illegality) or, in respect of the Issuing Bank, Clause 9.2 (Illegality in relation to Bank Guarantee), Clause 14 (Tax Gross Up and Indemnities) (other than Clause 14.7 (Indirect Tax)) or Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2                        Limitation of liability

(a)                                 The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.                               COSTS AND EXPENSES

19.1                        Transaction expenses

The Borrowers shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and registration of:

(a)                                 this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

This Clause overrides any provision to the contrary contained in a Priority Deed.

19.2                        Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or makes or initiates a request or demand under the PPSA or (b) an amendment is required pursuant to Clause 33.10 (Change of currency), a

Borrower shall, within three Business Days of demand, reimburse the Agent and each other Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or other Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

19.3                        Enforcement costs

The Borrowers shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with:

(a)                                 the enforcement of, or the preservation of any rights under, any Finance Document (including the cost in carrying out the audit in accordance with Clause 24.17(c) (Environmental matters)); and

(b)                                 any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security.

19.4                        Restrictions

The Borrower is not obliged to make a payment under Clause 19.1 (Transaction expenses) or 19.2 (Amendment costs), while any one or more of the following subsists in respect of that payment:

(a)                                 the Borrower (acting reasonably) does not receive documentary evidence which substantiates the costs or expenses claimed by a Finance Party; or

(b)                                 the costs or expenses claimed by that Finance Party are attributable to the internal management time of the Finance Party (unless such costs or expenses attributable to internal management time are contemplated in any Fee Letter to which that Finance Party is a party).

SECTION 7

GUARANTEE

20.                               GUARANTEE

20.1                        Guarantee

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each Finance Party punctual performance by each Obligor of all that Obligor’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document (or anything which would have been due if the Finance Document or the amount was enforceable, valid and not illegal), that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, expense, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

Each of paragraphs (a), (b) and (c) is a separate obligation. None is limited by reference to the other.

20.2                        Continuing guarantee

This Guarantee is a continuing obligation and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3                        Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of each Guarantor under this Clause 20 (Guarantee) will continue or be reinstated as if the discharge, release or arrangement had not occurred and any relevant security shall be reinstated.

20.4                        Waiver of defences

The obligations of each Guarantor under this Clause 20 (Guarantee) will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (Guarantee) (without limitation and whether or not known to it or any Finance Party) including:

(a)                                 any time, waiver or other concession or consent granted to, or composition with, any Obligor or other person;

(b)                                 the release or resignation of any other Obligor or any other person;

(c)                                  any composition or arrangement with any creditor of any Obligor or other person;

(d)                                 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)                                  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)                                   any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(g)                                  any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(h)                                 any set off, combination of accounts or counterclaim;

(i)                                     any insolvency or similar proceedings; or

(j)                                    this Agreement or any other Finance Document not being executed by or binding against any other Obligor or any other party.

References in Clause 20.1 (Guarantee) to obligations of an Obligor or amounts due will include what would have been obligations or amounts due but for any of the above, as well as obligations and amounts due which result from any of the above.

20.5                        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20 (Guarantee). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received or recovered (by set off or otherwise) by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)                                 without limiting paragraph (a), refrain from applying any moneys received or recovered (by set off or otherwise) from any Guarantor or on account of any Guarantor’s liability under this Clause 20 (Guarantee) in discharge of that liability and claim or prove against anyone in respect of the full amount owing by the Obligors.

20.7                        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20 (Guarantee):

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a Guarantee under Clause 20.1 (Guarantee);

(e)                                  to exercise any right of set-off against any Obligor;

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party; and/or

(g)                                  in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

20.8                        Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)                                 that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)                                 each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

20.9                        Additional security

This Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.                               REPRESENTATIONS

Each Obligor (except where expressly noted otherwise) makes the representations and warranties set out in this Clause 21 (Representations) to, and for the benefit of, each Finance Party on the date of this Agreement and makes the Repeating Representations on the other dates set out in Clause 21.37 (Repetition).

21.1                        Status

(a)                                 It is a corporation, partnership or limited liability company duly organised, validly existing and (where applicable) in good standing and duly incorporated and validly existing under the laws of its jurisdiction of incorporation or organisation (as applicable). It and each of its Subsidiaries is duly licensed or qualified and (where applicable) in good standing in each jurisdiction where the property owned or leased or licensed by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify would reasonably be expected to result in a Material Adverse Effect.

(b)                                 It and each of its wholly owned Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.2                        Binding obligations

(a)                                 This Agreement has been duly and validly executed and delivered by it, and each other Finance Document which it is required to execute and deliver on or after the date hereof will have been duly executed and delivered by it on the required date of delivery of such Finance Document. The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any necessary stamping, registrations and Authorisations, equitable principles, bankruptcy, insolvency, reorganization, moratorium or other equitable principles and similar laws generally affecting creditors’ rights, legal, valid, binding and enforceable obligations.

(b)                                 Without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is a party creates the Security which that Transaction Security Document purports to create and that Security is, subject to any necessary stamping, Authorisations and registration requirements, equitable principles and laws generally affecting creditors’ rights, valid and effective.

21.3                        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents including the granting of the Transaction Security do not and will not conflict with:

(a)                                 any law or regulation applicable to it which is material;

(b)                                 its or any of its wholly owned Subsidiaries constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its assets where a breach would have or would be reasonably likely to have a Material Adverse Effect.

21.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.5                        Authorisations

All Authorisations required or desirable:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)                                 to make the Finance Documents to which it is a party, its legal, valid, binding and enforceable obligations, admissible in evidence in its jurisdiction of incorporation;

(c)                                  to perfect the Transaction Security; and

(d)                                 for it and its Subsidiaries to carry on their business, where failure to obtain that Authorisation would have or would be reasonably likely to have a Material Adverse Effect, have been obtained or effected and are in full force and effect.

21.6                        Governing law and enforcement

(a)                                 The choice of law referred to in a Finance Document as the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

(b)                                 Any judgment obtained against it in Queensland in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

21.7                        No filings or stamp Taxes

Under the law of its jurisdiction of incorporation it is not necessary in order to ensure that the Finance Documents are and remain legal, valid, binding and enforceable and that the Transaction Security has the ranking and priority which it is expressed to have in the Transaction Security Documents, that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except registration of security interests arising under the Finance Documents which are governed by the PPSA or the US Uniform Commercial Code on the personal property securities register established pursuant to the PPSA or with the applicable state governmental authority under the US Uniform Commercial Code, as applicable and except registration of Mining Tenement Security.

21.8                        No default

(a)                                 No Event of Default is continuing or may reasonably be expected to result from the making of any Utilisation.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its wholly owned Subsidiaries to which its assets (or the assets of its wholly owned Subsidiaries) are subject which would or would be reasonably likely to have a Material Adverse Effect.

21.9                        Disclosure

It has disclosed in writing to the Original Lenders all information known to it which could reasonably be expected to be material to the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents or to an Original Lender’s assessment of the nature and degree of risk undertaken by it in granting financial accommodation to the Obligors in entering into the Finance Documents. As of the Utilisation Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

21.10                 No misleading information

(a)                                 Any factual information provided by or with the authority of an Obligor or any other member of the Group in writing in connection with the Finance Documents and the transactions they contemplate (excluding financial projections) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated, and there are no undisclosed agreements or other information material to the transactions contemplated by the Finance Documents.

(b)                                 Any financial projections provided by or with the authority of an Obligor or any other Group Member have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                                  Nothing has occurred and no information has been given or withheld or omitted that results in the information described in this Clause being untrue or misleading in any material respect.

21.11                 Original Financial Statements

(a)                                 Its Original Financial Statements were prepared:

(i)                                     in the case of the consolidated Financial Statements for Coronado Curragh Pty Ltd as at 30 June 2018, in accordance with A-IFRS consistently applied unless expressly disclosed to the Finance Parties in writing to the contrary before the date of this Agreement; and

(ii)                                  in the case of the consolidated Financial Statements for Coronado Group LLC as at 31 December 2017 in accordance with US GAAP consistently applied unless expressly disclosed to the Finance Parties in writing to the contrary before the date of this Agreement.

(b)                                 Its Original Financial Statements give a true and fair view and fairly represent its financial position and performance (consolidated in the case of the Parent) during the financial year ending, in the case of the consolidated Financial Statements for Coronado Curragh Pty Ltd, 30 June 2018 and, in the case of the consolidated Financial Statements for Coronado Group LLC, 31 December 2017, except as expressly disclosed in those Financial Statements.

21.12                 Financial Statements

(a)                                 Excluding the Original Financial Statements, its most recent Financial Statements were prepared in accordance with US GAAP consistently applied and as US GAAP applied as at the date of this Agreement unless expressly disclosed to the contrary in those Financial Statements.

(b)                                 Excluding the Original Financial Statements, its most recent Financial Statements give a true and fair view and represent its financial position and performance (consolidated in the case of the Parent) during the relevant financial year unless expressly disclosed to the contrary in those Financial Statements.

21.13                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.14                 Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents (if any) and it is not subject to any prior ranking or pari passu ranking Security other than any Permitted Security which takes priority under the PPSA or US Uniform Commercial Code (as the context permits) or which is mandatorily required by any other applicable law to have priority (and which has not been subordinated to the Transaction Security under the terms of a Finance Document. Upon the filing of financing statements relating to said Transaction Security in each office and in each jurisdiction where required in order to perfect the Transaction Security described above, the Security created by the US Security Agreement in favor of the Security Trustee for the benefit of the Beneficiaries will constitute fully perfected first priority Security (subject to Permitted Security) on all right, title and interest of the Security Providers in the Secured Property, in each case to the extent perfection can be obtained by filing financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrowers.

21.15                 No proceedings pending

(a)                                 No litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to the best of its knowledge and belief, threatened against it or its wholly owned Subsidiaries, which, to the best of its knowledge and belief, would have or is reasonably likely to have a Material Adverse Effect except:

(i)                                     for which it has set aside sufficient reserves in accordance with US GAAP or other appropriate accounting principles and which are being contested in good faith, unless failure to pay would have or is reasonably likely to have a Material Adverse Effect; and

(ii)                                  as notified in writing by it to the Agent.

(b)                                 Other than as notified to the Agent, no judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any government or other regulatory body which would have or would be reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its wholly owned Subsidiaries.

21.16                 Trustee

It does not enter into any Finance Document or hold any property as trustee.

21.17                 Authorised signatories

Any person specified as its authorised signatory under Part I of Schedule 2 (Conditions precedent) or Clause 22.4 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf except where it has previously notified the Agent that the authority has been revoked.

21.18                 Tax Matters

(a)                                 After the Parent has complied with Clause 4.4 (Condition subsequent - Tax Consolidation), each Obligor which is incorporated in Australia is a member of a Tax Consolidated Group for which the Head Company is Coronado Australia Holdings Pty Limited in accordance with the Tax Agreements.

(b)                                 Except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, all federal, state, local and other Tax returns required to have been filed with respect to each Obligor and each Subsidiary of each Obligor have been filed, and payment or adequate provision has been made for the payment of all Taxes that have or may become due pursuant to said returns or to assessments received, except to the extent that such Taxes are Contested Taxes and for which such reserves or other appropriate provisions, if any, as shall be required by US GAAP or other appropriate accounting principles shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any income Tax return of any Obligor or Subsidiary of any Obligor for any period.

21.19                 Solvency

There are no reasonable grounds to suspect that it is unable to pay its debts as and when they become due and payable.

21.20                 Compliance with laws

Each Obligor and its wholly owned Subsidiaries has complied in all respects with all laws to which it or they may be subject, if failure so to comply would have or would be reasonably likely to have a Material Adverse Effect.

21.21                 No benefit to related party

It has not contravened nor will contravene section 208 or 209 of the Corporations Act by entering into any Finance Document to which it is a party or participating in any transaction connected with them.

21.22                 Ownership of property

It is the beneficial owner of, and has good title to, or valid leases or licences of, and all appropriate Authorisations to use, all property held by it or on its behalf and all undertakings carried on by it free from any Security except as permitted under Clause 24.5 (Negative pledge) and except for minor defects in title that do not interfere with its ability to conduct its business as conducted or to utilize such property for its intended purpose or represent a material diminution in value of that property upon its sale or transfer.

21.23                 Shares

The shares, membership or other interests, or other securities in or issued by any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional or other documents of entities whose shares, membership or other interests, or other securities are subject to the Security do not and could not restrict or inhibit any transfer or creation or enforcement of the Security.

21.24                 No immunity

Neither it nor its assets is immune from the jurisdiction of a court or from legal process in relation to its obligations under the Finance Documents to which it is a party.

21.25                 Benefit

It benefits by entering into the Finance Documents to which it is a party.

21.26                 Insurance

It, and each member of the Group, has obtained and maintained insurance cover for its assets that is consistent with Good Operating Practice with, in the case of an Obligor, the Security Trustee’s interest noted where it is customary to do so.

21.27                 Sanctions

It and its Subsidiaries, and its and their respective directors and officers, and to its knowledge, its and their respective employees, agents, affiliates and representatives, are in compliance with Sanctions in all material respects. None of it or any of its Subsidiaries, nor any of its or their respective directors or officers, or to its knowledge, any of its or their respective employees, agents, affiliates or representatives, is a Sanctioned Person. It and its Subsidiaries maintain in effect policies and procedures designed to ensure compliance by the Obligors, each of their Subsidiaries and the respective directors, officers, employees and agents of the Obligors and their Subsidiaries with applicable Sanctions.

21.28                 Anti-money laundering, anti-corruption laws

(a)                                 Neither it nor any of its Subsidiaries, nor any of its or their respective directors or officers, or, to its best knowledge, any of its or their respective affiliates, agents or employees, have engaged in any activity or conduct which would violate any Anti- Corruption Laws. It and its Subsidiaries maintain in effect policies and procedures designed to ensure compliance by the Obligors, each of their Subsidiaries and the respective directors, officers, employees and agents of the Obligors and their Subsidiaries with Anti-Corruption Laws.

(b)                                 The operations of the Obligors are, have been and will be conducted at all times in compliance in all material respects with all applicable money laundering statutes of Australia, the United States, and any other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency or body or any arbitrator involving the Obligors with respect to the Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

(c)                                  Notwithstanding any other provisions of a Finance Document to the contrary, a Finance Party is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation, including any Money Laundering Laws or Sanctions.

(d)                                 Each Obligor undertakes to the Agent that if requested by the Agent, it (the Discloser) will provide any information or assistance to the Agent that is required by the Agent to satisfy its obligations in relation to any law or regulation including any Money Laundering Laws.

21.29                 Environmental

(a)                                 No Group Member has incurred any Environmental Liability, and no act or omission has occurred or is occurring and there is no circumstance relating to any Group Member’s assets, operations or business which has given rise or is reasonably likely to give rise to an Environmental Liability affecting any Group Member’s assets, operations or business which in each case above has or is reasonably likely to have a Material Adverse Effect.

(b)                                 It and each of its Subsidiaries and Affiliates is in compliance, and has at all times complied, with all Environmental Health and Safety Laws (which compliance includes obtaining, maintaining and complying where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

21.30                 No violation of US margin regulations

The borrowings made under any Finance Document, and the use of proceeds thereof, will not violate, or give rise to a violation of, the US Margin Regulations (being regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States from time to time in force, 12 CFR, Parts 220, 221 and 224, respectively).

21.31                 US Investment Company Act

None of the Obligors nor any of their Affiliates is, and each Obligor shall ensure that neither it nor any of its Affiliates shall become, an “investment company” or a company “controlled” by an “investment company”, as defined in, or subject to rules and regulations promulgated under, the US Investment Company Act of 1940.

21.32                 Fraudulent transfers

In respect of any Obligor that is a US Person, and after taking account support from the Parent or any other member of the Group which the directors or officers of that Obligor reasonably believe is assured, the aggregate amount of its debts (including its obligations under the Finance Documents) is less than the aggregate value of its assets; its capital is not unreasonably small to carry on its business as it is being conducted; it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

21.33                 ERISA

Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

(a)                                 the Parent and each other member of the ERISA Group are in compliance with any applicable provisions of ERISA and the Internal Revenue Code with respect to all Benefit Arrangements, Plans, and Multiemployer Plans. There has been no non-exempt Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the knowledge of the Parent, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any liability of the Parent or any other member of the ERISA Group. The Parent and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Parent and each other member of the ERISA Group (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Internal Revenue Code, (ii) have not incurred nor reasonably expect to incur any liability to the PBGC, and (iii) have not had nor reasonably expect to have asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA or the Internal Revenue Code. All Plans, Benefit Arrangements and, to the knowledge of the Parent, Multiemployer Plans have been administered in accordance with their terms and applicable law;

(b)                                 neither the Parent nor any other member of the ERISA Group nor the PBGC has instituted or is reasonably expected to institute proceedings to terminate any Plan.

(c)                                  no event requiring notice to the PBGC under Section 303(k)(4) of ERISA has occurred or is reasonably expected to occur with respect to any Plan;

(d)                                 to the extent that any Benefit Arrangement is insured, the Parent and all other members of the ERISA Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Parent and all other members of the ERISA Group have made when due all contributions required to be paid;

(e)                                  neither the Parent nor any other member of the ERISA Group has withdrawn or reasonably expects to withdraw from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA or has incurred or reasonably expects to incur any liability under Section 4062(e) of ERISA. To the knowledge of the Parent, no Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA. No Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA). Neither the Parent nor any other member of the ERISA Group has received any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); and

(f)                                   neither the Parent nor any other member of the ERISA Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

21.34                 Projects

Except where non-compliance is subject to a dispute in good faith, each Group Member has complied with all obligations in connection with Projects, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.35                 Producing Unincorporated Joint Ventures

As at the date of this Agreement, each member of the Obligor Group who owns shares in an Obligor that is a participant in a Producing Unincorporated Joint Venture is permitted under the terms of that Producing Unincorporated Joint Venture to create a Security in that shareholding in favour of the Security Trustee.

21.36                 Group Structure Diagram

(a)                                 The Group Structure Diagram delivered to the Agent as a condition precedent under Part I of Schedule 2 (Conditions precedent), complete and accurate in all material respects on the first Utilisation Date.

(b)                                 The most recent Group Structure Diagram delivered to the Agent under Clause 22.4(i) (Information: miscellaneous) is true, complete and accurate in all material respects.

(c)                                  All necessary intra-Group loans, transfers, share exchanges and other steps resulting in the final Group structure are set out in the Group Structure Diagram and have been or will be taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

21.37                 Intellectual Property

Each Obligor and each Subsidiary of each Obligor owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights, without conflict with the rights of others, necessary for the Obligors to own and operate their properties and to carry on their businesses as presently conducted and planned to be conducted by such Obligors and Subsidiaries, except where the failure to so own or possess with or without such conflict would reasonably be expected to result in a Material Adverse Effect.

21.38                 Employment Matters

(a)                                 Each of the Obligors and each of their Subsidiaries is, and has been, in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor

Contracts (as defined in the Term Loan Facility Agreement) or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Obligors or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Effect.

(b)                                 Except as could not reasonably be expected to result in a Material Adverse Effect: (i) each of the Obligors, each of their Subsidiaries and each of the “related persons” (as defined in the Coal Act) of each Obligor and each Subsidiary of each Obligor are in compliance with the Coal Act, to the extent that the Coal Act applies to it; and (ii) none of the Obligors, any Subsidiary of any Obligor nor any related person of any Obligor or its Subsidiaries has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due. The Obligors and their Subsidiaries are in compliance in all material respects with the Black Lung Act, to the extent that the Black Lung Act applies to it. None of the Obligors nor any of their Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due.

21.39                 Environmental Health and Safety Matters.

(a)                                 The Obligors and their Subsidiaries and their respective operations and facilities are and have been in compliance with all Environmental Health and Safety Laws, including holding and operating in compliance with Environmental Health and Safety Permits, and have submitted timely applications for the issuance or renewal of all such Permits to the extent required to support ongoing or planned operations, except in any such case which could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Obligor, threatened against any Obligor or any Subsidiary of any Obligor at Law or equity before or by any Official Body relating to Environmental Health and Safety Laws or Environmental Health and Safety Permits, and no prior action, suit, proceeding or investigation has resulted in a consent decree, order, settlement or other agreement, except, in each case, which could not reasonably be expected to result in a Material Adverse Effect.

(c)                                  There are no pending or, to the knowledge of any Obligor, threatened Environmental Health and Safety Claims which could reasonably be expected to result Environmental Liability to any Obligor or any Subsidiary, except for any such Environmental Health and Safety Claims which could not reasonably be expected to result in a Material Adverse Effect.

(d)                                 To the knowledge of any Obligor, there are no facts, circumstances, conditions or occurrences (including any Contamination or Release of Regulated Substances) that would be reasonably expected to cause any Obligor or any Subsidiary to incur or be subject to any Environmental Liabilities, (other than ordinary course compliance with Environmental Health and Safety Laws and reclamation, closure and decommissioning obligations) except in each case that could not reasonably be expected to result in a Material Adverse Effect.

(e)                                  No current or anticipated Security on the ownership, occupancy, use or transferability of real property or facilities, whether owned or leased or licensed (other than Permitted Security), authorized by Environmental Health and Safety Laws exist against any real property, whether owned or leased or licensed, of any Obligor or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

21.40                 Title to Real Property.

Each Obligor and each Subsidiary of each Obligor (i) owns or leases or licenses all Real Property interests that are necessary or appropriate for Parent and its Subsidiaries to conduct their respective operations in all material respects, (ii) and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, has good and valid title to all of their other respective assets, in the case of both the foregoing items (i) and (ii) of this sentence, free and clear of all Security and encumbrances except Permitted Security, and subject to the terms and conditions of the applicable leases and subject to the terms of the Stairwell Arrangements; provided, however, an Obligor or a Subsidiary of an Obligor shall not be in breach of the foregoing in the event that (x) it fails to own a valid leasehold interest which, either considered alone or together with all other such valid leaseholds which it fails to own, is not material to the continued operations of such Obligor or Subsidiary of such Obligor or (y) such Obligor’s or such Subsidiary’s interest in a leasehold is less than fully marketable because the consent of the lessor to future assignments has not been obtained.

21.41                 Surety Bonds

All surety, reclamation and similar bonds required to be maintained by Parent or any of its Subsidiaries under any Environmental Health and Safety Laws, Reclamation Laws, Mining Laws or any provisions of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (i) are in full force and effect except for any failure which individually or when taken together with all failures under all such bonds would not reasonably be expected to result in a Material Adverse Effect, and (ii) were not and will not be terminated, suspended, revoked or otherwise adversely affected by virtue of the consummation of the financing (including all Loans made after the date of this Agreement) contemplated by this Agreement, provided that certain of such bonds may be terminated, suspended or revoked so long as, taken together, such events could not reasonably be expected to result in a Material Adverse Effect. All required guaranties of, and letters of credit with respect to, such surety, reclamation and similar bonds are in full force and effect except where such failure to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect.

21.42                 Mine sites

Except as listed in Schedule 10 (Real Property), no mining tenement or interest in Real Property is necessary to enable the mining of the Buchanan Mine, the Greenbrier Mine, the Logan Mine or the Curragh Mine and, subject to Clause 4.5 (Conditions precedent - other), each such tenement or interest is subject to a Mining Tenement Security.

21.43                 Surface Facilities

All Surface Facilities are located on the surface of Real Property that is owned (and not leased) by an Obligor and is subject to a perfected Mining Tenement Security, with the following exceptions:

(a)                                 all of the Surface Facilities servicing the Logan Mine are on leased land; and

(b)                                 some small part of the Surface Facilities servicing the Buchanan Mine are on leased land but in the case of both (a) and (b) the Obligors own the structures, infrastructure and equipment comprising the Surface Facilities. For the purpose of this Clause 21.43, “Surface Facilities” means the coal washing and preparation facilities, together with related structures and equipment, which provide coal washing, preparation, storage and loadout services at the Logan Mine, the Buchanan Mine and the Greenbrier Mine.

21.44                 Repetition

The Repeating Representations are deemed to be made by each Obligor:

(a)                                 the date of each Utilisation Request and the first day of each Interest Period; and

(b)                                 in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor with reference to the facts and circumstances then existing; except that the representations and warranties set out in Clauses 21.10(a) (No misleading information) and 21.10(b) (No misleading information) will be repeated with reference to the facts and circumstances subsisting at the time the relevant information was provided or stated (in the case of Clause 21.10(a)) or at the time the relevant financial projections were prepared (in the case of Clause 21.10(b)).

21.45                 Reliance by Finance Parties

Each Obligor acknowledges that the Finance Parties have entered into each Finance Document in reliance on the representations and warranties given by it under this agreement.

22.                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 22 (Information Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1                        Financial Statements

The Parent shall supply to the Agent:

(a)                                 as soon as the same become available, but in any event within 120 days after the end of each of its financial years its audited consolidated Financial Statements for that financial year; and

(b)                                 as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its unaudited consolidated Financial Statements for that financial half year.

22.2                        Compliance Certificate and other information

The Parent shall supply to the Agent, with each set of Financial Statements delivered pursuant to Clause 22.1(a) and Clause 22. ((^(Financial statements):

(a)                                 a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22.7 (Financial covenants) as at the date as at which those Financial Statements were drawn up. Each Compliance Certificate shall be signed by 2 officers or an officer plus any of the chief executive officer or group chief financial officer of the Parent; and

(b)                                 updated 5 year financial forecasts outlining:

(i)                                     Production;

(ii)                                  Reserves;

(iii)                               operating expenses;

(iv)                              capital expenditure;

(v)                                 cashflows; and

(vi)                              EBITDA.

22.3                        Requirements as to Financial Statements

(a)                                 The Parent shall procure that each set of annual Financial Statements delivered by the Parent pursuant to Clause 22.1 (Financial statements) shall be audited by the Auditors.

(b)                                 Each set of Financial Statements delivered pursuant to Clause 22.1 (Financial statements) shall be certified by a director or chief financial officer or chief executive officer of the relevant company as giving a true and fair view of (in the case of annual Financial Statements for any financial year) or (in other cases) fairly representing its financial condition as at the date as at which those Financial Statements were drawn up.

(c)                                  The Parent shall procure that each set of Financial Statements of an Obligor delivered pursuant to Clause 22.1 (Financial statements) is prepared using US GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the previous Financial Statements supplied under this agreement (except if they are the Original Financial Statements) unless, in relation to any set of Financial Statements, it notifies the Agent that there has been a change in US GAAP, the accounting practices or reference periods and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:

(i)                                     a description of any change necessary for those Financial Statements to reflect the US GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)                                  sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 23 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those Financial Statements and that Obligor’s Original Financial Statements.

(d)                                 Any reference in this Agreement to those Financial Statements shall be construed as a reference to those Financial Statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

22.4                        Information: miscellaneous

The Parent shall supply to the Agent:

(a)                                 Reserves Statements, contemporaneously with them being provided to the ASX;

(b)                                 with the first Compliance Certificate delivered to the Agent under Clause 22.2(a) (Compliance Certificate and other matters), a copy of the Hedging Policy;

(c)                                  promptly, a copy of the amended Hedging Policy promptly after it is changed in a material way from time to time;

(d)                                 all documents dispatched by the Parent to its shareholders (or any class of them) or its creditors generally (or any class of them) at the same time as they are dispatched;

(e)                                  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined amount to a judgement, order or penalty in excess of A$20,000,000 or would have or would be reasonably likely to have a Material Adverse Effect;

(f)                                   promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which would have or would be reasonably likely to have a Material Adverse Effect;

(g)                                  promptly, such information as the Agent may reasonably require about the Secured Property and compliance of the Obligors with the terms of any Transaction Security Documents; and

(h)                                 promptly, notice of any change in authorised signatories of any Borrower signed by a director or secretary of the Borrower accompanied by specimen signatures of any new signatories;

(i)                                     an updated Group Structure Diagram promptly after there is a change in the structure of the Group that would render the last Group Structure Diagram given to the Agent incorrect;

(j)                                    promptly, notice of any Environmental Liability of or relating to any Group Member, including without limitation any alleged breach of any Environmental Health and Safety Law or Environmental Approval by any Group Member that has given rise or is likely to give rise to expenditure by any Group Member or a claim against any Group Member, in each case that may exceed A$ 10,000,000 or a requirement that a Group Member ceases or substantially alters a material activity;

(k)                                 promptly upon request by the Agent, evidence of insurance being maintained as required by this Agreement;

(l)                                     promptly, upon request by the Agent, evidence that no royalty payment required to be paid by an Obligor is in arrears; and

(m)                             promptly, any other information relating to the financial performance (including for the purposes of testing covenants under Clause 23.1 (Financial covenants) or business and operations of the Group reasonably requested by the Agent on behalf of a Lender (including information in relation to Production and Reserves and any other technical information reasonably requested by the Agent which a Group Member has in its possession).

22.5                        Notification of Defaults and Review Events

(a)                                 Each Borrower shall notify the Agent of any Default or Review Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Borrower is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by a director or chief financial officer or chief executive officer on its behalf certifying that no Default or Review Event is continuing (or if a Default or Review Event is continuing, specifying the Default or Review Event, as applicable, and the steps, if any, being taken to remedy it).

22.6                        “Know your customer” checks

The Obligors shall supply promptly all documents and other evidence reasonably requested by the Agent or a Lender in order for the Agent, the Lender or a proposed New Lender under Clause 26 (Changes to the Lenders) to carry out all necessary “know your customer” or other similar checks in relation to an Obligor or proposed Additional Obligor under all applicable laws and regulations where such information is not already available to the recipient.

22.7                        Producing Unincorporated Joint Ventures

The Obligors shall supply to the Agent promptly upon becoming aware of them, the details of any alleged breach of or dispute under the terms of a Producing Unincorporated Joint Venture which could reasonably be expected to adversely affect the relevant member of the Group’s interest in or revenues from that Producing Unincorporated Joint Venture (including without limitation, a dilution or forfeiture of the relevant member of the Group’s interest in that Producing Unincorporated Joint Venture).

22.8                        Environmental Health and Safety Matters

Each of Parent and the Borrowers shall, and shall cause each of its Subsidiaries to (i) comply with applicable Environmental Health and Safety Laws and Environmental Health and Safety Orders, (ii) obtain, maintain in full force and effect and comply with the terms and conditions of all Environmental Health and Safety Permits; (iii) take commercially reasonable precautions to prevent Contamination on the real property, whether owned or leased, of any Obligor or any Subsidiary of a Obligor; (iv) take commercially reasonable precautions against the imposition, attachment, filing or recording of any

Security (other than Permitted Security) or other encumbrance authorized by Environmental Health and Safety Laws (other than Permitted Security) to be imposed, attached or be filed or recorded against the Real Property or any other real property owned or leased by any of them; and (v) perform or pay for performance of any Remedial Actions necessary to (A) respond to any Environmental Health and Safety Orders or Environmental Health and Safety Complaints related to the real property, whether owned or leased, of any Obligor or any Subsidiary of a Obligor, or (B) to manage Contamination at, in, on, under, emanating to or from or otherwise affecting the real property, whether owned or leased, of any Obligor or any Subsidiary of a Obligor; except, in the case of each of clauses (i)-(v) above, as could not reasonably be expected to result in a Material Adverse Effect; provided, in each case, that a failure to take such actions described above shall not be a Default if Parent, the Borrowers or the applicable Subsidiary is in good faith reasonably contesting such matter in the applicable jurisdiction in accordance with applicable Environmental Health and Safety Laws.

23.                               FINANCIAL COVENANTS

23.1                        Financial covenants

The Parent must ensure that at all times:

(a)                                 the ratio of Net Debt to EBITDA for the preceding 12 month period does not exceed 2.50 times;

(b)                                 the ratio of EBITDA to Net Interest Expense for the preceding 12 month period is at least 3.00 times; and

(c)                                  the ratio of Net Debt to Net Debt plus Tangible Net Worth, expressed as a percentage, does not exceed 40%.

When calculating EBITDA for the purposes of the Financial Covenants the following amounts are to be excluded:

(i)                                     cash flows generated from assets subject to a Security securing Limited Recourse Financial Indebtedness, except to the extent that they have been received by an Obligor as Distributions that have been accounted for as cash in the relevant accounting period; and

(ii)                                  amounts otherwise included in EBITDA which are attributable to Group Members which are not wholly-owned Subsidiaries of the Parent, except if and to the extent that they have been received by an Obligor as Distributions that have been accounted for as cash in the relevant accounting period.

Further, if a Group Member acquires either an asset, or an entity that becomes a Group Member, and when next tested in accordance with Clause 23.2 (Testing of covenants) the Net Debt to EBITDA Financial Covenant or the EBITDA to Net Interest Expense Financial Covenant would otherwise be breached solely because EBITDA does not include the contribution of that asset or entity for all of the 12 month period preceding the date as at which the Financial Covenants are tested, then EBITDA is to be calculated to include the contribution of that asset or entity for all of the 12 month period preceding the date as at which the Financial Covenants are tested (including EBITDA for the period during which that asset or entity was not owned by the Group). Promptly upon request by the Agent, the Parent must provide such documents, certifications, audit reports, projections and other supporting information and evidence as the Agent may require to substantiate the adjustments to EBITDA the subject of this paragraph.

23.2                        Testing of covenants

Without limiting the requirement to maintain compliance with the Financial Covenants at all times, the Borrowers shall be required to demonstrate compliance with the Financial Covenants at the following times and on the basis of the following evidence:

(a)                                 as at 31 December each year, on the basis of:

(i)                                     the audited consolidated Financial Statements of the Group as at, and for the financial year ending on, that date; and

(ii)                                  the Compliance Certificate,

given to the Agent under this Agreement; and

(b)                                 as at 30 June each year, on the basis of:

(i)                                     the unaudited consolidated Financial Statements of the Group as at, and for the financial half-year ending on, that date; and

(ii)                                  the Compliance Certificate,

given to the Agent under this Agreement; and

(iii)                               the consolidated Financial Statements of the Group as at, and for the financial half-year ending on, the immediately preceding 31 December (for the purpose of calculating, in conjunction with the Financial Statements referred to in Clause 23.2(a)(1), EBITDA and Net Interest Expense for the 12 months ending on the half-year reporting date referred to in Clause 23.2(b)(i)).

(c)                                  If, at any time changes to US GAAP relevant to the Group and/or changes to the Group’s accounting treatment (provided such changes in such accounting treatment are certified by the Auditors of the Parent without qualification as resulting in the Financial Statements of the Group presenting a true and fair view of the state of affairs and results of the Group) shall cause either:

(i)                                     the mathematical results of any Financial Covenant; or

(ii)                                  the determination of any definition or element used in the calculation of any Financial Covenant,

to be different to the results which would have been derived prior to such changes in accounting in such a manner so as to prejudice the ability of the Obligors to comply with the terms of the Financial Covenants or any definition or element used in the calculation of any Financial Covenant, then the Parent must notify the Agent (or if the changes are identified by the Agent, the Agent must notify the Parent) of the occurrence of such changes in US GAAP and accounting treatments (as soon as the relevant party becomes aware of any such changes, such notification being the Notification Date) and then the Parent and the Agent (acting on the instructions of the Majority Lenders) will enter into discussions to agree appropriate variations to the terms of the Financial Covenants or any definition or element used in the calculation of any Financial Covenant (being the Relevant Covenants and Definitions) so that their original effect and intent may be maintained.

(d)                                 If the parties fail to agree on the appropriate variations to the Relevant Covenants and Definitions within 30 days (or such longer period as the Parent and the Agent (acting on the instructions of the Majority Lenders) may agree) of the Notification Date, then from that time, the Parent will provide the Financial Reports, each Compliance Certificate and all other financial information required to be provided under this Agreement together with reconciliation statements necessary to enable the Parent to demonstrate compliance with the Relevant Covenants and Definitions based on the US GAAP prior to the relevant change occurring and there shall be no Default or Event of Default under this Agreement in respect of the Relevant Covenants and Definitions so long as the Parent demonstrates compliance with the Relevant Covenants and Definitions based on the US GAAP prior to the change occurring, notwithstanding that the Parent may not be able to demonstrate such compliance based on the changed US GAAP.

24.                               GENERAL UNDERTAKINGS

The undertakings in this Clause 24 (General Undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect:

(i)                                     any Authorisation required to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document to which it is a party; and

(ii)                                  any Authorisation required for it to carry on its business; and

(b)                                 on request by the Agent, supply certified copies to the Agent of any Authorisation referred to in sub paragraph (a)(i).

24.2                        Compliance with laws and payment of Taxes

(a)                                 Each Group Member shall comply in all respects with all laws (including Environmental Health and Safety Laws and Environmental Approvals) to which it is subject, and ensure that each of its Subsidiaries also complies, if failure so to comply would have or would be reasonably likely to have a Material Adverse Effect, except for Anti-Corruption Laws and Sanctions, where compliance is required in all material respects. The Obligors shall, and shall cause each of their Subsidiaries to, maintain in effect policies and procedures designed to ensure compliance by the Obligors, each of their Subsidiaries and the respective directors, officers, employees and agents of the Obligors and their Subsidiaries with Anti-Corruption Laws and applicable Sanctions.

(b)                                 Each Obligor must pay all Taxes (including any Indirect Taxes) when due, other than Contested Taxes as to which appropriate reserves have been established in accordance with US GAAP or other appropriate accounting principles and ensure that each of its wholly owned Subsidiaries does the same.

24.3                        Corporate Existence

Each Obligor will do everything necessary to maintain its existence in good standing, and not transfer its jurisdiction of incorporation or enter into any merger or consolidation, other than a solvent liquidation, merger, consolidation or reorganisation.

24.4                        Change of business

Each Obligor will ensure that the general nature of the business of the Group is and remains the exploration for and mining of, and marketing and sale of, coal.

24.5                        Negative pledge

(a)                                 The Obligors must not create a Security or allow one to exist on the whole or any part of their present or future assets, other than a Permitted Security.

(b)                                 Without limiting paragraph (a), no Obligor shall (unless it is a Permitted Security or otherwise expressly permitted by this Agreement):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be lease to or re-acquired by an Obligor;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any title retention arrangement in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset;

(iv)                              enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts, unless in the ordinary course of its banking arrangements or Treasury Transactions; or

(v)                                 enter into any other preferential arrangement having similar effect.

(c)                                  The Obligors must ensure that no Recognition Certificate is delivered to the Security Trustee other than pursuant to Section 9 (Changes to parties) of this Agreement or with the consent of the Agent (acting on the instructions of the Majority Lenders).

24.6                        Preservation of assets

Each Obligor shall (and the Parent shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

24.7                        Material Contracts

(a)                                 The Parent shall not (and shall ensure that each other member of the Group does not):

(i)                                     amend in any way, or waive any requirement of, a Material Contract which would be materially adverse to the interests of the Finance Parties;

(ii)                                  assign or permit any assignment of, or terminate or do anything or fail to do anything which would give rise to another party having the right to terminate, any Material Contract where such assignment or termination would have or would be reasonably likely to have a Material Adverse Effect; or

(iii)                               fail to procure the extension or renewal on materially comparable terms (or more favourable to the Group) each Material Contract where such failure would have or would be reasonably likely to have a Material Adverse Effect, in each case, without the prior consent of the Agent acting on the instructions of the Majority Lenders.

(b)                                 The Parent shall ensure that any royalty payments in connection with a mining tenement do not fall into arrears.

24.8                        Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party and the Security Trustee against it under the Transaction Security Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.9                        Financial accommodation No Obligor may:

(a)                                 advance money or make available financial accommodation to or for the benefit of; or

(b)                                 give a Surety in connection with an obligation or liability of,

any person who is not also an Obligor unless it is Permitted Financial Accommodation.

24.10                 Financial Indebtedness

Each Obligor undertakes not to incur, or to permit any other Group Member to incur any Financial Indebtedness other than Permitted Financial Indebtedness.

24.11                 Disposals

(a)                                 No Obligor may enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary, to sell, lease, transfer, create an interest in or otherwise dispose of any asset, other than, subject to paragraph (b), a Permitted Disposal.

(b)                                 No Obligor may enter into a single transaction or a series of transactions (whether related or not) to sell, lease, transfer or otherwise dispose of its right to mine the Curragh Mine or the Buchanan Mine (including but not limited to any sale, lease, transfer or disposal of the Australian Mining Tenement and the Real Property or freehold or leasehold interests in those mines).

(c)                                  The Finance Parties must procure, promptly and in any event no later than 15 Business Days after an Obligor requests it, a full and unconditional release by the Security Trustee of any Security over Secured Property the subject of a Permitted Disposal such release to become effective on occurrence of the relevant disposal, provided that the request is accompanied by a certificate signed by the Parent confirming that:

(i)                                     no Default is continuing or would result from the disposal; and

(ii)                                  there will be no breach of a Financial Covenant at the next testing date under Clause 23.2 (Testing of covenants) based on projected financials for the Group prepared and provided by the Parent (after excluding the assets the subject of the disposal), together with calculations evidencing compliance with Clause 23.2 (Testing of covenants).

The Security Trustee need not comply with this Clause if all “Beneficiaries” (as defined in the Security Trust Deed) instruct the Security Trustee that they believe that the statements in the certificate are incorrect in a material respect.

24.12                 Distributions

The Parent will not make a Distribution except in accordance with the law and only if an Event of Default is not continuing and will not occur as a result of the Distribution.

24.13                 Personal Property Securities Act 2009

(a)                                 If a Finance Document (or a transaction in connection with it) operates as, or gives rise to, a security interest in favour of a Finance Party for the purposes of the PPSA, each Borrower will, at its cost and expense, do anything (including, but not limited to, obtaining consents, signing and producing documents, getting documents completed and signed and supplying information, and procuring any related party to do any of those things) which the Agent (acting in the instructions of the Majority Lenders) reasonably requests and is reasonably necessary for the purposes of:

(i)                                     ensuring that the Finance Document and security interest is fully effective, enforceable and perfected with the contemplated priority; or

(ii)                                  enabling that Finance Party to apply for any registration, or give any notification, in connection with the security interest so that the security interest has the priority intended by the parties at the date of this Agreement; or

(iii)                               enabling that Finance Party to exercise rights in connection with its security interest.

(b)                                 Where any Finance Party has a security interest (as defined in the PPSA) under any Finance Document, to the extent the law permits:

(i)                                     for the purposes of sections 115(1) and 115(7) of the PPSA:

(A)                               each Finance Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the PPSA; and

(B)                               sections 142 and 143 of the PPSA are excluded;

(ii)                                  for the purposes of section 115(7) of the PPSA, each Finance Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(iii)                               each Party waives its right to receive from any Finance Party any notice required under the PPSA (including a notice of a verification statement; and

(iv)                              if a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Finance Party states otherwise at the time of exercise. However, this Clause does not apply to a right, power or remedy which can only be exercised under the PPSA.

(c)                                  This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other Clause in any Finance Document.

24.14                 Anti-money laundering

(a)                                 Each Obligor agrees that a Finance Party may delay, block or refuse to process any transaction without incurring any liability if that Finance Party suspects that:

(i)                                     the transaction may breach any laws or regulations in Australia or any other country;

(ii)                                  the transaction involves any Sanctioned Person; or

(iii)                               the transaction may directly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country.

If a Finance Party decides to delay, block or refuse to process any transaction on the basis of this Clause it must first give the Parent written notice of that fact and the reasons for it doing so (to the extent giving that information is not prohibited by law).

(b)                                 Each Obligor must provide all information to the Agent which the Agent or a Lender reasonably requires in order to manage its money-laundering, terrorism financing or Sanctions risk or to comply with any laws or regulations in Australia or any other country.

(c)                                  Unless an Obligor has disclosed that it is acting in a trustee capacity or on behalf of another party, each Obligor warrants that it is acting on its own behalf in entering into any Finance Document.

(d)                                 Each Obligor declares and undertakes that the processing of any transaction by a Finance Party in accordance with the Obligor’s instructions will not breach any laws or regulations in Australia or any other country in which the Group conducts business.

(e)                                  Each Obligor agrees that:

(i)                                     no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by the Borrowers to any Finance Party in connection with the Facilities; and

(ii)                                  they shall not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Finance Party in respect of the Facilities.

24.15                 Sanctions; Anti-Corruption

No Obligor shall (and each Obligor shall ensure that no other member of the Group will) directly or indirectly, use the proceeds of any Facility (or lend, contribute or otherwise make available such proceeds to any person): (i) to fund any activities of or business with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that would result in a violation of Sanctions by any Finance Party or (ii) in violation of any Anti-Corruption Laws.

24.16                 Composition of Obligor Group

(a)                                 The Parent must ensure that, subject to paragraph (d), at all times during the term of the Facilities, the Obligor Group together accounts for:

(i)                                     at least 90% of Total Tangible Assets (on a consolidated basis) of the Relevant Group; and

(ii)                                  at least 90% of EBITDA (on a consolidated basis) of the Relevant Group.

(b)                                 For the purposes of these tests, in calculating:

(i)                                     Total Tangible Assets of the Relevant Group, Total Tangible Assets will be adjusted to eliminate the direct contributions of Excluded Subsidiaries; and

(ii)                                  EBITDA of the Relevant Group, EBITDA will be adjusted to eliminate:

(A)                               amounts otherwise included in EBITDA which are attributable to Group Members which are Excluded Subsidiaries, except if and to the extent that they have been received by an Obligor as Distributions that have been accounted for as cash or cash equivalents in the relevant accounting period; and

(B)                               cash flows generated from assets subject to a Security securing Limited Recourse Financial Indebtedness, except if and to the extent that they have been received by an Obligor as Distributions that have been accounted for as cash or cash equivalents in the relevant accounting period.

(c)                                  Without limiting the Parent’s obligations under Clause 24.16(a), upon a Project Company ceasing to have any Limited Recourse Financial Indebtedness it will cease to be a Project Company and will be taken into account for the purposes of calculating compliance with Clause 24.16(a). If the relevant entity is required to be a Guarantor to comply with Clause 24.16(a), the Parent must procure that it becomes a Guarantor (and where it is incorporated in Australia or the United States of America (or any state or commonwealth thereof, including the District of Columbia), a member of the Obligor Group) within 3 Months of it ceasing to be a Project Company.

(d)                                 If required in order to ensure compliance with Clause 24.16(a) the Parent must ensure that a Subsidiary (other than an Excluded Subsidiary) becomes party to this Agreement (and the Security Trust Deed and relevant Transaction Security Documents) as a Guarantor by complying with Clause 27 (Changes to Obligors) within 30 days of delivery of a Compliance Certificate or otherwise becoming aware that the tests in paragraph (a) may not be met.

24.17                 Environmental matters

(a)                                 Each Group Member shall:

(i)                                     obtain, maintain and ensure material compliance with all Environmental Approvals; and

(ii)                                  implement and maintain procedures and management systems which are adequate to ensure and monitor its compliance with Environmental Health and Safety Laws and to prevent any Environmental Liability.

(b)                                 Without limiting any other reporting obligations in this Agreement, each Group Member shall, promptly upon becoming aware, notify the Agent of:

(i)                                     each written request, notification, demand or other communication received from a Governmental Agency in connection with a breach or potential breach of any Environmental Health and Safety Law or Environmental Approval;

(ii)                                  any proceedings that would reasonably be likely to give rise to an Environmental Liability that are ongoing or commenced or, to its knowledge, threatened in writing; or

(iii)                               any circumstances reasonably likely to result in an Environmental Liability,

in each case (a) and (b) above which has, had or is reasonably likely to have a Material Adverse Effect or would otherwise result in any liability (including any Environmental Liability) of a Finance Party.

(c)                                  Where a Finance Party reasonably suspects that a Group Member is not complying in a material respect with an Environmental Health and Safety Law or Environmental Approval and, after consultation with the Group Member, the Finance Party reasonably continues to suspect non-compliance, a Finance Party may (but shall have no obligation to), at the cost of the Borrower, appoint an Environmental expert (in consultation with the Borrower) to conduct an audit of the relevant Group Member’s Premises, procedures and management systems (limited in scope to those matters directly relating to the alleged non-compliance), and compliance with such procedures and systems relating to that area and/or request copies of any risk registers or internal or external audits of such procedures and compliance conducted by the relevant Group Member. Each Group Member will do everything reasonably necessary to facilitate any such audit. For the avoidance of doubt, nothing in this clause requires any Finance Party to monitor or take any action to monitor compliance by the Group Members with their obligations under an Environmental Health and Safety Law or Environmental Approval. This audit is not to be a general audit of all of the Group Member’s system and processes.

(d)                                 Without limitation to any other rights of a Finance Party, where the procedures or the audit referred to in clause (c) above reveal any Environmental Liability or non- compliance with Environmental Health and Safety Law or Environmental Approval, the Borrower will promptly implement a plan to remedy such Environmental Liability or non-compliance and provide the Agent with an update on the implementation of such plan.

(e)                                  Each Group Member will ensure that at all times it has made adequate provision to comply with its reclamation, rehabilitation and restoration obligations under Environmental Health and Safety Law in respect of land upon which its activities are or have been conducted, including but not limited to the provision and maintenance of adequate financial assurances under Environmental Health and Safety Law.

(f)                                   Where a Utilisation is used to fund a project to which the Equator Principles would apply, the Borrower will ensure that the development of that project complies with the Equator Principles or comparable standards that meet or exceed the objectives of the Equator Principles.

24.18                 Partnerships and joint ventures

Other than investments in existence as at the date of this Agreement and disclosed in the materials delivered to the Agent as a condition precedent under Part I of Schedule 2 (Conditions precedent), no Group Member shall make any new or additional investment by way of partnership, joint venture (whether incorporated or unincorporated) or non-wholly owned Subsidiary or acquire any further equity in or provide financial accommodation (subject always to Clause 24.9 (Financial accommodation)) to such partnership, joint venture or non- wholly owned subsidiary unless the entity that is party to or holds the investment in (as the case may be) the partnership or joint venture, or who holds the equity in the incorporated joint venture or non-wholly owned Subsidiary, or provides the financial accommodation is an Obligor.

24.19                 Treasury Transactions

(a)                                 No Obligor shall enter into any Treasury Transaction except Treasury Transactions consistent with and compliant with the Hedging Policy.

(b)                                 No Obligor shall enter into any Treasury Transaction for the purpose of speculation.

24.20                 Mining tenements; After-Acquired Property; Further assurances regarding Secured Property

(a)                                 Each Obligor will ensure that at all times, (1) each mining tenement issued to it or in its favour (other than a Project Asset) is and remains at all times the subject of a Mining Tenement Security and (2) if any such Obligor acquires, leases, licenses or otherwise obtains any rights to any additional property or asset after the Listing Date (other than US Excluded Property), such Obligor shall execute and deliver to the Security Trustee for the benefit of the Beneficiaries, the Transaction Security Documents reasonably necessary, or as the Agent may reasonably deem necessary, to grant first priority perfected Security and security interests (subject only to Permitted Security) in and to such property or asset of such Obligor, in each case in accordance with the terms of the Finance Documents.

(b)                                 Whenever the Agent or the Security Trustee requests an Obligor to do anything: (i) to ensure any Finance Document (or any security interest (as defined in the PPSA) or other Security under any Finance Document) is fully effective, enforceable and perfected with the contemplated priority; (ii) for more satisfactorily assuring or securing to the Finance Parties the property the subject of any such security interest or other Security in a manner consistent with the Finance Documents; or (iii) for aiding the exercise of any power in any Finance Document, the Obligor shall do it promptly at its own cost. This may include obtaining consents, signing documents, getting documents completed and signed and supplying information, delivering documents and evidence of title and executed blank transfers, or otherwise giving possession or control with respect to any property the subject of any security interest or Security, and/or executing, endorsing, acknowledging, filing or delivering to the Security Trustee, promptly, upon the reasonable request of the Agent or the Security Trustee, any document or instrument supplemental to or confirmatory of the Transaction Security Documents, including opinions of counsel, or otherwise deemed by the Agent or the Security Trustee reasonably necessary for the continued validity, perfection (or the equivalent under applicable Australian law) and priority of the Transaction Security covered thereby subject to no other Security except for Permitted Security or as otherwise permitted by the applicable Transaction Security Document.

(c)                                  Without limitation of clause (a) or (b) above, with respect to Real Property;

(i)                                     if any Obligor acquires, leases or licenses any Real Property after the Listing Date, such Obligor shall promptly provide to the Security Trustee and Agent notice thereof with details as to such Real Property, and within one hundred twenty (120) days thereafter (or such longer period as may be extended by the Agent in its sole discretion), shall work diligently with the Security Trustee and Agent to confirm that all documentation has been prepared, executed and delivered (including third party consents) which is necessary to grant a first- priority perfected Transaction Security on all such Real Property, including as extracted minerals and fixtures of the Obligors in connection with such Real Property (other than US Excluded Property) in favor of the Security Trustee, including opinions of local counsel in each applicable jurisdiction as to the enforceability of the applicable Mortgages and the authority of the Obligors to grant such Mortgage (including third party consents), with such opinions to be reasonably satisfactory to the Security Trustee and the Agent; provided that, if after such period any Security Consent has not been obtained and Security over the Relevant Asset as contemplated by a Transaction Security Document has not been perfected to the satisfaction of the Agent, then (x) that shall not be an Event of Default or Review Event but the Obligors must continue to use reasonable commercial endeavours to obtain that Security Consent and perfect the Security over that Relevant Asset, and must respond promptly to requests by the Agent for information concerning progress in that regard together with details of the reasonable endeavours undertaken and (y) the Obligors must promptly (and, in any case, no later than 5 Business Days after such period) provide to the Agent sufficient information in reasonable detail about each missing Security Consent to enable the Agent to ascertain the materiality or otherwise of the absence of that or those Security Consents (and it is acknowledged that, in using reasonable commercial endeavours to obtain a Security Consent, no Obligor will be required to pay any fee or pay any other consideration or agree to any commercial change that would be detrimental to any Obligor);

(ii)                                  each Obligor shall, and shall cause each Subsidiary, from time to time, at its expense, to preserve and protect the Security Trustee’s Security on the Real Property as a continuing first priority perfected Transaction Security, subject only to Permitted Security, and shall do such other acts and things as may be necessary or as the Agent may reasonably deem necessary from time to time in order to preserve, perfect and protect the Security granted under the Transaction Security Documents and to exercise and enforce its rights and remedies thereunder with respect to the Real Property, except to the extent otherwise permitted hereunder; and

(iii)                               if any portion of any real property that is subject to a Mortgage as required hereunder is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrowers shall, or shall cause each Subsidiary to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Laws and (ii) deliver to the Agent and Security Trustee evidence of such compliance in form and substance reasonably acceptable to the Agent and Security Trustee. Each Obligor or Subsidiary shall take all actions required under the Flood Laws and/or reasonably requested by the Security Trustee or Agent, to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Transaction Security, including, to the extent applicable, providing the Security Trustee and Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a Mortgage hereunder, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Transaction Security, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws. Parent shall provide the Security Trustee and Agent with at least twenty-five (25) days’ prior written notice (which such notice shall promptly be furnished to the Lenders) of any Mortgage and that, upon confirmation from the Lenders that flood insurance due diligence has been completed and compliance with the flood insurance requirements set forth in this Agreement, such real property will be pledged as Transaction Security under the Transaction Security Documents.

24.21                 Real Property Mortgages

Without limiting Clause 4.5 (Conditions Subsequent - other) the Obligors shall, and shall cause each of the Subsidiaries, to work diligently with the Security Trustee and Agent to confirm that all documentation has been prepared, executed and delivered (including third party consents) which is necessary to grant a first-priority perfected Transaction Security on all Real Property, as extracted minerals and fixtures of the Borrowers or applicable Subsidiary (other than US Excluded Property) in favor of the Security Trustee, including opinions of local counsel in each applicable jurisdiction as to the enforceability of the applicable Mortgages and the authority of the Borrowers or the applicable Subsidiary to grant such Mortgage (including third party consents), with such opinions to be reasonably satisfactory to the Security Trustee and the Agent within 120 days after the Listing Date, which date may be extended by the Agent in its reasonable discretion.

25.                               EVENTS OF DEFAULT

Each of the events or circumstances (whether or not it is within the control of any Obligor) set out in this Clause 25 (Events of Default) is an Event of Default save for Clause 25.20 (Consequences of Event of Default) and Clause 25.21 (Cash cover).

25.1                        Non-payment

An Obligor does not pay any amount payable pursuant to a Finance Document on its due date at the place and in the currency in which it is expressed to be payable (except where the failure to pay within that time is solely due to technical difficulties or an administrative error in the banking system and the Obligor pays within 3 Business Days of the due date).

25.2                        Financial covenants

Any requirement of Clause 23.1 (Financial covenants) is not satisfied when tested in accordance with Clause 23.2 (Testing of covenants).

25.3                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial covenants)) or with any condition of any waiver or consent by a Finance Party under or in connection with any Finance Document.

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Parent, or the Obligors becoming aware of it, whichever is first.

25.4                        Misrepresentation

(a)                                 Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or with the authority of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)                                 No Event of Default under paragraph (a) above will occur in relation to a representation deemed to be made under the Finance Documents after the first Utilisation Date being incorrect or misleading if the facts or circumstances which caused the representation to be incorrect or misleading are capable of remedy and are remedied within 10 Business Days of the Agent giving notice to the Parent, or the Obligors becoming aware of it, whichever is first.

25.5                        Cross default

(a)                                 Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period and the obligation to pay is not being diligently defended and disputed in good faith.

(b)                                 Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable or becomes capable of being declared due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(c)                                  Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of any of them as a result of an event of default or review event (however described).

(d)                                 No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than A$20,000,000 (or its equivalent in any other currency or currencies).

25.6                        Insolvency

(a)                                 An Obligor is or is presumed or deemed under a law having that effect to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of any Obligor.

25.7                        Insolvency proceedings

Any corporate action is taken or any legal proceedings are commenced or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, judicial management, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor (other than an Obligor formed and incorporated in the United States of America) other than:

(i)                                     a solvent liquidation or reorganisation of an Obligor in respect of which the Agent (acting on the instructions of the Majority Lenders) has provided its prior written consent; or

(ii)                                  an application made to a court for the purposes of winding up such a person which is disputed by the Obligor acting diligently and in good faith and dismissed within 10 Business Days;

(b)                                 any composition, assignment or arrangement with the creditors of any Obligor (excluding a US Obligor);

(c)                                  the appointment of a liquidator, receiver, administrator, judicial manager, administrative receiver, compulsory manager, statutory manager or other similar officer in respect of any Obligor (excluding an Obligor formed and incorporated in the United States of America) or any of its assets other than:

(i)                                     in respect of a solvent liquidation of the Obligor in respect of which the Agent (acting on the instructions of the Majority Lenders) has provided its prior written consent;

(ii)                                  an application made to a court for the purposes of appointing such a person which is disputed by the Obligor acting diligently and in good faith and dismissed within 10 Business Days;

(d)                                 enforcement of any Security over any assets of any Obligor (excluding an Obligor formed and incorporated in the United States of America) with a value of over A$20,000,000 (or its equivalent in any other currency or currencies); or

(e)                                  any analogous event occurs in any jurisdiction.

25.8                        US Bankruptcy Procedures

With respect to any Obligor that is a US Person or Material Subsidiary, (1) an involuntary proceeding is commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of such person, or of a substantial part of the property or assets of such person, under the Bankruptcy Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such person or for a substantial part of its property or assets or (iii) the winding-up or liquidation of such person; and such proceeding or petition is not dismissed or stayed within 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (2) it has (i) voluntarily commenced any proceeding or filed any petition seeking relief under the Bankruptcy Law, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (1), (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or for a substantial part of its property or assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding; or (3) it admits in writing its inability to pay its debts as and when they become due.

25.9                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor having an aggregate value of A$20,000,000 (or its equivalent in any other currency or currencies) and is not discharged within 10 Business Days.

25.10                 Cessation of business

The Group ceases to carry on its business or a material part of it or threatens to do the same.

25.11                 Ownership of the Borrowers

A Borrower is not or ceases to be a wholly-owned Subsidiary of the Parent while it is a Borrower under this Agreement.

25.12                 Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its payment or other material obligations under the Finance Documents or any Security created or evidenced by the Transaction Security Documents ceases to be effective.

25.13                 Authorisation

An Authorisation which is material to the performance by an Obligor of its payment or other material obligations under the Finance Documents, or to the validity and enforceability of the Finance Documents as a whole, or to the rights of the Finance Parties to require payment under this Agreement is repealed, revoked or terminated or expires without renewal.

25.14                 Repudiation

An Obligor repudiates a Finance Document or any Security created or evidenced by the Transaction Security Documents or evidences in writing an intention to repudiate a Finance Document or any Security created or evidenced by the Transaction Security Documents.

25.15                 Vitiation of Finance Documents; Transaction; Security Documents

A provision of a Finance Document is or becomes or is claimed in writing by a party other than a Finance Party to be wholly or partly invalid, void, voidable or unenforceable in any material respect and that is not rectified by replacement documentation reasonably satisfactory to the Finance Parties within 15 Business Days. Any Transaction Security on a material portion of the Secured Property purported to be created by any Transaction Security Document shall cease to be in full force and effect, or shall cease to give the Security Trustee, for the benefit of the Beneficiaries, the Security, rights, powers and privileges purported to be created and granted under such Transaction Security Document (including a perfected security interest in and Security on all of the Secured Property thereunder (except as otherwise expressly provided in such Transaction Security Document)) in favor of the Security Trustee, or shall be asserted by Parent or any other Obligor not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Transaction Security Document) security interest in or Security on the Secured Property covered thereby.

25.16                 Litigation

A litigation, arbitration, proceeding or dispute affecting an Obligor or any of its assets has been formally commenced by initiating process before a court, Governmental Agency, commission or arbitrator, but only where the litigation, arbitration, administrative proceeding or dispute is likely, based on an opinion from a Queen’s Counsel or Senior Counsel selected by the Agent and jointly instructed by the Agent (on behalf of the Lenders) and the Borrower at the cost of the Borrower, to be determined adversely to the Obligor and if so determined, might have a Material Adverse Effect.

25.17                 Material Adverse Effect

An event occurs which has or will have (or a series of events occurs which, together, has or will have) a Material Adverse Effect.

25.18                 Tax Consolidation

After the Parent has complied with Clause 4.4 (Condition subsequent - Tax Consolidation) and without the prior written consent of all Lenders, an Obligor ceases to be a member of the Tax Consolidated Group formed under the Tax Agreements.

25.19                 Events Relating to Plans and Benefit Arrangements

Any of the following occurs, in each case, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) any Reportable Event, which could reasonably be expected to constitute grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) Parent or any other member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan, whether or not waived, or fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA; (v) Parent or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan or a Multiemployer Plan shall be determined to be insolvent (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); or (vi) Parent or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Plan.

25.20                 Consequences of an Event of Default

(a)                                 Subject to paragraphs (b) and (c) below, on and at any time after the occurrence of an Event of Default which is continuing the Agent may (and shall if so directed by the Majority Lenders), by notice to the Parent and the Borrowers:

(i)                                     cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)                                  declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)                               declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Agent acting on the instructions of the Majority Lenders;

(iv)                              declare that full cash cover in respect of each Bank Guarantee is immediately due and payable whereupon it shall become immediately due and payable; and/or

(v)                                 exercise or direct the Security Trustee under the Security Trust Deed to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)                                 In the event of an Event of Default set out under Clause 25.8 (US Bankruptcy Procedures), the Commitments that are available to the Borrower shall, if not already cancelled under this Agreement, be immediately and automatically cancelled, and all Utilisations owing by the Borrower, together with accrued interest, and all other amounts accrued under the Finance Documents with respect thereto shall be immediately due and payable, without any declaration, notice or other act by a Finance Party.

(c)                                  In respect of any Hedging Agreement, any action or notice will not be taken or given by the Agent but will only be taken or given by the relevant Finance Party which is a party to such Hedging Agreement.

25.21                 Cash cover

The Issuing Bank shall place any cash it receives from a Borrower by way of cash cover into an account in the name of the Borrower (Cash Cover Account) and in respect of which the following conditions must be met:

(a)                                 the account is with the Issuing Bank for which that cash cover is to be provided;

(b)                                 until no amount is or may be outstanding under that Bank Guarantee, the Issuing Bank may apply (including by combination of accounts or set-off) amounts due and payable to it under this Agreement in respect of that Bank Guarantee; and

(c)                                  if the Issuing Bank requests it, the Borrower has executed a security document, in form and substance satisfactory to the Issuing Bank with which that account is held, creating a first ranking security interest over that account.

25.22                 Interest on cash cover

(a)                                 Each Issuing Bank must pay interest on the credit balance of each Cash Cover Account held with it at the rate it pays on credit balances held for its good corporate customers for balances equal to the then current balance of the Cash Cover Account.

(b)                                 Interest under this Clause 25.22 accrues daily and is calculated on actual days elapsed and a 365 day year.

(c)                                  Interest under this Clause 25.22 must be credited to each Cash Cover Account on the last day of each calendar month.

(d)                                 Accrued interest under this Clause 25.22 may be applied by the relevant Issuing Bank in accordance with Clause 25.21(b) (Cash cover) or otherwise must be paid to the relevant Borrower in accordance with Clause 25.23 (Termination of cash cover)

25.23                 Termination of cash cover

(a)                                 If an Issuing Bank is satisfied that it has no further lability under a Bank Guarantee for which a Borrower has provided cash cover to the Issuing Bank, the relevant Issuing Bank must within 3 Business Days of request by the relevant Borrower permit the relevant Borrower to withdraw an amount equal to the face value of that Bank Guarantee plus any accrued interest in respect of that cash cover from the Cash Cover Account held with that Issuing Bank.

(b)                                 If an Issuing Bank is satisfied that every Bank Guarantee that has been issued by it has been paid in full or discharged, then that Issuing Bank must, if it receives written notice from the relevant Borrower to do so, permit that Borrower to withdraw from the Cash Cover Account held with that Issuing Bank any amount paid to the Issuing Bank by it which has not been, or is not required to be, applied in accordance with Clause 25.21(b) (Cash cover).

SECTION 9
CHANGES TO PARTIES

26.                               CHANGES TO THE LENDERS

26.1                        Assignments and novations by the Lenders

Subject to this Clause 26 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(a)                                 assign any of its rights; or

(b)                                 novate any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the “New Lender”).

26.2                        Conditions of assignment or novation

(a)                                 The consent of a Borrower is required for an assignment or novation by an Existing Lender, unless the assignment or novation is:

(i)                                     to another Lender or an Affiliate of a Lender; or

(ii)                                  made at a time when an Event of Default or Review Event is continuing; or

(iii)                               to a securitisation or funding vehicle.

(b)                                 The consent of a Borrower to an assignment or novation must not be unreasonably withheld or delayed or subject to unreasonable conditions. The Borrowers will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by a Borrower within that time.

(c)                                  An assignment will only be effective:

(i)                                     if the procedure set out in Clause 26.6 (Procedure for assignment) is complied with;

(ii)                                  on receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Beneficiaries as it would have been under if it was an Original Lender;

(iii)                               on performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iv)                              on receipt by the Agent of confirmation from the Security Trustee that the Security Trustee has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender (the receipt of which the Agent shall promptly notify to the Existing Lender and the New Lender) and the New Lender has become bound by a relevant Recognition Certificate.

(d)                                 A novation will only be effective:

(i)                                     if the procedure set out in Clause 26.5 (Procedure for novation) is complied with;

(ii)                                  on performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iii)                               on receipt by the Agent of confirmation from the Security Trustee that the Security Trustee has performed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such novation to a New Lender (the receipt of which the Agent shall promptly notify to the Existing Lender and the New Lender) and the New Lender has become bound by a relevant Recognition Certificate.

(e)                                  If:

(i)                                     a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax Gross Up and Indemnities) or Clause 16 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred except to the extent such entitlement to receive a greater payment results from a change in law or regulation that occurs after the assignment or novation. This paragraph (e) shall not apply:

(iii)                               in respect of an assignment or novation made in the ordinary course of the primary syndication of the Facilities; or

(iv)                              where the payment is in relation to Australian Withholding Tax and there are at least two Lenders after the assignment, novation or change, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the Borrower. In such instances, the New Lender, or Lender acting through its new Facility Office will be entitled to full payment under Clause 14 (Tax Gross Up and Indemnities), subject to Clause 14.4 (Exclusions) .

(f)                                   Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the novation or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(g)                                  A Lender may not assign or novate any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clause 9.1 (Illegality) as a result of circumstances existing as at the date the assignment, novation or change is proposed to occur.

26.3                        Assignment or novation fee

The New Lender shall, on the date upon which an assignment or novation takes effect, pay to the Agent (for its own account) a fee as notified by the Agent from time to time.

26.4                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor or any other person;

(iii)                               the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender, the other Finance Parties and the Beneficiaries that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a novation or re-assignment from a New Lender of any of the rights and obligations assigned or novated under this Clause 26 (Changes to the Lenders); or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise.

26.5                        Procedure for novation

(a)                                 Subject to the conditions set out in Clause 26.2 (Conditions of assignment or novation) a novation is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraphs (b) and (c) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  The Agent may refrain from executing a Transfer Certificate pending satisfaction of Clause 26.2(c)(iii) (Conditions of assignment or novation) and acting reasonably, may delay executing a Transfer Certificate pending a payment, distribution or Utilisation under or in respect of the Finance Documents.

(d)                                 Each Party other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf.

(e)                                  Subject to Clause 26.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to novate its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the novation and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents;

(iv)                              the New Lender shall become a Party as a “Lender” and entitled to the benefits of any other document entered into by the Agent as agent for the Lenders and will be bound by obligations equivalent to the Relevant Obligations (as defined in Clause 26.6(c)(ii) (Procedure for assignment) below); and

(v)                                 for the purposes of this Agreement, Commitments, participations in Loans and rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and Commitments, participations in Loans and rights and obligations are replaced rather than transferred.

26.6                        Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 26.2 (Conditions of assignment or novation) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to Clause 26.9 (Pro rata interest settlement), on the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and entitled to the benefits of any other document entered into by the Agent as agent for the Lenders and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 26.6 (Procedure for assignment) to assign (including by equitable assignment) their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.5 (Procedure for novation), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or novation).

26.7                        Copy of Transfer Certificate or Assignment Agreement to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to a Borrower a copy of that Transfer Certificate or Assignment Agreement.

26.8                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

26.9                        Pro rata interest settlement

(a)                                 If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any novation pursuant to Clause 26.5 (Procedure for novation) or any assignment pursuant to Clause 26.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)                                     any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)                                  the rights assigned or novated by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)                               when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)                               the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 26.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)                                 In this Clause 26.9 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)                                  An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 26.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

27.                               CHANGES TO THE OBLIGORS

27.1                        Assignments and novation by Obligors

No Obligor may assign any of its rights or novate any of its rights or obligations under the Finance Documents.

27.2                        Additional Borrowers

(a)                                 Subject to compliance with the provisions of Clause 22.3 (Know your client) the Parent may request that any of its wholly-owned Subsidiaries incorporated in Australia becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                     all the Lenders approve the addition of that Subsidiary;

(ii)                                  the Parent delivers to the Agent a duly completed and executed Accession Letter;

(iii)                               unless that Subsidiary is, at that time, an “Obligor” under the Security Trust Deed, it accedes to the Security Trust Deed as an “Additional Obligor” by signing and delivering to the Security Trustee an Accession Deed and any other documents or information required under the Security Trust Deed;

(iv)                              the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)                                 the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent acting on the instructions of all Lenders.

(b)                                 The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                                  The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification.

27.3                        Resignation of a Borrower

(a)                                 The Parent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                                 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed this is the case); and

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower (and without prejudice to any obligations it may have as a Guarantor).

27.4                        Additional Guarantors

(a)                                 Subject to compliance with the provisions of Clause 22.3 (Know your client), the Parent may request that any of its wholly-owned] Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)                                     the Parent delivers to the Agent a duly completed and executed Accession Letter executed as a deed;

(ii)                                  the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent acting on the instructions of all Lenders; and

(iii)                               the relevant Group Member accedes to the Security Trust Deed as an “Additional Obligor” by signing and delivering to the Security Trustee an Accession Deed and any other documents or information required under the Security Trust Deed.

(b)                                 The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it acting on the instructions of all Lenders) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)                                  The Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever as a result of giving any such notification.

27.5                        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.6                        Resignation of a Guarantor

(a)                                 The Parent may request that a Guarantor (other than a Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)                                 The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and a Borrower has confirmed this is the case);

(ii)                                  all the Lenders have consented to a Borrower’s request,

whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.                               RESTRICTION ON DEBT PURCHASE TRANSACTIONS

28.1                        Prohibition on Debt Purchase Transactions by Borrower Affiliates

Without limiting Clause 26.2 (Conditions of assignment or novation), a Borrower shall not, and shall procure that each Borrower Affiliate shall not, be a Lender or enter into any Debt Purchase Transactions or beneficially own or control all or a material part of the equity of an entity that is a Lender or a party to a Debt Purchase Transaction.

28.2                        Disenfranchisement on Debt Purchase Transactions entered into by Borrower Affiliates

(a)                                 Subject to Clause 26.2 (Conditions of assignment or novation), for so long as a Borrower Affiliate (i) beneficially owns any participation in a Utilisation drawn utilising a Commitment or (ii) has entered into a Debt Purchase Transaction relating to such a participation or Commitment and such agreement or arrangement has not been terminated:

(i)                                     in ascertaining whether the Majority Lenders, all Lenders or Lenders representing any given percentage of the Total Commitments give a consent, approval, waiver, amendment, instructions or other decision under the Finance Documents such participation and Commitment shall be deemed to be zero; and

(ii)                                  for the purposes of Clause 39.2 (All Lender matters), such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless it is a Lender with another Commitment and is not a Borrower Affiliate).

(b)                                 Each Lender shall promptly notify the Agent in writing if:

(i)                                     it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate; or

(ii)                                  such transaction is terminated or ceases to be with a Borrower Affiliate.

(c)                                  Each Borrower Affiliate that is a Lender agrees that:

(i)                                     unless the Agent otherwise agrees, it shall not attend or participate any meeting or conference call of Lenders or be entitled to receive the agenda or any minutes; and

(ii)                                  in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

SECTION 10
THE FINANCE PARTIES

29.                               ROLE OF THE AGENT, THE ARRANGER, THE REFERENCE BANKS

29.1                        Appointment of the Agent

(a)                                 Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. The Agent will be agent for the Arranger and the Lenders except as described in paragraph (d) below.

(b)                                 Each of the Arranger and the Lenders irrevocably appoints the Agent to act as its agent to execute a relevant Recognition Certificate on its behalf, ratifies that execution, and agrees it is therefore bound as set out the Recognition Certificate by the terms set out in the Security Trust Deed.

(c)                                  Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d)                                 Where the Agent provides services in connection with the administration of the Utilisations, that is when it calculates rates and amounts, keeps records, receives and distributes payments and information received under Clause 22 (Information Undertakings) and Clause 22.4 (Information: miscellaneous), and receives and deals with Utilisation Requests and Selection Notices, it does not provide those services as agent for the Arranger or the Lenders, but as principal, but the remainder of this Clause 29 (Role of the Agent, the Arranger, the Reference Banks) still applies.

29.2                        Instructions

(a)                                 The Agent shall:

(i)                                     unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)                               all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                               in all other cases, the Majority Lenders if the relevant Finance Document stipulates the matter is a Majority Lender decision; and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                                 The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)                                  Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance

Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                                 The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. The Agent may specify that the security be cash, in which case a Borrower must provide it on request, failing which each Lender must on request pay its proportion of the cash according to its Commitment. Any amount recovered by the Agent under any security will be taken to be an amount paid by the party which provided that security.

(e)                                  In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                                   The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

29.3                        Duties of the Agent

(a)                                 The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                                 Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)                                  Without prejudice to Clause 26.7 (Copy of Transfer Certificate or Assignment Agreement to Company) paragraph (b) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(d)                                 Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                                  If the Agent receives notice from a Party referring to this Agreement, describing a Default or Review Event and stating that the circumstance described is a Default or Review Event, it shall promptly notify the other Finance Parties.

(f)                                   If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)                                  The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)                                 If the Agent receives a request by a Lender, the Agent will provide a privacy notice (in the form recommended by the Asia Pacific Loan Market Association (Australian Branch) or as otherwise directed by a Finance Party) to a representative of the officers of an Obligor whose personal information has been collected on behalf of the Finance Parties, which details the manner in which personal information collected in connection with this Agreement may be used and disclosed by the Finance Parties.

29.4                        Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5                        No fiduciary duties

(a)                                 Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                                 None of the Agent, the Security Trustee or the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.6                        Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member.

29.7                        Rights and discretions; Delegation of Duties

(a)                                 The Agent may:

(i)                                     rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                  assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                               unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                               rely on a written statement from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that statement.

(b)                                 The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default or Review Event has occurred (unless it has actual knowledge of a Default);

(ii)                                  any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)                               any notice or request made by a Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts or professional advisers.

(d)                                 Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)                                  The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                                   The Agent may act in relation to the Finance Documents through its officers, employees, secondees and agents.

(g)                                  Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(h)                                 Without limiting paragraph (g) above, the Agent may disclose the identity of a Defaulting Finance Party to the other Finance Parties and a Borrower and shall disclose it on the written request of a Borrower or the Majority Lenders.

(i)                                     Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                                    Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(k)                                 The Parties need not enquire whether any instructions from all or a percentage of Lenders or the Majority Lenders have been given to the Agent or as to the terms of those instructions. As between the other Parties on the one hand and the Agent and Lenders on the other, everything done by the Agent under or in relation to the Finance Documents will be taken to be authorised.

29.8                        Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)                                 the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document; or

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document; or

(c)                                  any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9                        No duty to monitor

The Agent shall not be bound to enquire:

(a)                                 whether or not any Default or Review Event has occurred;

(b)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document or any other agreement, arrangement or document; or

(c)                                  whether any other event specified in any Finance Document has occurred.

29.10                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)                                     any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                  exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)                               without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses to any person, any diminution in value or any liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 29.10 (Exclusion of liability).

(c)                                  The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised dealing or settlement system used by the Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)                                     any “know your customer” or other checks in relation to any person; or

(ii)                                  any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)                                  Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.11                 Lenders’ indemnity to the Agent

(a)                                 Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, expense, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)                                 A Lender’s share will be the proportion of its share of the Total Commitments or, if the Total Commitments are then zero, its share of the Total Commitments immediately prior to their reduction to zero. Where a Lender’s Commitment has been reduced to zero, but it has a participation in any outstanding Utilisations, then for this purpose its Commitment will be taken to be the aggregate amount of its participation (and the Total Commitments calculated accordingly).

(c)                                  If any Lender fails to pay its share of any amount due under paragraph (a) one or more other Lenders may pay all or part of that share to the Agent. In that case, the defaulting Lender must immediately pay each such paying Lender the amount paid by that paying Lender together with interest equal to the rate from time to time certified by the paying Lender to be its cost of funds plus a margin of 2% per annum, compounding monthly.

(d)                                 If any Lender fails to provide its share of security to the Agent when requested under Clause 29.7 (Rights and discretions) one or more other Lenders may provide all or part of that share on its behalf. Where that security is cash the non providing Lender must immediately pay each Lender that provided cash the amount provided by it together with interest equal to its cost of funds plus a margin of 2% per annum, compounding monthly.

29.12                 Resignation of the Agent

(a)                                 The Agent may resign and appoint one of its Affiliates acting through an office in Australia as successor by giving notice to the Lenders and a Borrower.

(b)                                 Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and a Borrower, in which case the Majority Lenders (after consultation with a Borrower) may appoint a successor Agent.

(c)                                  If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with a Borrower) may appoint a successor Agent (acting through an office in the same time zone as Australia).

(d)                                 If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 29 (Role of the Agent, the Arranger, the Reference Banks) and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of agents of syndicated financing transactions together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)                                  The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance save for where the Agent is a Defaulting Finance Party.

(f)                                   The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                                  Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of this Clause 30 (Conduct of Business by the Finance Parties) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)                                 After consultation with a Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above (or, at any time the Agent is a Defaulting Finance Party, by giving any shorter notice determined by the Majority Lenders).

(i)                                     The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)                                     the Agent fails to respond to a request under Clause 14.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Agent pursuant to Clause 14.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Agent notifies a Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and a Borrower or that Lender, by notice to the Agent, requires it to resign.

29.13                 Confidentiality

(a)                                 In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

29.14                 Relationship with the Lenders

(a)                                 Subject to Clause 26.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 35.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

(c)                                  The Agent may rely on or receive instructions from any attorney acting on behalf of a Lender, or any person acting on behalf of a Lender whose title or acting title includes the word Manager, Head, Executive, Director or President or cognate expressions, or any secretary or director of a Lender.

29.15                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                 the financial condition, status and nature of each Group Member;

(b)                                 the legality, validity, priority, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)                                  whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(d)                                 the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Documents or any other agreement, arrangement or document.

29.16                 Role of Reference Banks

(a)                                 No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)                                 No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)                                  No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it may have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation.

(d)                                 Any officer, employee or agent of each Reference Bank may rely on this Clause 29.16 (Role of Reference Banks). The Reference Bank holds the benefit of this Clause on trust for any such officer, employee or agent.

29.17                 Third party Reference Banks

This Agreement constitutes an irrevocable offer by each Party to each Reference Bank, which accepts the offer by consenting to be a Reference Bank and providing a Reference Bank Quotation. It may rely on Clause 29.16 (Role of Reference Banks) and Clause 43 (Confidentiality of Funding Rates and. Reference Bank Quotations).

29.18                 Agent’s management time

Any amount payable to the Agent under Clause 19 (Costs and Expenses) and Clause 29.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to a Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

29.19                 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

30.                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.                               SHARING AMONG THE FINANCE PARTIES

31.1                        Payments to Finance Parties

(a)                                 If a Finance Party (a “Recovering Finance Party”) receives or recovers (including by combination of accounts or set off) any amount from an Obligor other than in accordance with Clause 33 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(i)                                     the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)                                  the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)                               the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments).

(b)                                 Paragraph (a) above:

(i)                                     shall not apply to any amount received or recovered by the Issuing Bank and applied by it towards any amount then payable to it by way of the provision of cash cover (which has been provided to the Issuing Bank in accordance with the Finance Documents) or otherwise in respect of a Bank Guarantee at any time when receipts and recoveries by the Finance Parties are sufficient to discharge all amounts then due and payable under the Finance Documents; and

(ii)                                  shall apply to any amount received or recovered by the Issuing Bank and applied by it towards any amount then payable to it by way of the provision of cash cover or otherwise in respect of a Bank Guarantee at any time when receipts and recoveries by the Finance Parties are not sufficient to discharge all amounts then due and payable under the Finance Documents; and

(iii)                               shall not apply to any application by the Issuing Bank under Clause 25.1 (Cash cover) of cash cover which has been provided to the Issuing Bank in accordance with the Finance Documents.

31.2                        Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3                        Recovering Finance Party’s rights

(a)                                 Unless paragraph (b) applies:

(i)                                     the receipt or recovery referred to in Clause 31.1 (Payments to Finance Parties) will be taken to have been a payment for the account of the Agent and not to the Recovering Finance Party for its own account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under Clause 31.1(a)(iii) (Payments to Finance Parties); and

(ii)                                  (without limiting sub-paragraph (i)) the relevant Obligor shall indemnify the Recovering Finance Party against a payment under Clause 31.1(a)(iii) (Payments to Finance Parties) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(b)                                 Where:

(i)                                     the amount referred to in Clause 31.1 (Payments to Finance Parties) above was received or recovered otherwise than by payment (for example, set off); and

(ii)                                  the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt or recovery, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)                               each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under Clause 31.2 (Redistribution of payments);

(iv)                              the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)                                 that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

31.4                        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                 each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”);

(b)                                 as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor and the relevant Obligor shall indemnify the Sharing Finance Party against a payment under sub-paragraph (a) to the extent that the relevant Obligor’s liability has been discharged by the recovery or payment; and

(c)                                  to the extent necessary, any debt assigned under paragraph (b) of Clause 31.3 (Recovering Finance Patty’s rights) will be reassigned.

31.5                        Exceptions

(a)                                 This Clause 31 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 31 (Sharing among the Finance Parties), have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)                                 A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                     it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                  that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.                               PUBLIC OFFER

32.1                        Arranger’s representations, warranties and undertakings

The Arranger undertakes, represents and warrants to the Borrower as follows:

(a)                                 on behalf of the Borrowers it will make before the 30th day after the date of this Agreement invitations to become a Lender under this Agreement:

(i)                                     in the form agreed with the Borrowers to at least ten parties, each of whom, as at the date the relevant invitation is made, the Arranger’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of Section 128F(3A)(a)(i) of the Tax Act, and each of whom has been disclosed to the Borrowers; or

(ii)                                  in an electronic form that is used by financial markets for dealing in debentures (as defined in Section 128F(9) of the Tax Act) or debt interests (as defined in Sections 974-15 and 974-20 of the Tax Act) such as Reuters or Bloomberg.

(b)                                 At least 10 of the parties to whom the Arranger will make invitations referred to in paragraph (a)(i) are not, as at the date the invitations are made, to the knowledge of the relevant officers of the Arranger involved in the transaction, Associates of any of the others of those 10 offerees/the Arranger.

(c)                                  It has not made and will not make offers or invitations referred to in paragraph (a)(i) to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the relevant Borrower.

32.2                        Borrower’s confirmation

(a)                                 Each Borrower confirms that none of the potential offerees whose names were disclosed to it by the Arranger before the date of this Agreement were known or suspected by it to be an Offshore Associate of that Borrower or an Associate of any other such offeree.

(b)                                 It will immediately advise the Arranger or the Agent if the potential offerees disclosed to it by the Arranger or the Agent are known or suspected by it to be an Offshore Associate of that Borrower or an Associate of any other offeree.

32.3                        Lenders’ representations and warranties

Each Lender represents and warrants to each Borrower that if it received an invitation under Clause 32.1(a)(i) at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

32.4                        Information

Each of the Arranger and each Lender will provide to the Company when reasonably requested by. the Company any factual information in its possession or which it is reasonably able to provide to assist the Company to demonstrate (based upon tax advice received by the Company) that Section 128F of the Tax Act has been satisfied where to do so will not in the Arranger’s or Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

32.5                        Co-operation if Section 128F requirements not satisfied

If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of a Borrower), then on request by the Agent, the Arranger or a Borrower, each Party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(a)                                 where a Finance Party breached Clause 32.1 (Arranger’s representations, warranties and undertakings) or Clause 32.3 (Lenders’ representations and warranties), at the cost of that Finance Party; or

(b)                                 in all other cases, at the cost of the Borrowers.

SECTION 11
ADMINISTRATION

33.                               PAYMENT MECHANICS

33.1                        Payments to the Agent

(a)                                 On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Agent in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                 Payment shall be made to such account:

(i)                                     in the case of Australian dollars, at the city of the Agent; or

(ii)                                  in the case of any other currency, in the principal financial centre of the country of that currency,

with such bank as the Agent, in each case, specifies.

(c)                                  Payment by an Obligor to the Agent for the account of a Finance Party satisfies the Obligor’s obligations to make that payment.

33.2                        Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre- funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in Australia, in the case of Australian dollars, and, in the case of any other currency in the principal financial centre of the country of that currency.

33.3                        Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4                        Clawback and pre-funding

(a)                                 Where a sum is to be paid by a Party (the Payer) to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                 Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)                                  If the Agent has notified the Lenders that it] is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)                                     the Agent shall notify a Borrower of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)                                  the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

(d)                                 The Payer will still remain liable to make the assumed payment, but until the other Party does repay the Agent under paragraph (b), the Payer’s liability will be to the Agent in the Agent’s own right.

33.5                        Agent a Defaulting Finance Party

(a)                                 If, at any time, the Agent becomes Defaulting Finance Party, a Party which is required to make a payment under the Finance Documents to the Agent for the account of other Parties under Clause 33.1 (Payments to the Agent) may instead on the due date for payment either pay that amount direct to the required payee or pay that amount to an interest-bearing account held in the name of the payer and designated as a trust account for the benefit of the payee or payees with an Acceptable Bank.

(b)                                 All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)                                  A Party which has made a payment under paragraph (a) shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts in the trust account.

(d)                                 Promptly upon the appointment of a successor Agent under Clause 29.12 (Resignation of the Agent), each Party which has made a payment to a trust account under paragraph (a) shall give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Agent for distribution under Clause 33.2 (Distributions by the Agent).

33.6                        Partial payments

(a)                                 If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                                     first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Agent under the Finance Documents or the Security Trustee under the Finance Documents;

(ii)                                  secondly, in or towards payment pro rata of all amounts (including interest) payable by the Obligor to Lenders in respect of amounts or security paid or provided by the Lenders to the Agent in place of another Lender under Clause 29.11 (c) or 29.11 (d) (Lenders’ indemnity to the Agent);

(iii)                               thirdly, in or towards payment pro rata of all amounts payable by the Obligor to Lenders in respect of amounts or security paid by the Lenders to the Agent under

Clause 29.11(a) (Lenders’ indemnity to the Agent) or Clause 29.2 (Instructions) plus interest on such amounts;

(iv)                              fourthly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under the Finance Documents;

(v)                                 fifthly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(vi)                              sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                 The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a)(ii) to (a)(vi) above inclusive.

(c)                                  Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.7                        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8                        Business Days

(a)                                 Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                 During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9                        Currency of account

(a)                                 Subject to paragraphs (b) to (e) below, Australian dollars is the currency of account and payment for any sum due from or payable by an Obligor under any Finance Document.

(b)                                 A repayment or prepayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)                                  Each payment of interest or fees shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)                                 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                  Any amount expressed to be payable in a currency other than Australian dollars shall be paid in that other currency.

33.10                 Change of currency

(a)                                 Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                     any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with a Borrower); and

(ii)                                  any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                                 If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with a Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

33.11                 Anti-money laundering

(a)                                 A Finance Party may delay, block or refuse to process any payment or other transaction without incurring any liability if the Finance Party knows or reasonably suspects that the transaction or the application of its proceeds will:

(i)                                     breach, or cause a Finance Party to breach, any applicable laws or regulations of any jurisdiction (including any Sanctions); or

(ii)                                  allow the imposition of any penalty on the Finance Party or its Affiliates under any such law or regulation,

including where the transaction or the application of its proceeds involves any Sanctioned Person or Sanctioned Country, or the direct or indirect proceeds of unlawful activity.

(b)                                 As soon as practicable after a Finance Party becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify a Borrower and the Agent and consult in good faith but in each case only to the extent the Finance Party determines it is legally permitted to do so. In making that determination the Finance Party shall act reasonably.

(c)                                  The Borrowers shall promptly advise the Agent if any Obligor enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by the Agent (for itself or on behalf of any Finance Party) from time to time in relation to any principal for which an Obligor may be acting.

(d)                                 Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all Money Laundering Laws and applicable Sanctions.

33.12                 “Know your customer”

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

Each Finance Party that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Finance Party to identify the Borrowers in accordance with the USA PATRIOT Act.

34.                               SET-OFF

A Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation owed by that Finance Party to that Obligor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35.                               NOTICES

35.1                        Communications in writing

Any communication or document to be made or delivered under or in connection with the Finance Documents:

(a)                                 must be in writing;

(b)                                 in the case of:

(i)                                     a notice by an Obligor; or

(ii)                                  a specification of a bank or account by the Agent under paragraph (b) of Clause 33.1 (Payments to the Agent) or a Lender under Clause 33.2 (Distributions by the Agent), must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 35.6 (Email communication), Clause 35.7 (Communication through secure website) and Clause 35.8 (Reliance), and

(c)                                  unless otherwise stated, may be made or delivered by fax, by letter, by email or as specified in Clause 35.7 (Communication through secure website).

35.2                        Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                 in the case of a Borrower, that identified with its name below;

(b)                                 in the case of each Lender or any other Original Obligor, that specified in Schedule 1 (The Original Parties) or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                  in the case of the Agent, that identified with its name below,

or any substitute address, fax number, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

Address for service of communications:

Agent:

Level 3, 275 Kent Street
SYDNEY NSW 2000
Australia

[***]
Attn: Ruby Gacosta
[***]

Administrative Contact:
Level 9, 55 Market Street
SYDNEY NSW 2000
Australia

[***]
Attn: Lending Management Operations
[***]

Company:

‘Central Plaza 1’, Level 31
345 Queen Street, Brisbane, Queensland, 4000

Attention: Ayten Saridas, Group Chief Financial Officer
[***]

35.3                        Delivery

(a)                                 Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)                                     if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)                               receipt, if in business hours in the city of the recipient; or

(B)                               if not, the next opening of business in the city of the recipient; or

(ii)                                  if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)                               if by way of email, as specified in Clause 35.6 (Email communication); or

(iv)                              if it complies with Clause 35.7 (Communication through secure website)],

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b)                                 All communication to or from an Obligor must be sent through the Agent.

(c)                                  Any communication or document made or delivered to a Borrower in accordance with this Clause 35 (Notices) will be deemed to have been made or delivered to each of the Obligors.

(d)                                 A communication by fax, email or under Clause 35.7 (Communication through secure website) after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

35.4                        Notification of address, fax number and email address

Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address of an Obligor under Clause 35.2 (Addresses) or upon changing its own address, fax number or email address, the Agent shall notify the other Parties.

35.5                        Communication when Agent is a Defaulting Finance Party

If and so long as the Agent is a Defaulting Finance Party, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent are varied so that communications may be made and notices given to or by the relevant Parties directly.

35.6                        Email communication

(a)                                 Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only:

(i)                                     in the case of a notice to the Agent of a Default, Review Event or Event of Default or a notice to the Agent under or referred to in Clause 9.8 (Review Event) or Clause 24.17 (Event of Default), when actually opened in legible format by the recipient Party;

(ii)                                  in all other cases, on the first to occur of the following:

(A)                               when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of:

(1)                                 dispatch, if in business hours in the city of the address; or

(2)                                 if not, the next opening of business in such city;

(B)                               the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and

(C)                               the email being available to be read at one of the email addresses specified by the sender; and

(iii)                               the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)                                 In relation to an email with attached files:

(i)                                     if the attached files are more than 3 MB in total, then:

(A)                               at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B)                               if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient; and

(ii)                                  if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)                               if within two hours of:

(A)                               dispatch of the email if in business hours in the city of the recipient; or

(B)                               if not, the next opening of business in the city of the recipient,

the recipient notifies the sender as provided in subparagraph (i)(B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph.

(c)                                  An email which is a covering email for a notice signed by the Obligor’s authorised signatory does not itself need to be signed by an authorised signatory.

(d)                                 Email and other electronic notices from the Agent generated by Loan IQ or other system software do not need to be signed.

35.7                        Communication through secure website

(a)                                 The Agent may establish a secure website to which access is restricted to the Agent and the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers).

(b)                                 After the Agent notifies the Lenders or a Borrower on behalf of the Obligors or both (as the case may be) of the establishment of the secure website, then any communication or document given or delivered by or to the Agent to or by Lenders or Obligors (as the case may be) any specified by the Agent],

(i)                                     may be given by means of the secure website in the manner specified by the Agent (or in the absence of such specification, as specified by the operator of the website); and

(ii)                                  unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following:

(A)                               a communication or document being posted on that secure website;

(B)                               either:

(1)                                 receipt by the Agent of an email from the relevant website confirming that the website has sent an email to the relevant Party’s email addresses nominated under paragraph (d) notifying that a communication or document has been uploaded on the website; or

(2)                                 the website containing or providing confirmation that the communication or document has been opened by the intended recipient; and

(C)                               compliance with any other requirements specified by the Agent under paragraph (c).

(c)                                  By notice to the Lenders or a Borrower on behalf of the Obligors or both (as the case may be) the Agent acting reasonably may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered. Those rules or moments will bind the recipients of the notice and the Agent.

(d)                                 When it establishes the secure website, the Agent shall nominate to the website for each Party the email address given to it by the Party under this Clause 35 (Notices). Subsequently, the nominated email address for each Party for that website will be the address nominated by that Party to the secure website or by the Agent (who will notify the Party accordingly). The Agent shall notify the website of changes in email addresses notified to it.

(e)                                  The Borrowers consents to the inclusion in the secure website of its company logo.

(f)                                   Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or wilful misconduct.

35.8                        Reliance

(a)                                 Any communication or document sent under this Clause 35 (Notices) can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 35.1(b) (Communications in writing) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b)                                 Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

35.9                        English language

(a)                                 Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)                                 All other documents provided under or in connection with any Finance Document must be:

(i)                                     in English; or

(ii)                                  if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36.                               CALCULATIONS AND CERTIFICATES

36.1                        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2                        Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3                        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36.4                        Settlement conditional

If:

(a)                                 any Finance Party has at any time released or discharged:

(i)                                     an Obligor from its obligations under any Finance Document; or

(ii)                                  any assets of an Obligor from a Security,

in either case in reliance on a payment, receipt or other transaction to or in favour of any Finance Party; or

(b)                                 any payment, receipt or other transaction to or in favour of any Finance Party has the effect of releasing or discharging:

(i)                                     an Obligor from its obligations under any Finance Document; or

(ii)                                  any assets of an Obligor from a Security; and

(c)                                  that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason (including under any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person); and

(d)                                 that claim is upheld or is conceded or compromised by a Finance Party,

then:

(i)                                     each Finance Party will immediately become entitled against that Obligor to all rights (including under any Finance Document) as it had immediately before that release or discharge;

(ii)                                  that Obligor must, to the extent permitted by law:

(A)                               immediately do all things and execute all documents as any Finance Party may, acting reasonably, require to restore to each Finance Party all those rights; and

(B)                               indemnify each Finance Party against all costs and losses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

37.                               PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

39.                               AMENDMENTS AND WAIVERS

39.1                        Required consents

(a)                                 Subject to Clause 39.2 (All Lender matters) and Clause 39.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39 (Amendments and Waivers).

(c)                                  Paragraph (c) of Clause 26.9 (Pro rata interest settlement) shall apply to this Clause 39.

39.2                        All Lender matters

(a)                                 Subject to Clause 39.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(i)                                     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                                  a waiver of any of the conditions precedent under Clause 4.1 (Initial conditions precedent);

(iii)                               an extension to the date of payment of any amount under the Finance Documents;

(iv)                              a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or any other payment obligation;

(v)                                 an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(vi)                              a change to the Borrowers or Guarantors other than in accordance with Clause 27 (Changes to the Obligors);

(vii)                           any provision which expressly requires the consent of all the Lenders;

(viii)                        Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Utilising Facility A), Clause 9.1 (Illegality), Clause 9.8 (Review Event), Clause 26 (Changes to the Lenders), Clause 27 (Changes to the Obligors), Clause 31 (Sharing among the Finance Parties), Clause 33.6 (Partial payments), this Clause 39 (Amendments and Waivers), Clause 47 (Governing Law) or Clause 48.1 (Jurisdiction);

(ix)                              (other than as expressly permitted by the provisions of this Agreement or the Security Trust Deed):

(A)                               the nature or scope of the Transaction Security or the nature or scope of the guarantee and indemnity granted under Clause 20 (Guarantee); or

(B)                               the Secured Property; or

(C)                               the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(x)                                 the release of any guarantee and indemnity granted under Clause 20 (Guarantee) or of any Transaction Security unless permitted under this Agreement or the Security Trust

Deed or relating to a disposal of an asset which is the subject of the Transaction Security, or of the grantor of the guarantee and indemnity or Transaction Security or of the grantor’s Holding Company, where such disposal is permitted under this Agreement, shall not be made without the prior consent of all the Lenders.

(b)                                 Where one or more Defaulting Finance Parties have been disenfranchised under Clause 40.4 (Failure to respond), no amendment of the kind referred to in paragraph (a) which applies to Defaulting Finance Parties in a manner different from other Finance Parties may be made without the consent of the Defaulting Finance Parties.

39.3                        Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger or the Security Trustee (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Arranger, or the Security Trustee.

39.4                        Replacement of Screen Rate

Subject to Clause 39.3 (Other exceptions), if any Screen Rate is not available for a currency which can be selected for a Loan, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to that currency in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that other benchmark rate) may be made with the consent of the Majority Lenders and the Obligors.

40.                               INSTRUCTIONS AND DECISIONS

40.1                        Abstentions

In determining whether the Majority Lenders, have given instructions or a consent, approval, waiver, amendment or other decision, a Lender will be deemed to have Commitments or a participation of zero if it has so elected by notice to the Agent.

40.2                        Transferees bound

A consent, approval, waiver, amendment or other decision by a Lender or any instruction to the Agent by a Lender binds that Lender’s assigns and successors unless revoked under Clause 40.3 (Limitations on revocation).

40.3                        Limitations on revocation

Any instructions, consent, approval, waiver, amendment or other decision by the Majority Lenders may be revoked only by the Majority Lenders, and may not be revoked if the decision has been acted upon.

40.4                        Failure to respond

If any Lender fails to respond to a request for instructions, consent, approval, waiver, amendment or other decision in relation to any Finance Document within 15 Business Days of that request (or any longer period agreed by the Borrower and the Agent), that Lender, its Commitment and its participation shall not be included for the purpose of calculating the Total Commitments or participations under the relevant Facility when ascertaining whether the Majority Lenders have responded to that request.

40.5                        Disenfranchisement of Defaulting Finance Parties

For so long as a Defaulting Finance Party has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments of any specified group of Lenders or the agreement of all Lenders or all of any specified group of Lenders has been obtained in respect of any request for instructions, consent, approval, waiver, amendment or other decision under the Finance Documents, that Defaulting Finance Party’s Commitments will be reduced by the amount of its Available Commitments.

For the purposes of this Clause, the Agent may assume that the following Lenders are Defaulting Finance Parties:

(a)                                 any Lender which has notified the Agent that it has become a Defaulting Finance Party;

(b)                                 any Lender in relation to which the relevant officers of the Agent having day to day conduct of its role are aware that any of the events or circumstances referred to in the definition of “Defaulting Finance Party” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Finance Party.

40.6                        Replacement of a Defaulting Finance Party

(a)                                 The Borrower may, at any time a Lender has become and continues to be a Defaulting Finance Party, by giving 5 Business Days’ prior written notice to the Agent and such Lender require that Defaulting Finance Party to do one of the following under Clause 26 (Changes to the Lenders) and the Defaulting Finance Party shall comply with the notice:

(i)                                     transfer all of its rights and obligations under this Agreement;

(ii)                                  transfer all of the undrawn Facility A Commitment and Facility B Commitment (if any) of the Lender; or

(iii)                               transfer all of its rights and obligations in respect of Facility A and Facility B (if any),

to a Lender or another bank, financial institution, or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (a “Replacement Lender”) selected by a Borrower, and which (unless the Agent is an Defaulting Finance Party) is acceptable to the Agent (acting reasonably) or in case of any transfer of a Facility B Commitment is acceptable to the Issuing Bank, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Break Costs and other amounts payable in relation to them under the Finance Documents.

(b)                                 Any transfer of rights and obligations of a Defaulting Finance Party pursuant to this Clause 40 (Instructions and Decisions) shall be subject to the following conditions:

(i)                                     a Borrower shall have no right to replace the Agent or Security Trustee;

(ii)                                  neither the Agent nor the Defaulting Finance Party shall have any obligation to a Borrower to find a Replacement Lender;

(iii)                               the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above; and

(iv)                              in no event shall the Defaulting Finance Party be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Finance Party pursuant to the Finance Documents.

41.                               CONFIDENTIALITY

41.1                        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent that Confidential Information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles.

41.2                        Disclosure of Confidential Information Any Finance Party may disclose:

(a)                                 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall, be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                                 to any person:

(i)                                     to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                                  with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                               appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.14 (Relationship with the Lenders));

(iv)                              who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (ii) above;

(v)                                 to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vi)                              to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vii)                           to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.8 (Security over Lenders’ rights);

(viii)                        who is a Party; or

(ix)                              with the consent of a Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                               in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                               in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                               in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)                                  to any person appointed by that Finance Party or by a person to whom paragraph (b) (i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between a Borrower and the relevant Finance Party; and

(d)                                 to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

41.3                        Disclosure to numbering service providers

(a)                                 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)                                     names of Obligors;

(ii)                                  country of domicile of Obligors;

(iii)                               place of incorporation of Obligors;

(iv)                              date of this Agreement;

(v)                                 Clause 47 (Governing Law);

(vi)                              the names of the Agent and the Arranger;

(vii)                           date of each amendment and restatement of this Agreement;

(viii)                        amounts of, and names of, the Facilities (and any tranches);

(ix)                              amount of Total Commitments;

(x)                                 currencies of the Facilities;

(xi)                              type of Facilities;

(xii)                           ranking of Facilities;

(xiii)                        Termination Date for Facilities;

(xiv)                       changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)                          such other information agreed between such Finance Party and a Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)                                 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)                                  Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)                                 The Agent shall notify a Borrower and the other Finance Parties of:

(i)                                     the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)                                  the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

41.4                        Entire agreement

This Clause 41 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.5                        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.6                        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform a Borrower:

(a)                                 of the circumstances of any disclosure of Confidential Information made pursuant to paragraphs (b)(v) and (b)(vi) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                                 upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidentiality).

41.7                        Continuing obligations

The obligations in this Clause 41 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                                 the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                                 the date on which such Finance Party otherwise ceases to be a Finance Party.

42.                               PPSA PROVISIONS

Where any Finance Party has a security interest (as defined in the PPSA) under any Finance Document, to the extent the law permits:

(a)                                 for the purposes of sections 115(1) and 115(7) of the PPSA:

(i)                                     each Finance Party with the benefit of the security interest need not comply with sections 95, 118, 121(4), 125,130, 132(3)(d) or 132(4) of the PPSA; and

(ii)                                  sections 142 and 143 of the PPSA are excluded;

(b)                                 for the purposes of section 115(7) of the PPSA, each Finance Party with the benefit of the security interest need not comply with sections 132 and 137(3);

(c)                                  each Party waives its right to receive from any Finance Party any notice required under the PPSA (including a notice of a verification statement);

(d)                                 if a Finance Party with the benefit of a security interest exercises a right, power or remedy in connection with it, that exercise is taken not to be an exercise of a right, power or remedy under the PPSA unless the Finance Party states otherwise at the time of exercise. However, this Clause 42 does not apply to a right, power or remedy which can only be exercised under the PPSA; and

(e)                                  if the PPSA is amended to permit the Parties to agree not to comply with or to exclude other provisions of the PPSA, the Agent may notify a Borrower and the Finance Parties that any of these provisions is excluded, or that the Finance Parties need not comply with any of these provisions.

This does not affect any rights a person has or would have other than by reason of the PPSA and applies despite any other Clause in any Finance Document.

43.                               CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS

43.1                        Confidentiality and disclosure

(a)                                 The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)                                 The Agent may disclose:

(i)                                     any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 10.4 (Notification of rates of interest); and

(ii)                                  any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA - Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)                                  The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)                                     any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)                                  any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)                               any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)                              any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)                                 The Agent’s obligations in this Clause 43 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make, notifications under Clause 10.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

43.2                        Related obligations

(a)                                 The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)                                 The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)                                     of the circumstances of any disclosure made pursuant to Clause 43.1(c)(ii) (Confidentiality and disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                  upon becoming aware that any information has been disclosed in breach of this Clause 43 (Confidentiality of Funding Rates and Reference Bank Quotations).

43.3                        No Event of Default

No Event of Default will occur under Clause 24.17 (Events of Default) by reason only of an Obligor’s failure to comply with this Clause 43 (Confidentiality of Funding Rates and Reference Bank Quotations).

44.                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

45.                               INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations (and any other payment obligations of any Obligor) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Utilisations and cancellation or expiry of the Commitments.

46.                               ACKNOWLEDGEMENT

Except as expressly set out in the Finance Documents none of the Asia Pacific Loan Market Association, the Finance Parties or any of their advisers have given any representation or warranty or other assurance to any Obligor in relation to the Finance Documents and the transactions they contemplate, including as to tax or other effects. The Obligors have not relied on any of them or on any conduct (including any recommendation) by any of them. The Obligors have obtained their own tax and legal advice.

The Code of Banking Practice does not apply to the Finance Documents and the transactions under them.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

47.                               GOVERNING LAW

This Agreement is governed by Queensland law.

48.                               ENFORCEMENT

48.1                        Jurisdiction

(a)                                 The courts having jurisdiction in Queensland have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement (a “Dispute”).

(b)                                 The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  Notwithstanding paragraph (a) above, no Finance Party or Beneficiary shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and the Beneficiaries may take concurrent proceedings in any number of jurisdictions.

48.2                        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(a)                                 irrevocably appoints the Original Borrower as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)                                 agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

48.3                        Certain ERISA Matters

(a)                                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(i)                                     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments or this Agreement,

(ii)                                  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement,

(iii)                               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the letters of credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement, or

(iv)                              such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)                                 In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the letters of credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Finance Document or any documents related hereto or thereto).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

EXECUTED VERSION

Schedule 1

THE ORIGINAL LENDERS

[***]

Schedule 2

CONDITIONS PRECEDENT

[***]

Schedule 3

REQUESTS

[***]

Schedule 4

FORM OF TRANSFER CERTIFICATE

[***]

Schedule 5

FORM OF ACCESSION LETTER

[***]

Schedule 6

FORM OF RESIGNATION LETTER

[***]

Schedule 7

FORM OF COMPLIANCE CERTIFICATE

[***]

Schedule 8

FORM OF CONFIDENTIALITY UNDERTAKING

[***]

EXECUTED VERSION

Schedule 9

Timetables

[***]

EXECUTED VERSION

Schedule 10

Real Property

[***]

EXECUTION VERSION

Schedule 11

Restructure - Steps Paper

[***]

EXECUTION PAGES

Executed as an Agreement on the date shown on the first page.

Each person who executes this Agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

BORROWER

Signed for and on behalf of CORONADO FINANCE PTY LTD by its attorney Ayten Saridas under power of attorney dated 13 September 2018 in the presence of:	/s/Ayten Saridas

/s/Melanie Hunter
Signature of witness

Melanie Hunter
Name of witness (BLOCK LETTERS)

[***]
Address of witness

PARENT
CORONADO GLOBAL RESOURCES, INC

	By:	/s/Ayten Saridas
	Name:	Ayten Saridas:
	Title:	Authorized Signatory

ORIGINAL GUARANTORS (including the Parent)

Signed for and on behalf of CORONADO FINANCE PTY LTD by its attorney Ayten Saridas under power of attorney dated 13 September 2018 in the presence of:	/s/Ayten Saridas

/s/Melanie Hunter
Signature of witness

Melanie Hunter
Name of witness (BLOCK LETTERS)

Address of witness
CORONADO GLOBAL RESOURCES, INC

	By:	/s/Ayten Saridas
	Name:	Ayten Saridas:
	Title:	Authorized Signatory

Signed for and on behalf of CORONADO AUSTRALIA HOLDINGS PTY LTD by its attorney Ayten Saridas under power of attorney dated 13 September 2018 in the presence of:	/s/Ayten Saridas

/s/Melanie Hunter
Signature of witness

Melanie Hunter
Name of witness (BLOCK LETTERS)

[***]
Address of witness

Signed for and on behalf of CORONADO CURRAGH PTY LTD by its attorney Ayten Saridas under power of attorney dated 13 September 2018 in the presence of:

/s/Ayten Saridas

/s/Melanie Hunter
Signature of witness

Melanie Hunter
Name of witness (BLOCK LETTERS)

[***]
Address of witness

CORONADO COAL LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas:
Title:	Authorized Signatory

CORONADO II LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas:
Title:	Authorized Signatory

CORONADO IV LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas:
Title:	Authorized Signatory

Signed for and on behalf of CURRAGH QUEENSLAND MINING PTY LTD by its attorney Ayten Saridas under power of attorney dated 13 September 2018 in the presence of:	/s/Ayten Saridas

/s/Melanie Hunter
Signature of witness

Melanie Hunter
Name of witness (BLOCK LETTERS)

[***]
Address of witness

Signed for and on behalf of CURRAGH COAL SALES CO. PTY. LTD. by its attorney Ayten Saridas under power of attorney dated 13 September 2018 in the presence of:

/s/Ayten Saridas

/s/Melanie Hunter
Signature of witness

Melanie Hunter
Name of witness (BLOCK LETTERS)

[***]
Address of witness

POWHATAN MID-VOL COAL SALES, L.L.C.

By:	/s/Ayten Saridas
Name:	Ayten Sarid
Title:	Authorized Signatory

MATOAKA LAND COMPANY, LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

GREENBRIER SMOKELESS COAL MINING, L.L.C.

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

CORONADO COAL II LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

CORONADO CURRAGH LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

BUCHANAN MINING COMPANY LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

CORONADO VA, LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

GREENBRIER MINERALS, LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

MIDLAND TRAIL RESOURCES LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

BUCHANAN MINERALS, LLC

By:	/s/Ayten Saridas
Name:	Ayten Saridas
Title:	Authorized Signatory

AGENT

Signed for and on behalf of Westpac Banking Corporation ABN 33 007 457 141 by its Attorney under a Power of Attorney dated 17 January 2001, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

/s/Ruby Gacosta
Signature of Attorney

Ruby Gacosta
/s/Jo Cassar	Tier Three Attorney
Signature of Witness	Name of Attorney in Full

Jo Cassar
Name of Witness in full

ARRANGER

Signed for and on behalf of Westpac Banking Corporation ABN 33 007 457 141 by its Attorney under a Power of Attorney dated 17 January 2001, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

/s/Liron Israeli
Signature of Attorney

Liron Israeli
/s/Ruby Gacosta	Tier 3 Attorney
Signature of Witness	Name of Attorney in Full

Ruby Gacosta
Name of Witness in full

LENDERS

Signed for and on behalf of Westpac Banking Corporation ABN 33 007 457 141 by its Attorney under a Power of Attorney dated 17 January 2001, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

/s/Liron Israeli
Signature of Attorney
Liron Israeli
/s/Ruby Gacosta	Tier 3 Attorney
Signature of Witness	Name of Attorney in Full

Ruby Gacosta
Name of Witness in full